UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 7, 2022

Letter from our Chair and

Chief Executive Officer

We are pleased to invite you to the 2022 annual meeting of shareholders to be held on April 26, 2022 at 10:00 a.m., Eastern time. For the health and safety of our shareholders, employees, and communities, our 2022 annual meeting will be held virtually by webcast.

During the meeting, we will provide updates on how, by focusing on Responsible Growth, our company delivered for shareholders and all of our stakeholders in 2021.

You will also hear from Lionel Nowell, who assumed the role of Lead Independent Director following the 2021 annual meeting.

Your vote is important. We will make a $1 charitable donation for every shareholder account that votes; contributions will be made in equal parts to Feeding America and World Food Program USA. This is the sixth year Bank of America has made a $1 charitable donation for every shareholder account that votes—your participation in the 2021 annual meeting resulted in approximately $1.1 million in contributions to the National Urban League and UnidosUS.

I encourage you to read our 2022 Proxy Statement, our 2021 Annual Report, and the other proxy materials and the voting instructions on the pages that follow to ensure your shares are represented at the meeting.

BRIAN T. MOYNIHAN Chair and Chief Executive Officer

Letter from our Lead

Independent Director

The independent directors and I join Brian in inviting you to attend our company’s 2022 annual meeting of shareholders. The Board values input from our shareholders as the company executes our long-term strategy. As the Board’s Lead Independent Director, I meet regularly with investors and have participated in more than 70 investor meetings since being named the Lead Independent Director Successor in the fall of 2020. I share investors’ viewpoints with the Board, and that input enhances our decision-making.

During 2021 and early 2022, our dialogue covered broad-ranging topics, including: the Board’s diverse composition and breadth of experience; the Board’s oversight of risk, including climate risk; the Board’s oversight of our company’s decades-long commitment to advance racial equality and economic opportunity; and how our company continues to support our employees, our clients, and the communities we serve during the health crisis.

So that all shareholders have the opportunity to hear directly from our Board members, we continue to make available video interviews of each director discussing our company’s governance practices and what Responsible Growth means to us on our annual meeting website at https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

Our Board remains committed to building long-term value in the company through our continued focus on Responsible Growth. On behalf of the directors, I join Brian and the management team in thanking you for choosing to invest in Bank of America.

LIONEL L. NOWELL III Lead Independent Director

Notice of 2022 annual meeting of shareholders

Date and time:

April 26, 2022 10:00 a.m., Eastern time

Live audio webcast:

www.virtualshareholder meeting.com/BAC2022

Matters to be voted on:

•	Electing the 14 directors named in the proxy statement

•	A proposal approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)

•	A proposal ratifying the appointment of our independent registered public accounting firm for 2022

•	A proposal ratifying the Delaware Exclusive Forum Provision in our Bylaws

•	Shareholder proposals, if they are properly presented at our annual meeting

•	Any other business that may properly come before our annual meeting

Your vote is very important

Please submit your proxy as soon as possible by internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting, regardless of whether you attend the meeting.

Your vote is important—we want to hear from you and all of our other shareholders. On behalf of every shareholder account that votes, Bank of America will make a $1 charitable donation in equal parts to Feeding America and World Food Program USA.

Please refer to page 105 of this proxy statement for additional information on how to vote your shares and attend our annual meeting virtually.

Record date

Bank of America shareholders, as of the close of business on March 1, 2022, will be entitled to vote at our annual meeting and any adjournments or postponements of the meeting.

In support of the health and safety of our shareholders and employees, we will hold our annual meeting this year solely by means of remote communication via audio webcast at www.virtualshareholdermeeting.com/BAC2022. You will be able to participate in the virtual annual meeting online, vote your shares electronically, and submit questions during the meeting. Shareholders of record may also view the list of registered holders entitled to vote at our annual meeting. You will not be able to attend the annual meeting in person.

By order of the Board of Directors,

ROSS E. JEFFRIES, JR. Deputy General Counsel and Corporate Secretary March 7, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2022:

Our 2022 Proxy Statement and 2021 Annual Report to shareholders are available at https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

Internet availability of proxy materials. We mailed or emailed to most of our shareholders a Notice of Internet Availability of our proxy materials with instructions on how to access our proxy materials online and how to vote. If you are a registered holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 505005, Louisville, KY 40233; toll free: 800-642-9855; or at www.computershare.com/bac. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.

Proxy statement availability. We are providing or making available this proxy statement to solicit your proxy to vote on the matters presented at our annual meeting. We commenced providing and making available this proxy statement on March 7, 2022. Our Board requests that you submit your proxy by internet, telephone, or mail so that your shares will be represented and voted at our annual meeting.

Forward-looking statements. Certain statements contained in this proxy statement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our 2021 Annual Report on Form 10-K (2021 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Proxy statement summary

Proxy statement summary

Your vote is important

How to vote your shares

You may vote if you were a shareholder as of the close of business on March 1, 2022.

Your vote is important—we want to hear from you and all of our other shareholders. On behalf of every shareholder account that votes, Bank of America will make a $1 charitable donation in equal parts to Feeding America and World Food Program USA.

The Feeding America network is the nation’s largest domestic hunger-relief organization, working to connect people with food and end hunger. Its donors, staff, and volunteers all play an important role in its efforts to end hunger in the United States. World Food Program USA, a recognized leader in America’s pursuit to end world hunger, is dedicated to building support within the U.S. for the United Nations World Food Programme (WFP). WFP is the world’s largest humanitarian organization, saving lives in emergencies and using food assistance to build a pathway to peace, stability and prosperity for people recovering from conflict, disasters, and the impact of climate change.

For more information about our $1 charitable donation, see page 106.

To review our 2022 Proxy Statement, 2021 Annual Report, and other information relating to our

2022 annual meeting online, go to https://investor.bankofamerica.com/events-and-presentations

/annual-shareholder-meeting.

Attending the annual meeting

To attend, vote, and submit questions during our annual meeting, visit www.virtualshareholdermeeting.com/BAC2022 and enter the 16-digit control number found in the email or on the Notice of Internet Availability of Proxy Materials previously notifying you of the availability of our proxy materials, or on the proxy card or the voting instruction form or legal proxy provided to you by the broker that holds your shares. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode, but you will not be able to vote your shares or otherwise participate in the meeting.

We encourage shareholders to log in to the website and access the webcast beginning approximately 15 minutes before the annual meeting’s 10:00 a.m., Eastern time start time. If you experience technical difficulties, please contact our proxy voting intermediary, Broadridge, at 844-986-0822 or 303-562-9302. See “Attending our annual meeting” on page 107.

As always, we encourage you to vote your shares prior to the meeting.

1	2022 PROXY STATEMENT

Proxy statement summary

Strategic objectives

What would you like the power to do?®

At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose and achieve Responsible Growth.

Our values • Deliver together • Act responsibly • Realize the power of our people • Trust the team	Our purpose To help make financial lives better, through the power of every connection	Responsible growth • We must grow and win in the market – no excuses • We must grow with our customer-focused strategy • We must grow within our risk framework • We must grow in a sustainable manner

Eight lines of business—how we serve the core financial needs of people, companies, and institutions

BANK OF AMERICA	2

Proxy statement summary

2021 Company Performance — Responsible Growth

($ in billions, unless otherwise indicated)

GROW AND WIN IN THE MARKET	2021	CHANGE FROM 2020	GROW WITHIN OUR RISK FRAMEWORK	2021	CHANGE FROM 2020

Net income	$32.0	79%	Net charge-off ratio	0.25%	(17) bps

Revenue	$89.1	4%	Net charge-offs	$2.2	(46%	)

Ending loans in business segments	$963	6%	90-day delinquent loans	$1.5	(30%	)

Ending deposits	$2,064	15%	Nonperforming loans	$4.6	(8%	)

Share repurchases and common stock dividends(1)	$31.7	138%	Reservable criticized commercial exposure	$22.4	(42%	)

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY			Commercial committed exposure	$1,130	9%

Net new consumer checking accounts	901 thousand	147%	Risk-weighted assets(4)	$1,618	9%

Retail (Consumer Banking & Wealth Management) deposits	$1,445	17%	G-SIB surcharge capital buffer(5)	2.5%	—

New card originations(2)	3.6 million	43%	Average market risk VaR for trading(6)	$97 million	(8%	)

Preferred Rewards clients	9.4 million	11%	% of days with trading losses	3%	100 bps

Merrill net new households	23 thousand	6%	GROW IN A SUSTAINABLE MANNER

Private Bank net new households	2 thousand	7%	Brand favorability	69.7%	2.2%

AUM net flows(3)	$73	223%	Consumer Banking satisfaction	78.9%	(0.2%	)

Global treasury services foreign exchange volumes	18.6 million	14%	Employee engagement score	88%	(3%	)

CashPro platform payment approval volumes	8.2 million	119%	Employee turnover	12%	5%

Powered by award winning digital capabilities...			Noninterest expense	$59.7	8%

Digital verified users	54.0 million	4%	Efficiency ratio	67%	248 bps

Active digital users	41.4 million	5%	Tech initiative spending	$3.4	(2%	)

# of digital logins	10.5 billion	15%	# of Balance Assist loans	171 thousand	N/M

Zelle transaction volume	$231	64%	# of SafeBalance accounts	3.2 million	36%

Digital adoption	70%	184 bps	Low carbon investing	~$155	210%

Erica interactions (volume)	427 million	217%	Investments in Community Development Financial Institutions (CDFI)	$2	11%
			Philanthropic (cash) investments	$370 million	5%

N/M	= not meaningful
(1)	Including repurchases to offset shares awarded under equity-based compensation plans.
(2)	Excludes Small Business.
(3)	AUM stands for Assets Under Management. Represents Consumer and GWIM AUM flows.
(4)	Risk-weighted assets are presented for the approach that yields the lower common equity tier 1 ratio, which was the Standardized approach at December 31, 2021 and 2020.
(5)	“G-SIBs” are global systemically important banks designated by the Financial Stability Board as of November 23, 2021.
(6)	VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level
(7)	Primary competitor group consists of Citigroup Inc., The Goldman Sachs Group, Inc., JPMorgan Chase & Co., Morgan Stanley, and Wells Fargo & Company.

3	2022 PROXY STATEMENT

Proxy statement summary

Governance objectives

Our Board of Directors oversees the development and execution of our strategy. The Board has adopted robust governance practices and procedures consistent with our focus on driving Responsible Growth. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight, and increase its effectiveness. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance and rigorous risk management.

Thoughtful, interconnected governance processes

Active independent oversight

- Our Lead Independent Director, who was selected through an intentional and deliberative process, has robust and well-defined duties as set forth in our Corporate Governance Guidelines; these duties extend beyond those of a traditional lead director. See page 25.
- Our independent directors, including the Lead Independent Director and chairs of the Board's committees, meet directly with our company's primary regulators on a regular basis.
- Our independent directors meet privately in executive session on a regular basis without our Chair and CEO or other members of management present, and held 14 such executive sessions in 2021.
- Our Board formally reviews CEO and senior management succession at least twice annually, and assesses candidates during Board and committee meetings and in less formal settings. See page 28.
- Our independent directors review the CEO's annual performance and set his compensation. See page 33.

Year-round self-evaluation

- Our Board and committees conduct intensive and integrated self-evaluations. Annually, our directors formally assess Board effectiveness, with particular emphasis on areas such as Board composition, focus, culture, and process. See page 26.
- In addition to the formal self-evaluation process and executive sessions, our Lead Independent Director speaks individually with each Board member at least quarterly.
- The self-evaluations also confirm the appropriate mix of Board skills to oversee execution of our strategies and drive Responsible Growth.
- Directors routinely identify and request presentations on topics of interest, such as strategy, competitors, emerging risks including cyber and climate, and the company's environmental, social, and governance (ESG) activities.
- Our Board regularly assesses its optimal leadership structure. See page 24.
- Our Board receives shareholder feedback on its governance practices through extensive, year-round outreach. See page 35.

Enhanced director succession planning & recruitment

- Our Board is committed to orderly succession planning, regular renewal and refreshment, and diversity of thought and experience.
- Our Board has continuously enhanced the director succession planning and selection process, resulting in an experienced, diverse group of nominees. See page 9.
- Our Board utilizes a deliberate process to assess candidates and nominees, including reviewing independence, diversity, skills, experience, service on other boards, other time commitments, and any potential conflicts of interest.
- Our Board's rigorous onboarding and director education processes complement this enhanced recruitment process. See page 27.
- Our Board has adopted a formal Lead Independent Director and Chair emergency succession policy.
- Our Corporate Governance, ESG, and Sustainability Committee has responsibility for our Lead Independent Director succession process, as part of overall Board leadership succession planning.

(1)

Our director nominees’ average tenure is calculated by full years of completed service based on date of initial election as of our annual meeting date; source for S&P 500 average: 2021 Spencer Stuart Board Index.

BANK OF AMERICA	4

Proxy statement summary

Our shareholders inform and guide achievement of governance objectives

We interact with our investors in a variety of ways. Our Investor Relations team regularly meets with investors, prospective investors, and investment analysts. These meetings often include participation by our Chair and CEO, Chief Financial Officer, or line of business leaders, and they generally are focused on how we deliver growth and drive our strategy by focusing on Responsible Growth Responsible Growth. In addition to the Investor Relations meetings, our Board and management also routinely engage with our shareholders and other stakeholders. Throughout 2021 and into 2022, we provided direct updates about our Board and our company to our 250 largest shareholders representing approximately 66% of our shares outstanding and to key stakeholders. During that same time period, our Lead Independent Director and management met with shareholders representing approximately 34% or 2.8 billion of our shares outstanding and with other stakeholders to solicit their input on important corporate governance, executive compensation, and ESG matters, including racial equality and economic opportunity, human capital management, pandemic-related developments, environmental initiatives, and climate risk. This ongoing exchange has informed our Board’s meeting agendas, and contributes to governance and disclosure enhancements that help us address the issues our shareholders and key stakeholders tell us matter most to them. Importantly, this engagement process complements Responsible Growth and assists us in achieving our strategic objectives, creating long-term value, maintaining our culture of compliance, and contributing to our ESG activities.

This engagement process is an important part of how we drive progress on our corporate governance objectives and our human capital, compensation, environmental, climate, and other ESG initiatives.

Lionel Nowell, our Lead Independent Director, is an integral part of our year-round shareholder engagement process. Since being named the Lead Independent Director successor in the fall of 2020, he has participated in over 70 investor meetings, representing shareholders holding more than one third of our company’s outstanding shares.

Our Board-driven shareholder engagement process

Our Board **assesses and monitors**:

- investor sentiment
- shareholder voting results
- trends in governance, executive compensation, human capital management, regulatory, environmental, social, and other matters

Our Board **identifies and prioritizes** potential topics for shareholder engagement

Directors and executive management regularly meet with shareholders to **actively solicit input** on a range of issues, and report shareholder views to our Board

A **two-way dialogue is maintained** to clarify and deepen our Board's understanding of shareholder concerns, and to provide shareholders with insight into our Board's processes

Our management also **routinely engage with investors** at conferences and other forums

Outreach
Respond
Evaluate
Prepare

Shareholder input informs our Board's ongoing process of **continually enhancing governance** and other practices

Our Board and executive management review shareholder input to **identify consistent themes**, and **research and evaluate** any identified issues or concerns

Our Board responds, as appropriate, with continued discussion with shareholders and enhancements to policy, practices, and disclosure

For more information on **governance enhancements** informed by shareholder input, please see page 37

See “Shareholder engagement” on page 35 for more information on our shareholder engagement philosophy and activities.

5	2022 PROXY STATEMENT

Proxy statement summary

Compensation highlights

Pay-for-performance compensation philosophy

Our compensation philosophy is to pay for performance over the long term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures—including the manner in which results are achieved. These considerations reinforce and promote Responsible Growth and maintain alignment with our Risk Framework.

Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. A majority of total variable compensation granted to named executive officers is in deferred equity-based awards, further encouraging long-term focus on generating sustainable growth.

By focusing on Responsible Growth, we delivered strong results in 2021

In recognition of our overall company performance, and the CEO’s individual performance, the Compensation and Human Capital Committee and the Board’s independent directors determined the following 2021 compensation for our CEO:

•  Total compensation, inclusive of base salary and equity-based incentives, of $32.0 million, up from 2020 total compensation of $24.5 million

•  Based on shareholder input and our Board’s assessment, pay structure is unchanged from prior years

•  95.3% of Mr. Moynihan’s total compensation is variable and directly linked to company performance. All CEO variable compensation was awarded in equity (as it has been since 2010)

•  Half of Mr. Moynihan’s variable compensation is performance restricted stock units (PRSUs) that must be re-earned based on sustained three-year average performance of key metrics (return on assets and growth in adjusted tangible book value)

•  The remainder of the CEO’s variable pay is 30% cash-settled restricted stock units (CRSUs) and 20% time-based restricted stock units (TRSUs) settled in stock; TRSUs will vest over four years, consistent with TRSUs granted last year

•  Mr. Moynihan must hold 50% of net after-tax shares received from equity-based awards until one year after retirement

Compensation risk management features

•	Mix of fixed and variable pay

•	Balanced, risk-adjusted performance measures

•	Pay-for-performance process that bases individual awards on actual results and how those results were achieved

•	Review of independent control function feedback in performance
•	Deferral of a majority of variable pay through equity-based awards

•	Robust stock ownership requirements, and executive officers must hold 50% of net after-tax shares received from equity-based awards until retirement

•	Use of multiple cancellation and clawback features for equity-based awards

Historical “Say on Pay” votes

Our Compensation and Human Capital Committee believes the results of last year’s “Say on Pay” vote and input from our shareholder engagement affirmed our shareholders’ support of our company’s executive compensation program. This informed our decision to maintain a consistent overall approach in setting executive compensation for 2021.

See “Compensation discussion and analysis” on page 54.

(1)	Common equity tier 1 (CET1) capital ratio.
(2)	Total compensation pay components do not equal 100% due to rounding. For additional information about compensation paid, accrued, or awarded in 2021, see “Executive compensation” on page 70.

BANK OF AMERICA	6

Proxy statement summary

Responsible Growth(1) and our ESG leadership

At Bank of America, we have long operated our company to drive and deliver Responsible Growth.

Responsible Growth has four straightforward tenets:

•  We must grow and win the market—no excuses

•  We must grow with our customer-focused strategy

•  We must grow within our risk framework

•  We must grow in a sustainable manner

We grow in a sustainable manner by:

•  sharing our success with the communities we serve, including through our wide-ranging ESG activities

•  being a great place to work for our teammates

•  driving operational excellence(2) so that we can continue to invest in our employees and our capabilities

Through our focus on Responsible Growth, we deliver profits and purpose. In 2021, we had record net income of $32 billion and helped drive progress on major issues facing society.

To learn more, visithttp://bankofamerica.com/responsiblegrowth

Our commitment to sharing our success

To drive Responsible Growth, our growth must be sustainable. This includes sharing our success in support of the communities in which we work and live. We do this in numerous ways.

Sharing success in our communities. We help our clients realize their financial goals by offering a full suite of consumer banking products and services, digital banking, investment management, small business and commercial banking, large corporate banking, and markets businesses. Over time, we’ve made significant changes to our overdraft services and solutions, eliminating non-sufficient funds fees and reducing clients’ reliance on overdraft, and providing resources to help clients manage their deposit accounts and finances responsibly. We help our communities through philanthropy and partnerships to create economic opportunity. We invest in low- and moderate-income (LMI) neighborhoods to create jobs and provide opportunities. We expanded our Pathways program, which began with a commitment to hire 10,000 teammates from LMI neighborhoods, to make an additional 10,000 LMI hires. We tripled our mortgage assistance program to make available up to $15 billion to help 60,000 LMI individuals and families purchase a home. We spend over $2 billion annually with our minority-owned and women-owned suppliers and vendors. We committed $1.25 billion over five years to help advance racial equality and economic opportunity, with over $450 million already committed to help address critical issues and fill long-term gaps, including skills and job readiness, medical capacity and access, small business support, and affordable housing. Our commitment and how we share success with our communities is dynamic and multifaceted. Read about them in more detail on pages 39 through 40.

Helping reach a clean energy future. We continue to make progress on our strategy to support and finance the transition to an environmentally sustainable, low-carbon economy. In 2021, we announced our goal to achieve net zero greenhouse gas (GHG) emissions in our financing activities, operations, and supply chain before 2050 (Net Zero Goal). We engage with our clients to support their transitions to net zero GHG emissions and plan to establish interim emissions reduction targets for high-emitting portfolios, including energy and power, to help our clients make progress on their plans. In 2021, we also announced a goal to deploy $1 trillion by 2030 to accelerate the transition to a low-carbon, sustainable economy by providing lending, capital raising, advisory and investment services, and by developing other client-driven financial solutions. This commitment anchors a broader $1.5 trillion sustainable finance goal to support both environmental transition and social inclusive development, which spans business activities across the globe. These goals are aligned to address the United Nations’ Sustainable Development Goals and are intended to help drive business opportunities and enhance risk management related to the transition to a low-carbon economy. We participate in financial industry initiatives designed to drive the convergence of net zero GHG emissions approaches. We joined the Partnership for Carbon Accounting Financials (PCAF) to help develop a consistent methodology to assess and disclose financed emissions. We helped to launch the Net-Zero Banking Alliance (NZBA), which outlines guidelines for banks to achieve net zero GHG emissions including requirements for setting long-term and interim targets. We are transparent about our goals and progress, including in our Task Force on Climate-Related Financial Disclosures (TCFD) Report, which we will update in 2022. In our own operations, we have been carbon neutral with respect to Scope 1 and 2 emissions since 2019, and we purchase renewable energy to meet 100% of our power needs for our operations. More details on our approach to addressing the clean energy transition and managing risk in our financing activities can be found under “Our ESG leadership” starting on page 38, Proposal 8 starting on page 98, and our Environmental and Social Risk Policy Framework available at www.bankofamerica.com/ESRPF.

(1)

Company goals are aspirational and not guarantees or promises that all goals will be met. Statistics and metrics included in this “Responsible Growth” section are estimates and may be based on assumptions or developing standards. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this proxy statement.

(2)	See our 2021 Annual Report for additional information.

7	2022 PROXY STATEMENT

Proxy statement summary

Our commitment to being a great place to work

Another way we drive Responsible Growth and grow in a sustainable manner is by being a great place to work for our teammates. We deliver on this commitment by being a diverse and inclusive workplace, attracting and developing exceptional talent, supporting employees’ physical, emotional, and financial wellness, and recognizing and rewarding performance. Through this lens, we provide compensation, benefits, and resources to employees that enhance their experience and further their careers with us. We value and promote diversity and inclusion in every aspect of our business and at every level of our organization. Our commitment to creating a diverse and inclusive environment starts at the top with oversight from our Board and CEO. Our management team sets diversity and inclusion goals, and drives our diversity and inclusion strategy, programs, initiatives, and policies. We consider achievement of diversity goals in performance management for managers. We hold ourselves accountable each year by asking our workforce to tell us how we are doing in our Employee Satisfaction Survey, which has a Diversity & Inclusion component. We seek to build a diverse pipeline of candidates for positions at all levels of the company, including leadership positions. Our practices and policies have also resulted in strong representation across our employee population, with the composition of our workforce mirroring the clients and communities we serve.

Director nominees	Top three management levels	Global workforce	2021 Campus hires

50% diverse(1)	42% women 24% people of color (8% Asian, 9% Black/African American, 6% Hispanic/Latino)	50% women 49% people of color {13% Asian, 14% Black/African American, 19% Hispanic}	46% women 53% people of color
Management team
55% diverse(1)

We invest in our talent by offering a range of programs and resources that allow employees to develop and progress in their careers. We reinforce our commitment to diversity and inclusion by investing internally in our employee networks and by facilitating enterprise-wide learning and conversations about various diversity and inclusion topics and issues. Further, we partner with various external organizations, which focus on advancing diverse talent. We also have practices in place for attracting and retaining diverse talent, including campus recruitment. We further drive the advancement and representation of women and people of color in our company through our pay-for-performance compensation approach that strives to recognize and reward performance with competitive and fair pay for the work each teammate does at all levels of our company, and through our commitment to equal pay for equal work. Our focus on being a great place to work is highlighted in our 2021 Annual Report, which accompanies this proxy statement and described in further detail in “Our ESG leadership” starting on page 38.

Our Board actively oversees our focus on ESG

Our Board actively oversees our drive for Responsible Growth through comprehensive ESG-governance and oversight practices that further the independent examination of our ESG activities, processes, and strategies.

(1)	Includes women and people of color; CEO included with Director nominees

BANK OF AMERICA	8

Proposal 1: Electing directors

Proposal 1: Electing directors

Our Board is presenting 14 nominees for election as directors at our annual meeting. All nominees currently serve as directors on our Board and were elected by you at our 2021 annual meeting of shareholders. Each director elected at the meeting will serve until our 2023 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Our Corporate Governance Guidelines provide that an individual who would be age 75 as of the time of election shall not be nominated for initial election to the Board, provided that the Board may approve the nomination for reelection of a director who would be age 75 at the time of the election, if, in light of all the circumstances, the Board determines that it is in the best interests of our company and shareholders. After serving more than 18 years on our Board, including most recently as the Chair of the Corporate Governance, ESG, and Sustainability Committee, Thomas J. May, who has reached the retirement age of 75, will retire at our annual meeting. In addition, after serving more than 12 years on our Board, Susan S. Bies has informed the Board that she will not seek reelection, one year ahead of reaching age 75, and also will retire at our annual meeting. In light of Mr. May’s and Ms. Bies’s retirements, the size of our Board will be reduced to 14 as of the annual meeting.

Nominee	Age(1)	Principal occupation	Director since	Independent	Other U.S.-listed company boards	Committee membership (C = Chair)
Sharon L. Allen	70	Former Chairman, Deloitte LLP	2012	Yes	2	Audit (C) Corporate Governance, ESG, and Sustainability
Frank P. Bramble, Sr.	73	Former Executive Vice Chairman, MBNA Corporation	2006	Yes	None	Corporate Governance, ESG, and Sustainability Enterprise Risk (C)
Pierre J.P. de Weck	71	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG	2013	Yes	None	Compensation and Human Capital Enterprise Risk
Arnold W. Donald	67	President and CEO, Carnival Corporation and Carnival plc	2013	Yes	1	Audit Compensation and Human Capital
Linda P. Hudson	71	Former Chairman and CEO, The Cardea Group, LLC; Former President and CEO, BAE Systems, Inc.	2012	Yes	2	Compensation and Human Capital Enterprise Risk
Monica C. Lozano	65	CEO, College Futures Foundation; Former Chairman, US Hispanic Media Inc.	2006	Yes	2	Compensation and Human Capital (C) Enterprise Risk
Brian T. Moynihan	62	Chair and CEO, Bank of America Corporation	2010	No	None	None
Lionel L. Nowell III	67	Lead Independent Director, Bank of America Corporation; Former SVP and Treasurer, PepsiCo, Inc.	2013	Yes	2	None
Denise L. Ramos	65	Former CEO, ITT Inc.	2019	Yes	2	Audit Compensation and Human Capital
Clayton S. Rose	63	President, Bowdoin College	2018(2)	Yes	None	Audit Compensation and Human Capital
Michael D. White	70	Former Chairman, President and CEO, DIRECTV	2016	Yes	2	Audit Compensation and Human Capital
Thomas D. Woods	69	Former Vice Chairman and SEVP, Canadian Imperial Bank of Commerce	2016	Yes	None	Corporate Governance, ESG, and Sustainability Enterprise Risk
R. David Yost	74	Former CEO, AmerisourceBergen Corporation	2012	Yes	2	Audit Compensation and Human Capital
Maria T. Zuber	62	Vice President for Research and E.A. Griswold Professor of Geophysics, Massachusetts Institute of Technology	2017	Yes	1	Corporate Governance, ESG, and Sustainability Enterprise Risk

For information regarding the number of Board and Committee meetings held in 2021, please see page 28.

(1)	Age as of annual meeting date.
(2)	Dr. Rose previously served as a member of our Board from 2013 to 2015.

9	2022 PROXY STATEMENT

Proposal 1: Electing directors

Identifying and evaluating director candidates

Board composition

Our Board oversees the business and affairs of the company. Our Board provides active and independent oversight of management. To carry out its responsibilities and set the appropriate tone at the top, our Board is keenly focused on the character, integrity, and qualifications of its members, and its leadership structure and composition.

Our Board believes our directors best serve our company and shareholders by possessing high personal integrity and character, demonstrated management and leadership ability, extensive experience within our industry and across sectors, and the ability to exercise their sound and independent judgment in a collegial manner.

Our Board seeks directors whose complementary knowledge, experience, and skills provide a broad range of perspectives and leadership expertise in financial services and other global, highly complex and regulated industries, strategic planning and business development, business operations, marketing and distribution, technology, cybersecurity, risk management and financial controls, human capital management, corporate governance, public policy, and other areas important to our company’s strategy and oversight. Our Board assesses directors’ age and tenure, and Board continuity; it strives to achieve a balance between the perspectives of new directors and those of longer-serving directors with industry and institutional insights. Our Board also evaluates whether directors are able to devote the time necessary to discharge their duties considering the time commitment involved in serving on the Board and its committees.

Our Board views diversity as a priority and seeks representation across a range of attributes. It regularly assesses our Board’s diversity when identifying and evaluating director candidates. See the next page. In addition, our Corporate Governance, ESG, and Sustainability Committee follows applicable regulations in confirming that our Board includes members who are independent, possess financial literacy and expertise, an understanding of risk management principles, policies, and practices, and have experience in identifying, assessing, and managing risk exposures.

Our current Board, including the 14 director nominees, reflects the Board’s commitment to identify, evaluate, and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. See “Our director nominees” on page 12.

Succession planning and the director recruitment process

Our Board regularly reviews and renews its composition. Our Corporate Governance, ESG, and Sustainability Committee is responsible for identifying and recommending director candidates to our Board for nomination using a director selection process that has been reviewed and acknowledged by our primary bank regulators. The Board, in coordination with the Board committees, also regularly considers Board leadership succession planning and committee membership. With the pending retirement of Mr. May, Chair of the Corporate Governance, ESG, and Sustainability Committee, at the annual meeting, the Board, with input from that Committee, has been reviewing committee succession and planning for leadership succession upon Mr. May’s retirement.

BANK OF AMERICA	10

Proposal 1: Electing directors

Assess. The Committee regularly reviews the mix of individual directors on our Board to assess the overall Board composition. Among other factors, the Committee considers our company’s strategy and needs; our directors’ experiences, diversity, tenure, and age; and the attributes and qualifications our Board identifies in its self-evaluations to develop criteria for potential candidates and assess whether these attributes and qualifications are additive to our overall Board composition.

To maintain a vibrant mixture of viewpoints and benefit from the fresh perspectives brought by new directors and the institutional knowledge and industry insights of directors having longer experience on our Board, the Committee reviews measures that enhance the Board’s succession planning process, including the appropriate retirement age and related tenure limitations, and ability to commit the time necessary in service to our company. For additional information on the average tenure of directors serving on our Board and each director’s tenure, see “Our director nominees” on page 12.

Identify. To drive effective Board renewal and director and Board leadership succession planning, the Committee has a regularly recurring agenda item to develop and review a diverse group of potential director candidates. Based on the factors and criteria developed in the assessment phase, the Committee engages third-party search firms to identify potential candidates for review. It considers and provides feedback on the then-current pool of director talent identified by search firms; the search firms periodically update the list of potential director candidates based on Committee and Board input.

In 2021, the Committee continued to develop the pool of potential director candidates using multiple external search firms. In its work with the external search firms, the Committee emphasizes the importance of diversity by requesting the inclusion of diverse candidates in its consideration of potential directors. Potential director candidates possess professional experiences and racial, ethnic, gender, nationality, and other relevant attributes aligned with Committee-specified criteria and with the qualities identified by our Board in recent self-evaluations. See “Board evaluation” on page 26 for additional information on our Board’s self-evaluation process. The Committee also considers candidates proposed by management and by our shareholders.

Evaluate. The Committee has an established process for evaluating director candidates that it follows regardless of who recommends the candidate for consideration. During this process, the Committee reviews available or self-identified information regarding each candidate, including but not limited to, professional qualifications, experience, and expertise, as well as race, ethnicity, gender, nationality, national origin, sexual orientation, military service, and other diverse characteristics. The Committee also reviews the candidate’s independence, absence of conflicts, and any reputational risks.

Our Board understands the time commitment involved in serving on the Board and its committees. The Committee assesses directors’ time commitment to the Board throughout the year, including through the annual formal self-evaluation process. The Committee evaluates whether candidates and serving directors are able to devote the time necessary to discharge their duties as directors, taking into account primary occupations, memberships on other boards, and other responsibilities. Prior to the annual renomination of currently serving directors, the Committee also assesses these factors. Once elected, directors are expected to seek Committee approval prior to joining the board of another public company. Directors who change principal occupations must offer to resign from the Board, subject to further evaluation by the Committee and the Lead Independent Director.

Recommend. The Board selected our 14 director nominees based on their satisfaction of the core attributes described on page 10, and the belief that each can continue making substantial contributions to our Board and company. Our Board believes our nominees’ breadth of experience and their diversity and mix of attributes strengthen our Board’s independent leadership and effective oversight of management, in the context of our company’s businesses, our industry’s operating environment, and our company’s long-term strategy.

Director diversity

When evaluating director candidates, our Corporate Governance, ESG, and Sustainability Committee reviews available or self-identified information regarding each candidate, including but not limited to, professional qualifications, experience, and expertise, as well as race, ethnicity, gender, nationality, national origin, sexual orientation, military service and other diverse characteristics.

Director time commitment

Our Corporate Governance Guidelines limit the maximum number of public company boards on which a director on our Board may serve to four public companies (including our Board), and specify that any public company chief executive officer who serves as a director on our Board may not serve on the boards of more than three public companies (including our Board). All of our directors and director nominees comply with this policy.

Through our Corporate Governance, ESG, and Sustainability Committee, the Board regularly reviews and closely monitors shareholders’ views on the appropriate number of public company boards on which directors may serve.

11	2022 PROXY STATEMENT

Proposal 1: Electing directors

Our director nominees

Our director nominees represent a diverse range of qualifications and skills:

•	They are seasoned leaders who have held an array of diverse leadership positions in complex, highly regulated businesses (including banks and other financial services organizations)

•	They have served as chief executives and in senior positions in the areas of risk, operations, finance, technology, and human resources

•	They bring deep and diverse experience in public and private companies, financial services, academia, the public sector, nonprofit organizations, and other domestic and international businesses
•	They are experienced in regulated, non-financial services industries and organizations, adding to our Board’s understanding of overseeing a business subject to governmental oversight, and enhancing the diversity of our Board with valuable insights and fresh perspectives that complement those of our directors with specific experience in banking or financial services

•	They represent diverse backgrounds and viewpoints

•	They strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our company

BANK OF AMERICA	12

Proposal 1: Electing directors

Our Board recommends a vote “FOR” each of the 14 nominees listed below for election as a director (Proposal 1).

Set forth below are each nominee’s name, age as of our annual meeting date, principal occupation, business experience, and U.S.-listed public company directorships held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each for election as a Bank of America director.

Age: 70 Director since: August 2012 Former Chairman, Deloitte LLP Other U.S.-Listed Company Boards: Albertsons Companies, Inc; First Solar, Inc.

Sharon L. Allen

Ms. Allen’s responsibility for audit and consulting services in various positions with Deloitte LLP (Deloitte) enables her to bring extensive audit, financial reporting, and corporate governance experience to our Board. Her leadership positions with Deloitte give her broad management experience with large, complex businesses and an international perspective on risk management and strategic planning.

Other leadership experience and service:

•  Former Director and Chair of the National Board of Directors of the YMCA of the USA, a leading nonprofit organization for youth development, healthy living, and social responsibility

•  Former Vice Chair of the Board of Trustees of the Autry National Center, the governing body of the Autry Museum of the American West

•  Appointed by President George W. Bush to the President’s Export Council, which advised the President on export enhancement

Professional highlights:

•  Served as Chairman of Deloitte, a firm that provides audit, consulting, financial advisory, risk management, and tax services, as the U.S. member firm of Deloitte Touche Tohmatsu Limited from 2003 to 2011

•  Employed at Deloitte for nearly 40 years in various leadership roles, including Partner and Regional Managing Partner, responsible for audit and consulting services for a number of Fortune 500 and large private companies

•  Member of the Global Board of Directors, Chair of the Global Risk Committee, and U.S. Representative on the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to 2011

•  Member of the Board of Directors of Albertsons Companies, Inc. and its Compensation Committee, and Chair of its Governance, Compliance & ESG Committee

•  Member of the Board of Directors of First Solar, Inc. and its Technology Committee, and Chair of its Audit Committee

13	2022 PROXY STATEMENT

Proposal 1: Electing directors

Age: 73 Director since: January 2006 Former Executive Vice Chairman, MBNA Corporation

Frank P. Bramble, Sr.

Mr. Bramble brings broad-ranging financial services experience, international experience, and historical insight to our Board, having held leadership positions at two financial services companies acquired by our company (MBNA Corporation, acquired in 2006, and MNC Financial Inc., acquired in 1993). As a former executive officer of one of the largest credit card issuers in the U.S. and a major regional bank, Mr. Bramble has dealt with a wide range of issues important to our company, including risk management, credit cycles, sales and marketing to consumers, and audit and financial reporting.

Other leadership experience and service:

•  Emeritus member of the Board of Visitors of Towson University and guest lecturer in business strategy and accounting from 2006 to 2008

Professional highlights:

•  Served as Chairman of the Board of Trustees from July 2014 to June 2016 and Interim President from July 2013 to June 2014 of Calvert Hall College High School in Baltimore, Maryland

•  Served as Executive Vice Chairman from July 2002 to April 2005 and Advisor to the Executive Committee from April 2005 to December 2005 of MBNA Corporation, a financial services company acquired by Bank of America in January 2006

•  Previously served as the Chairman, President, and Chief Executive Officer at Allfirst Financial, Inc., MNC Financial Inc., Maryland National Bank, American Security Bank, and Virginia Federal Savings Bank

•  Served as a member of the Board of Directors, from April 1994 to May 2002, and Chairman, from December 1999 to May 2002, of Allfirst Financial, Inc. and Allfirst Bank, U.S. subsidiaries of Allied Irish Banks, p.l.c.

•  Began his career as an audit clerk at the First National Bank of Maryland

Age: 71 Director since: July 2013 Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG

Pierre J.P. de Weck

Mr. de Weck’s experience as an executive with UBS AG (UBS) and Deutsche Bank AG (Deutsche Bank) enables him to bring extensive knowledge of the global financial services industry to our Board. As a former Chairman and Global Head of Private Management, and member of the Group Executive Committee of Deutsche Bank, Mr. de Weck has broad experience in risk management and strategic planning, and brings a valuable international perspective to our company’s business activities, including through his service on the Board of Directors of MLI and BofA Securities Europe S.A. (BofASE), our French broker-dealer subsidiary. Mr. de Weck’s service as Chief Credit Officer of UBS provides him with further credit risk management experience.

Professional highlights:

•  Served as the Chairman and Global Head of Private Wealth Management and as a member of the Group Executive Committee of Deutsche Bank from 2002 to May 2012

•  Served on the Management Board of UBS from 1994 to 2001; as Head of Institutional Banking from 1994 to 1997; as Chief Credit Officer and Head of Private Equity from 1998 to 1999; and as Head of Private Equity from 2000 to 2001

•  Held various senior management positions at Union Bank of Switzerland, a predecessor firm of UBS, from 1985 to 1994

•  Currently serves as Chair of the Board of Directors of MLI (and previously chair of the MLI Board’s Risk Committee), and as Chair of the Board of Directors of BofASE

BANK OF AMERICA	14

Proposal 1: Electing directors

Age: 67 Director since: January 2013 President and CEO, Carnival Corporation and Carnival plc Other U.S.-Listed Company Boards: Carnival Past Five Years: Crown Holdings, Inc.

Arnold W. Donald

Mr. Donald’s roles as President and Chief Executive Officer of Carnival Corporation and Carnival plc (Carnival), as a former senior executive at Monsanto (Monsanto), and as the former Chairman and Chief Executive Officer of Merisant Company (Merisant), enable him to bring his extensive experience in strategic planning and operations in regulated, consumer, retail, and distribution businesses to our Board. His board service with public companies gives him experience with risk management, global operations, and regulated businesses. His experience heading The Executive Leadership Council and the Juvenile Diabetes Research Foundation International gives him a distinct perspective on governance matters, social responsibility, and diversity.

Other leadership experience and service:

•  Appointed by President Clinton and re-appointed by President George W. Bush to the President’s Export Council

Professional highlights:

•  President and Chief Executive Officer of Carnival, a cruise and vacation company, since July 2013

•  Served as President and Chief Executive Officer from November 2010 to June 2012 of The Executive Leadership Council, a nonprofit organization providing a professional network and business forum to African-American executives at major U.S. companies

•  President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International from January 2006 to February 2008

•  Served as Chairman and Chief Executive Officer of Merisant from 2000 to 2003, a privately held global manufacturer of tabletop sweeteners, and remained as Chairman until 2005

•  Joined Monsanto in 1977 and held several senior leadership positions with global responsibilities, including President of its Agricultural Group and President of its Nutrition and Consumer Sector, over a more than 20-year tenure

•  Served as a member of the Board of Directors of Crown Holdings, Inc. from 1999 to 2019 and member of its Compensation Committee

15	2022 PROXY STATEMENT

Proposal 1: Electing directors

Age:

71

Director since:

August 2012

Former Chairman and CEO,

The Cardea Group, LLC;

Former President and CEO,

BAE Systems, Inc.

Other U.S.-Listed Company Boards:

Trane Technologies plc

(formerly Ingersoll-Rand

plc); TPI Composites, Inc.

Past Five Years:

The Southern Company

Linda P. Hudson

Ms. Hudson’s role as a former President and Chief Executive Officer of BAE Systems, Inc. (BAE) enables her to bring her broad experience in strategic planning and risk management to our Board. Further, with her service as an executive director of BAE Systems plc (BAE Systems), Ms. Hudson’s background provides her with international perspective, geopolitical insights, and experience as a leader of a large, international, highly regulated, complex business. Ms. Hudson’s career in the defense and aerospace industry gives her knowledge of technology risks such as cybersecurity risk.

Other leadership experience and service:

•  Elected member to the National Academy of Engineering, one of the highest professional honors accorded an engineer

•  Member of the Board of Directors of the University of Florida Foundation, Inc. and the Advisory Board of the University of Florida Engineering Leadership Institute

•  Former member of the Charlotte Center Executive Board for the Wake Forest University School of Business

•  Former member of the Board of Trustees of Discovery Place, a nonprofit education organization dedicated to inspiring exploration of the natural and social world

Professional highlights:

•  Chairman and Chief Executive Officer of The Cardea Group, LLC, a management consulting business, May 2014 to January 2020

•  Served as CEO Emeritus of BAE, a U.S.-based subsidiary of BAE Systems, a global defense, aerospace, and security company headquartered in London, from February 2014 to May 2014, and as President and Chief Executive Officer of BAE from October 2009 until January 2014

•  Served as President of BAE Systems’ Land and Armaments operating group, the world’s largest military vehicle and equipment business, from October 2006 to October 2009

•  Prior to joining BAE, served as Vice President of General Dynamics Corporation and President of its Armament and Technical Products business; held various positions in engineering, production operations, program management, and business development for defense and aerospace companies

•  Served as a member of the Executive Committee and as an executive director of BAE Systems from 2009 until January 2014 and as a member of the Board of Directors of BAE from 2009 to April 2015

•  Served as a member of the Board of Directors of The Southern Company and its Nominating, Governance and Corporate Responsibility Committee and Operations, Environmental and Safety Committee from 2014 to July 2018

•  Member of the Board of Directors of Trane Technologies plc (formerly Ingersoll-Rand plc) and its Human Resources and Compensation Committee, Sustainability, Corporate Governance and Nominating Committee, and Technology and Innovation Committee

•  Member of the Board of Directors of TPI Composites, Inc. and its Nominating and Corporate Governance Committee

BANK OF AMERICA	16

Proposal 1: Electing directors

Age:

65

Director since:

April 2006

CEO, College Futures Foundation; Former Chairman,

US Hispanic Media Inc.

Lead Independent Director,

Target Corporation

Other U.S.-Listed

Company Boards:

Apple Inc.; Target Corporation

Monica C. Lozano

Ms. Lozano’s roles as the Chief Executive Officer of College Futures Foundation, a charitable foundation working to increase the rate of college graduation for low-income California students, and as the former Chairman and Chief Executive Officer of ImpreMedia LLC (ImpreMedia), a leading Hispanic news and information company, enable her to bring her broad leadership experience in areas such as operations, marketing, and strategic planning to our Board. Ms. Lozano has a deep understanding of issues that are important to the Hispanic community, a growing U.S. demographic. Her public company board service for Target Corporation and Apple Inc., her past public company board service for The Walt Disney Corporation, and her past roles with the University of California and the University of Southern California give her board-level experience overseeing large organizations with diversified operations on matters such as governance, human capital management, executive compensation, risk management, and financial reporting. Ms. Lozano’s experience as a member of President Obama’s Council on Jobs and Competitiveness also provided her with valuable perspective on important public policy, societal, and economic issues relevant to our company.

Other leadership experience and service:

•  Member of California’s Task Force on Jobs and Business Recovery

•  Served as a member of President Obama’s Council on Jobs and Competitiveness from 2011 to 2012 and served on President Obama’s Economic Recovery Advisory Board from 2009 to 2011

•  Chair of the Board of Directors of the Weingart Foundation

•  Served as the Chair of the Board of Regents of the University of California, as a member of the Board of Trustees of The Rockefeller Foundation, as a member of the Board of Trustees of the University of Southern California, and as a member of the State of California Commission on the 21st Century Economy

Professional highlights:

•  Chief Executive Officer of College Futures Foundations since December 2017 and member of the Board of Directors since December 2019. College Futures Foundation is a charitable foundation focused on increasing the rate of bachelor’s degree completion among California student populations who are low-income and have had a historically low college success rate

•  Served as Chair of the Board of Directors of U.S. Hispanic Media Inc., the parent company of ImpreMedia, a leading Hispanic news and information company, from June 2014 to January 2016

•  Served as Chairman of ImpreMedia from July 2012 to January 2016, Chief Executive Officer from May 2010 to May 2014, and Senior Vice President from January 2004 to May 2010

•  Served as Publisher of La Opinión, a subsidiary of ImpreMedia and the leading Spanish-language daily print and online newspaper in the U.S., from 2004 to May 2014, and Chief Executive Officer from 2004 to July 2012

•  Lead Independent Director of the Board of Directors of Target Corporation and member of its Governance & Sustainability Committee, Chair of its Compensation & Human Capital Management Committee

•  Member of the Board of Directors of Apple Inc. and its Audit and Finance Committee

17	2022 PROXY STATEMENT

Proposal 1: Electing directors

Age: 62 Director since: January 2010 Chair and CEO, Bank of America Corporation

Brian T. Moynihan

As our Chief Executive Officer, Mr. Moynihan conceived of and leads our approach to Responsible Growth, based on driving a straightforward business model serving three client groups with core financial services, which has delivered record earnings and significant capital return to shareholders. Mr. Moynihan has demonstrated leadership qualities, management capability, knowledge of our business and industry, and a long-term strategic perspective. In addition, he has many years of international and domestic financial services experience, including wholesale and retail businesses.

Other leadership experience and service:

•  Member of Board of Fellows of Brown University

•  Member of Advisory Council of Smithsonian’s National Museum of African American History and Culture

•  Chairman of Charlotte Executive Leadership Council

•  Member of Massachusetts Competitive Partnership

Professional highlights:

•  Appointed Chair of the Board of Directors of Bank of America Corporation in October 2014 and President and Chief Executive Officer in January 2010. Prior to becoming Chief Executive Officer, Mr. Moynihan ran each of the company’s operating units

•  Member (and prior Chair) of the Board of Directors of Bank Policy Institute

•  Prior Chairman of Financial Services Forum

•  Member and Chairman of the Supervisory Board of The Clearing House Association L.L.C.

•  Member of Business Roundtable

•  Chairman of the World Economic Forum’s International Business Council

•  Chairman of the Board of The U.S. Council on Competitiveness

•  Member (and prior President) of the Federal Advisory Council of the Federal Reserve Board

•  Co-Chair of the Sustainable Markets Initiative

Age:

67

Director since:

January 2013

Lead Independent Director, Bank of America Corporation; Former SVP and Treasurer, PepsiCo, Inc.

Other U.S.-Listed

Company Boards:

Ecolab Inc.; Textron Inc.

Past Five Years:

American Electric Power

Company, Inc.; British

American Tobacco p.l.c.;

HD Supply Holdings, Inc.;

Reynolds American, Inc.

Lionel L. Nowell III

Mr. Nowell’s role as former Treasurer of PepsiCo, Inc. (Pepsi) enables him to bring his strong financial expertise and extensive global perspective in risk management and strategic planning to our Board. Through his public company board service, he has experience in governance, financial reporting, accounting of large international and regulated businesses, and board leadership. Mr. Nowell’s membership on the advisory council at a large, public university provides him with further experience with the oversight of large, complex organizations.

Other leadership experience and service:

•  Dean’s Advisory Council at The Ohio State University Fisher College of Business

Professional highlights:

•  Served as Senior Vice President and Treasurer of Pepsi, a leading global food, snack, and beverage company, from 2001 to May 2009, and as Chief Financial Officer of The Pepsi Bottling Group and Controller of Pepsi

•  Served as Senior Vice President, Strategy and Business Development at RJR Nabisco, Inc. from 1998 to 1999

•  Held various senior financial roles at the Pillsbury division of Diageo plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice, and Häagen-Dazs divisions, and also served as Controller and Vice President of Internal Audit of the Pillsbury Company

•  Served as Lead Director of the Board of Directors of Reynolds American, Inc. from January 2017 to July 2017 and as a Board member from September 2007 to July 2017

•  Member of the Board of Directors of Ecolab Inc. and its Audit Committee and Finance Committee

•  Member of the Board of Directors of Textron Inc. and Chair of its Audit Committee

BANK OF AMERICA	18

Proposal 1: Electing directors

Age: 65 Director since: July 2019 Former CEO, ITT Inc. Other U.S.-Listed Company Boards: Phillips 66; Raytheon Technologies Corporation Past Five Years: ITT Inc.; United Technologies Corporation

Denise L. Ramos

Ms. Ramos’s role as former Chief Executive Officer of ITT Inc. (ITT) enables her to bring senior executive leadership experience to our Board. Further, with her service as Chief Financial Officer at ITT, Furniture Brands International, and the U.S. KFC division of Yum! Brands, Ms. Ramos’ background provides her with financial expertise and extensive strategic planning experience. Ms. Ramos’ public company board service provides her with experience in governance and sustainability, and insight into key issues facing complex, global businesses.

Professional highlights:

•  Former Chief Executive Officer and President of ITT, a diversified manufacturer of critical components and customized technology solutions, from 2011 to 2019; Senior Vice President and Chief Financial Officer of ITT from 2007 to 2011

•  Served as Chief Financial Officer for Furniture Brands International, a former home furnishings company, from 2005 to 2007

•  Served in various roles at Yum! Brands Inc., an American fast-food company, from 2000 to 2005, including Chief Financial Officer of the U.S. Division of KFC Corporation and as Senior Vice President and Treasurer

•  Began her career at Atlantic Richfield Company, where she spent 21 years in a number of finance positions

•  Member of the Board of Directors of Phillips 66 and its Audit and Finance, Nominating and Governance, and Executive Committees, and Chair of its Public Policy and Sustainability Committee

•  Member of the Board of Directors of Raytheon Technologies Corporation and its Audit and Human Capital and Compensation Committees

19	2022 PROXY STATEMENT

Proposal 1: Electing directors

Age: 63 Director since: October 2018 President, Bowdoin College Other U.S.-Listed Company Boards: Past Five Years: XL Group, plc

Clayton S. Rose

Dr. Rose’s service as a senior executive at JPMorgan Chase & Co. and predecessor company J.P. Morgan & Co. (collectively, JPMorgan Chase), including leadership positions in investment banking, equities, securities, derivatives, and corporate finance businesses enables him to bring deep financial, international, and risk management experience to our Board, in addition to broad experience in leadership and strategy with a financial services company. Dr. Rose’s service as President of Bowdoin College and as professor at the Harvard Business School has provided him with opportunities to lead a large and complex organization and to research and analyze current issues in the financial services industry, giving him a valuable and unique perspective on our company’s businesses. Dr. Rose’s extensive financial industry board service gives him further insight into key issues facing financial institutions. Dr. Rose’s PhD research and studies at the University of Pennsylvania in sociology with a focus on issues of race in America and leadership of diversity, equity, and inclusion initiatives at JPMorgan Chase gives him insight into human capital management issues, including diversity, equity, and inclusion.

Other leadership experience and service:

•  Currently chairs the Board of Trustees for the Howard Hughes Medical Institute and chaired its Audit and Compensation Committee

Professional highlights:

•  President of Bowdoin College, 2015 to present

•  Held various other roles in academia, including Professor of Management Practice at Harvard Business School

•  Served as Vice Chairman, headed two lines of business–Global Investment Banking and Global Equities–and was a member of JPMorgan Chase’s senior management team during his approximately 20-year tenure at JPMorgan Chase

•  Served as a member of the Boards of Directors of XL Group, plc, Federal Home Loan Mortgage Corporation (Freddie Mac), and Mercantile Bankshares Corp.

•  Served on the company’s Board of Directors from 2013 to 2015

Age:

70

Director since:

June 2016

Former Chairman, President

and CEO, DIRECTV

Lead Director, Kimberly-Clark Corporation

Other U.S.-Listed

Company Boards:

Kimberly-Clark Corporation; Whirlpool Corporation

Michael D. White

Mr. White’s roles as the former Chief Executive Officer and Chairman of the Board of Directors of DIRECTV enable him to bring his experience in technology, consumer businesses, and financial expertise to our Board. Mr. White has experience leading a large and highly regulated business. Through his position as Chief Executive Officer of PepsiCo International, Mr. White has international experience as well as broad knowledge of retail and distribution issues. Through his service on public company boards, he has board-level experience overseeing large, complex public companies in various industries, which provides him with valuable insights on the compensation practices and accounting of large, international businesses.

Other leadership experience and service:

•  Member of the Boston College Board of Trustees

•  Vice Chairman of The Partnership to End Addiction and Vice-Chairman of the Mariinsky Foundation of America, which supports the Mariinsky Opera, Ballet, and Orchestra and the Academy for young singers and the young musicians’ orchestra

Professional highlights:

•  Served as Chairman, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from January 2010 to August 2015, and as a director of the company from November 2009 until August 2015

•  Chief Executive Officer of PepsiCo International from February 2003 until November 2009; and served as Vice Chairman and director of Pepsi from March 2006 to November 2009, after holding positions of increasing importance with Pepsi since 1990

•  Served as Senior Vice President at Avon Products, Inc.

•  Served as a Management Consultant at Bain & Company and Arthur Andersen & Co.

•  Lead Director of the Board of Directors of Kimberly-Clark Corporation, Chair of its Executive Committee; Member of the Board of Directors of Whirlpool Corporation, Chair of its Audit Committee, and member of its Corporate Governance and Nominating Committee

BANK OF AMERICA	20

Proposal 1: Electing directors

Age: 69 Director since: April 2016 Former Vice Chairman and Senior Executive Vice President, Canadian Imperial Bank of Commerce

Thomas D. Woods

Mr. Woods’s career at Canadian Imperial Bank of Commerce (CIBC) enables him to bring his deep experience in risk management, corporate strategy, finance, and the corporate and investment banking businesses to our Board. As Senior Executive Vice President and Chief Risk Officer of CIBC during the financial crisis, Mr. Woods focused on risk management and CIBC’s risk culture. Mr. Woods chaired CIBC’s Asset Liability Committee, served as CIBC’s lead liaison with regulators, and was an active member of CIBC’s business strategy group.

Other leadership experience and service:

•  Currently serves as a member of the Board of Directors of Alberta Investment Management Corporation, a Canadian institutional investment fund manager, and on the advisory committee of Cordiant Capital Inc., a fund manager specializing in emerging markets

•  Former member of the Board of Directors of Jarislowsky Fraser Limited, a global investment management firm, from 2016 to 2018, former member of the Boards of Directors of DBRS Limited and DBRS, Inc., an international credit rating agency, from 2015 to 2016, and former member of the Board of Directors of TMX Group Inc., a Canada-based financial services company, from 2012 to 2014

•  Member of the University of Toronto College of Electors, and the Board of Advisors of the Department of Mechanical and Industrial Engineering

Professional highlights:

•  Served as Vice Chairman and Senior Executive Vice President of CIBC, a leading Canada-based global financial institution, from July 2013 until his retirement in December 2014

•  Served as Senior Executive Vice President and Chief Risk Officer of CIBC from 2008 to July 2013, and Senior Executive Vice President and Chief Financial Officer of CIBC from 2000 to 2008

•  Employed at Wood Gundy, a CIBC predecessor firm, starting in 1977; served in various senior leadership positions, including as Controller of CIBC, as Chief Financial Officer of CIBC World Markets (CIBC’s investment banking division), and as the Head of CIBC’s Canadian Corporate Banking division

•  Served as Chair of the Board of Directors of Hydro One Limited, a publicly traded and Toronto Stock Exchange listed electricity transmission and distribution company serving the Canadian province of Ontario, from August 2018 to July 2019

•  Member of the Board of Directors of MLI, chair of its Risk Committee, and member of its Governance Committee

Age: 74 Director since: August 2012 Former CEO, AmerisourceBergen Corporation Other U.S.-Listed Company Boards: Johnson Controls International plc; Marsh & McLennan Companies, Inc.

R. David Yost

Mr. Yost’s roles as the former Chief Executive Officer of AmerisourceBergen Corporation (AmerisourceBergen) and its predecessor company enable him to bring his broad experience in strategic planning, regulated industries, risk management, and operational risk to our Board. In addition, Mr. Yost has experience leading a large, complex business. Through his service on public company boards, he has board-level experience overseeing large, complex public companies in various industries, which provides him with valuable insights on corporate governance, human capital management, and risk management.

Professional highlights:

•  Served as Chief Executive Officer of AmerisourceBergen, a pharmaceutical services company providing drug distribution and related services to healthcare providers and pharmaceutical manufacturers, from 2001 until his retirement in July 2011, and as President from 2001 to 2002 and again from September 2007 to November 2010

•  Held various positions at AmerisourceBergen and its predecessor companies during a nearly 40-year career, including Chief Executive Officer from 1997 to 2001 and Chairman from 2000 to 2001 of Amerisource Health Corporation

•  Member of the Board of Directors of Johnson Controls International plc and its Audit Committee

•  Member of the Board of Directors of Marsh & McLennan Companies, Inc., and its Compensation Committee, Directors and Governance Committee, and Finance Committee

21	2022 PROXY STATEMENT

Proposal 1: Electing directors

Age: 63 Director since: December 2017 Vice President for Research and E.A. Griswold Professor of Geophysics, Massachusetts Institute of Technology Other U.S.-Listed Company Boards: Textron Inc.

Maria T. Zuber

In her role as Vice President for Research at Massachusetts Institute of Technology (MIT), Dr. Zuber oversees multiple laboratories and research centers and is also responsible for intellectual property and research integrity and compliance, as well as research relationships with the federal government. Dr. Zuber’s role as Senior Research Scientist and experiences in leadership roles on nine space exploratory missions with the National Aeronautics and Space Administration (NASA) enable her to bring a breadth of risk management, geopolitical insights, and strategic planning expertise to our Board.

Other leadership experience and service:

•  Appointed by President Biden in 2021 as Co-Chair of the President’s Council of Advisors on Science and Technology

•  Appointed by President Obama in 2013 and reappointed by President Trump in 2018 to the National Science Board, a 25-member panel that serves as the governing board of the National Science Foundation and as advisors to the President and Congress on policy matters relating to science and engineering; served as Board Chair from 2016 to 2018

•  Co-Chair of the National Academies of Science, Engineering and Medicine’s National Science, Technology and Security Roundtable

•  Chair of NASA’s Mars Sample Return Mission Standing Review Board

•  Board of Directors and Executive Committee of The Massachusetts Green High Performance Computing Center, a joint venture by Massachusetts universities, which provides infrastructure for computationally intensive research

•  Board of Trustees of Brown University

Professional highlights:

•  Vice President for Research at MIT, a leading research institution, since 2013, where she oversees MIT Lincoln Laboratory and more than a dozen interdisciplinary research laboratories and centers and leads MIT’s Climate Action Plan

•  Served in a number of positions at NASA, including as a Geophysicist from 1986 to 1992, a Senior Research Scientist from 1993 to 2010, and as Principal Investigator of the Gravity Recovery and Interior Laboratory (GRAIL) mission from 2008 to 2017, which was designed to create the most accurate gravitational map of the moon to date and give scientists insight into the moon’s internal structure, composition, and evolution, and held leadership roles associated with scientific experiments or instrumentation on ten NASA missions

•  Served as a Professor at MIT since 1995, and was Head of the Earth, Atmospheric, and Planetary Sciences Department from 2003 to 2011

•  Member of the Board of Directors of Textron Inc. and its Nominating and Corporate Governance, and Organization and Compensation Committees

Accordingly, our Board recommends a vote “FOR” each of the 14 nominees listed above for election as a director (Proposal 1).

Communicating with our Board

Shareholders and other parties may communicate with our Board, any director (including our Chair of the Board or Lead Independent Director), independent members of our Board as a group, or any committee. Depending on the nature of the communication, the correspondence either will be forwarded to the director(s) named or the matters will be presented periodically to our Board. The Corporate Secretary or the secretary of the designated committee may sort or summarize the communications as appropriate. Communications that are personal grievances, commercial solicitations, customer complaints, incoherent, or obscene will not be communicated to our Board or any director or committee of our Board.

Any shareholder who wishes to recommend a director candidate for consideration by our Corporate Governance, ESG, and Sustainability Committee must submit a written recommendation to our Corporate Secretary. For our 2023 annual meeting of shareholders, the Committee will consider recommendations received by October 15, 2022. The recommendation must include the information set forth in our Corporate Governance Guidelines. See page 34 for information on how to obtain a copy of our Corporate Governance Guidelines.

Communications should be addressed to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255. For further information, refer to the “Contact the Board of Directors” section under the heading “Corporate Governance—Officers and Directors” on our website at http://investor.bankofamerica.com.

BANK OF AMERICA	22

Corporate Governance

Corporate Governance

Our Board of Directors

Our Board and its committees oversee:

•	Management’s development and implementation of a multi-year strategic business plan and an annual financial operating plan, and our progress meeting these strategic and financial plans

•

Our Risk Framework and management’s identification, measurement, monitoring, and control of our company’s material key risks, including operational (including conduct, model, third-party, technology, information security, and data risks), credit, market, liquidity, compliance, strategic, and reputational risks

•	Our company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business

•	Our corporate audit function, our independent registered public accounting firm, and the integrity of our consolidated financial statements

•	Our company’s establishment, maintenance, and administration of appropriately designed compensation programs and plans

Our Board and its committees are also responsible for:

•	Reviewing, monitoring, and approving succession plans for our Board’s Chair and Lead Independent Director, and for our CEO and other key executives to promote senior management continuity

•	Identifying and evaluating director candidates, and nominating qualified individuals for election to serve on our Board

•	Reviewing our CEO’s performance and approving the total annual compensation for our CEO and other executive officers

•

Reviewing our environmental, social, and governance (ESG) initiatives, including our commitment and actions to share success with our communities, our human capital management policies and practices, and climate risk that can lead to operational and reputational risks as well as credit risk

•	Overseeing and participating in our shareholder engagement activities to ascertain perspectives and topics of interest from our shareholders

•	Conducting an annual, formal self-evaluation of our Board and its committees

Director independence

The New York Stock Exchange (NYSE) listing standards require a majority of our directors and each member of our Audit Committee, Compensation and Human Capital Committee, and Corporate Governance, ESG, and Sustainability Committee to be independent. The Federal Reserve Board’s Enhanced Prudential Standards require the chair of our Enterprise Risk Committee to be independent. In addition, our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Our Board has adopted Director Independence Categorical Standards (Categorical Standards), published on our website at http://investor.bankofamerica.com, to assist it in determining each director’s independence. Our Board considers directors or director nominees “independent” if they meet the criteria for independence in both the NYSE listing standards and our Categorical Standards.

In early 2022, our Board, in coordination with our Corporate Governance, ESG, and Sustainability Committee, evaluated the relevant relationships between each director or director nominee (and his or her immediate family members and affiliates) and Bank of America Corporation and its subsidiaries, and affirmatively determined that all of our directors and director nominees are independent, except for Mr. Moynihan due to his employment by our company. Specifically, the following directors and director nominees are independent under the NYSE listing standards and our Categorical Standards: Ms. Allen, Ms. Bies, Mr. Bramble, Mr. de Weck, Mr. Donald, Ms. Hudson, Ms. Lozano, Mr. May, Mr. Nowell, Ms. Ramos, Dr. Rose, Mr. White, Mr. Woods, Mr. Yost, and Dr. Zuber.

In making its independence determinations, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years and those applicable transactions reported under “Related person and certain other transactions” on page 48, and determined that none of the relationships for the directors and director nominees set forth below constituted a material relationship between the director or director nominee and our company:

•

Our company or its subsidiaries provided ordinary course financial products and services to all of our directors and director nominees, some of their immediate family members, and entities affiliated with some of them or their immediate family members (Mr. de Weck, Mr. Donald, and Dr. Rose). In each case, the fees we received for these products and services were below the thresholds of the NYSE listing standards and our Categorical Standards, and, where applicable, were less than 2% of the consolidated gross annual revenues of our company and of the other entity.

•

Our company or its subsidiaries purchased products or services in the ordinary course from entities where some of our directors and director nominees are executive officers or employees or their immediate family members serve or served in the past three years as executive officers (Mr. Donald, Dr. Rose, and Mr. Woods). In each case, the fees paid to each of these entities were below the thresholds of the NYSE listing standards and our Categorical Standards.

23	2022 PROXY STATEMENT

Corporate Governance

Independent board leadership

Our Board is committed to objective, independent leadership for our Board and each of its committees. Our Board views the active, objective, independent oversight of management as central to effective Board governance, to serving the best interests of our company and our shareholders, and to executing our strategic objectives and creating long-term value. This commitment is reflected in our company’s governing documents, including our Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the Board’s committees.

Our Board leadership structure

Our Board’s optimal leadership structure may change over time to reflect our company’s evolving needs, strategy, and operating environment; changes in our Board’s composition and leadership needs; and other factors, including the perspectives of shareholders and other stakeholders. In accordance with a 2014 amendment to our Bylaws that was ratified by our shareholders at a 2015 special meeting called solely for that purpose, our Board has the flexibility to determine the Board leadership structure best suited to the needs and circumstances of our company and our Board. Our shareholders reaffirmed their support for allowing this flexibility by voting against shareholder proposals seeking Bylaw amendments requiring an independent Chair at each of our 2017 and 2018 annual meetings of shareholders. At least annually, our Board, in coordination with our Corporate Governance, ESG, and Sustainability Committee, deliberates on and discusses the appropriate Board leadership structure, including the considerations described above.

Under our Board’s current leadership structure, we have a Chair and a Lead Independent Director. Our Lead Independent Director is empowered with and exercises, robust, well-defined duties. Our Board is composed of experienced and committed independent directors (with all non-management nominees being independent). Our Board committees have objective, experienced chairs and members. All our directors are required to stand for election annually. Our Board, under leadership of the Lead Independent Director, is committed to engaging with shareholders and other stakeholders. Our Board believes that these factors, taken together, provide for objective, independent Board leadership, effective engagement with and oversight of management, and a voice that is independent from management and accountable to shareholders and other stakeholders.

Our Lead Independent Director, together with the other independent directors, exemplifies objective independent Board leadership, and effectively engages and oversees management. The Lead Independent Director is joined by experienced, independent Board members and a Chair who, as CEO, serves as the primary voice to articulate our long-term strategy and our Responsible Growth. The independent directors provide objective oversight of management, review the CEO’s performance, determine and approve CEO compensation, help to establish our long-term strategy and regularly assess its effectiveness, and serve the best interests of our company and our shareholders by overseeing management’s work to create long-term value.

Our Board, through its annual assessment, with input from shareholders, believes that the existing structure continues to be the optimal leadership framework at this time. As a highly regulated global financial services company, we and our shareholders benefit from an executive Chair with deep experience and leadership in and knowledge of the financial services industry, our company, its businesses, and our focus on Responsible Growth. Our Chair is also a global leader who is helping drive ESG progress, including chairing the World Economic Forum’s (WEF) International Business Council, which is leading efforts on standardization of ESG disclosures, and is co-chair of the Sustainable Markets Initiative. We and our shareholders also benefit from a Lead Independent Director who is empowered (see next page for a list of the defined duties); who is highly engaged and holds regular meetings with our primary regulators, our independent directors, and our CEO and other management members, and plays a leading role in our shareholder engagement process (see page 35).

Highly engaged Lead Independent Director
The formalized list of duties of the Lead Independent Director does not fully capture Mr. Nowell’s active role as our Board’s independent leader. Among other things, Mr. Nowell:

•  Holds bi-monthly calls with our primary bank regulators to discuss any issues of concern

•  Regularly speaks with our CEO and holds calls at least monthly to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters

•  Attends meetings of all of the Board committees

•  Speaks with each Board member at least quarterly to receive input on Board agendas, Board effectiveness, Board planning matters, and other related topics of management oversight

•  Meets at least quarterly with management members, including: our CEO, our Chief Risk Officer, our Head of Global Compliance and Operational Risk, and our Chief Human Resources Officer

•  Plays a leading role in our shareholder engagement process, representing our Board and independent directors in investor meetings and providing information from those investor meetings to our Board.

BANK OF AMERICA	24

Corporate Governance

Board leadership succession planning

Our Corporate Governance Guidelines include an emergency succession plan for our Lead Independent Director and Board Chair that provides for an orderly, interim succession process in the event of extraordinary circumstances. In addition, our Corporate Governance, ESG, and Sustainability Committee has a process for implementing an orderly independent director leadership transition for our Lead Independent Director.

Mr. Nowell was named as the successor to our retiring Lead Independent Director in the fall of 2020, following an orderly succession planning process overseen by our Corporate Governance, ESG, and Sustainability Committee, and assumed his role as Lead Independent Director in April 2021 upon his reelection to the Board by shareholders at the 2021 annual meeting. To facilitate an orderly transition prior to assuming his role, Mr. Nowell worked closely with the then Lead Independent Director. As Lead Independent Director, Mr. Nowell regularly meets with our CEO and key regulators, and meets quarterly with independent directors. He also regularly attends the company’s shareholder engagement meetings and since fall 2020, has joined more than 70 meetings with investors holding approximately 36% of our company’s outstanding shares. He is expected to meet with additional shareholders prior to the 2022 annual meeting.

Well-defined duties of our Lead Independent Director

Board leadership

•  Presiding at all meetings of our Board at which the Chair is not present, including at executive sessions of the independent directors

•  Calling meetings of the independent directors, as appropriate

•  If our CEO is also Chair, providing Board leadership if the CEO/Chair’s role may be (or may be perceived to be) in conflict

Board focus

•  Board focus: In consultation with our Board and executive management, providing that our Board focuses on key issues and tasks facing our company, and on topics of interest to our Board

•  Corporate governance: Assisting our Board, our Corporate Governance, ESG, and Sustainability Committee, and management in complying with our Corporate Governance Guidelines and promoting corporate governance best practices

•  CEO performance review and succession planning: Working with our Corporate Governance, ESG, and Sustainability Committee, our Compensation and Human Capital Committee, and members of our Board, contributing to the annual performance review of the CEO and participating in CEO succession planning

Board meetings

•  In coordination with the CEO and the other members of our Board, planning, reviewing, and approving meeting agendas for our Board

•  In coordination with the CEO and the other members of our Board, approving meeting schedules to provide for sufficient time for discussion of all agenda items

•  Advising the CEO of the information needs of our Board and approving information sent to our Board

•  Developing topics of discussion for executive sessions of our Board

Board culture

•  Serving as a liaison between the CEO and the independent directors

•  Establishing a close relationship and trust with the CEO, providing support, advice, and feedback from our Board while respecting executive responsibility

•  Acting as a “sounding board” and advisor to the CEO

Board performance and development

•  Board performance: Together with the CEO and the other members of our Board, promoting the efficient and effective performance and functioning of our Board

•  Board evaluation: Consulting with our Corporate Governance, ESG, and Sustainability Committee on our Board’s annual self-evaluation

•  Director development: Providing guidance on the ongoing development of directors

•  Director assessment/nomination: With our Corporate Governance, ESG, and Sustainability Committee and the CEO, consulting in the identification and evaluation of director candidates’ qualifications (including candidates recommended by directors, management, third-party search firms, and shareholders) and consulting on committee membership and committee chairs

Shareholders and other stakeholders

•  Being available for consultation and direct communication, to the extent requested by major shareholders

•  Having regular communication with primary bank regulators (with or without management present) to discuss the appropriateness of our Board’s oversight of management and our company

25	2022 PROXY STATEMENT

Corporate Governance

Board evaluation

Our Board and our Board committees continuously evaluate their own effectiveness throughout the year. The evaluation is a multifaceted process that includes quarterly one-on-one discussions with our Lead Independent Director, individual director input on agenda topics for Board and committee meetings and strategic planning sessions, executive sessions held in Board and committee meetings without management present, periodic input to our CEO and senior management on enhancements to Board and committee effectiveness, and an annual formal self-evaluation developed and administered under the direction of the Corporate Governance, ESG, and Sustainability Committee.

Determine format

The formal self-evaluation may be in the form of written or oral questionnaires administered by Board members, management, or third parties. Each year, our Corporate Governance, ESG, and Sustainability Committee discusses and considers the appropriate approach, and approves the form of the evaluation.

Conduct evaluation

Members of our Board and each of our Board committees participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board and committee effectiveness.

Review feedback in executive sessions

Director feedback solicited from the formal self-evaluation process is discussed during Board and committee executive sessions and, where appropriate, addressed with management.

Respond to director input

In response to feedback from the multifaceted evaluation process, our Board and committees work with management to take concrete steps to improve policies, processes, and procedures to further Board and committee effectiveness.

One-on-one discussions with the Lead Independent Director

In addition to the formal annual Board and committee evaluation process, our Lead Independent Director speaks with each Board member at least quarterly, and receives input regarding Board and committee practices and management oversight.

Throughout the year, directors also have the opportunity to provide input directly to committee chairs or to management.

Our Board and our Board committees are continuously evaluated for their own effectiveness throughout the year.

Formal self-evaluation

Information from research commissioned by the Board on the characteristics of highly effective and efficient boards identified five key areas where the research suggested high functioning boards and committees excelled: board and committee composition; board culture; board and committee focus; board process; and information and resources.

Composition. Through the self-evaluation process, our Board identifies qualities, relevant skills, and experience of potential director candidates that are consistent with the company’s current strategy and Responsible Growth, that allow the Board to effectively perform its risk oversight responsibilities, and that would add to the Board’s diversity. Our Board also assesses its overall succession planning process and committee composition.

Board culture. Our Board considers its role in setting the standard for the company’s culture and values by forging a collegial and collaborative dynamic that values independent judgment and emphasizes accountability. As part of this review, directors evaluate how they interact among themselves and with management, including the importance of challenging and holding management accountable. Enhancements to allow our directors to continue to effectively engage in the pandemic operating environment has been an area of recent focus.

Focus. Our Board and committees consider their primary oversight responsibilities, including strategy, risk, ESG, and management talent and succession planning. Our Board and committees continuously reassess their focus and regularly engage in dialogue and solicit feedback from management, shareholders, and other stakeholders and receive third-party perspectives on the competitive environment, opportunities for growth, macroeconomic trends, and geopolitics.

BANK OF AMERICA	26

Corporate Governance

Process. As part of the self-evaluation process, directors review overall Board and committee structure, quality of meeting materials and presentations, the allocation of meeting time, cadence of meetings, and other meeting processes. In addition, outside of our formal self-evaluation process, each of our directors also meets with management and with our Lead Independent Director through a combination of executive sessions, smaller group sessions, and one-on-one meetings. Directors are focused on Board and committee meeting structure so as to allow ample time for discussion, debate, and in-depth review of key topics and trends, as well understandable, clear, and streamlined materials that identify key issues.

Information and resources. Through the self-evaluation process, our Board and committees evaluate the amount and type of information, education, and training opportunities they receive both from management and outside advisors and experts. Our directors continue to highlight the need for clear, comprehensive, and concise information to effectively support their oversight responsibilities. Recently directors evaluated the type of information received related to the COVID-19 pandemic, the resulting economic environment, and management’s response.

Our Corporate Governance, ESG, and Sustainability Committee considered industry trends, practices of our peers, feedback from shareholders, and regulatory developments in developing the formal 2021 self-evaluation. The formal 2021 self-evaluation solicited directors’ views on topics in each of the five key areas of board effectiveness, including topics relating to the continued impact of the COVID-19 pandemic on our company’s and Board’s operating environment, management succession planning, recent regulatory guidance related to board effectiveness, input from shareholders learned in the shareholder engagement discussions, and actions taken in response to the prior year’s evaluation. As part of its ongoing review of Board and committee composition, the Corporate Governance, ESG, and Sustainability Committee also continued to seek input on the Board’s director succession planning process, including Board leadership succession planning. Results are shared with management, as appropriate, to assist the Board and committees in making enhancements to address opportunities identified.

Enhancements made in response to formal Board self-evaluations

In response to feedback solicited from our Board and committees in 2021, we continue to:

•

Adapt meeting structure and cadence to enhance our Board’s ability to perform its oversight responsibilities and to promote Board engagement, including through use of both in-person and virtual meetings, and by providing ample time during Board and committee meetings for discussion, debate, in-depth reviews, and executive sessions

•	Streamline meeting materials to better highlight important information, while maintaining completeness, and providing timely updates, as needed

•

Enhance presentations for Board and committee meetings so that they complement and add insight beyond written meeting materials while leaving ample time for question and answer sessions and other discussion

•	Provide opportunities for our Board to interact with employees throughout the organization, both formally and informally, even in an evolving pandemic operating environment

•	Support directors’ discussion and decision-making on Board leadership succession planning and committee membership, including a focus on future needs

•

Enhance discussion about areas of emerging risk at Board and Enterprise Risk Committee meetings, including in-depth reviews of key topics and elevated risks arising from the continued impacts of the COVID-19 pandemic and resulting operating environment, and add to the ongoing review of and information on operational resilience, data strategy and governance and related risks, as well as cybersecurity risk oversight

•

Additional information on strategic topics where directors desire supplemental focus, including emerging technology, disruptors and digitalization, into the development of Board strategic planning sessions

•

Add to the range of information on ESG and human capital management-related topics at the Board and committee level, including regular updates on implementation of the company’s economic mobility and social justice initiatives and other ESG commitments

•	Provide opportunities for one-on-one and smaller group discussions between directors and management on critical issues

•	Provide educational opportunities during regularly scheduled meetings and through access to third-party programs, with an emphasis on topics requested by directors and current events and trends

•

Provide third-party perspectives on the company, peers, industry, and economy, and shareholder and stakeholder feedback in Board and committee materials and presentations and through additional resources

Director education

Our director education is vital to the ability of directors to fulfill their roles, and supports Board members in their continuous learning. The Board encourages directors to participate annually in external continuing director education programs, and our company reimburses directors for their expenses associated with this participation. Our directors also attend forums and conferences convened by our primary banking regulators. Continuing director education is also provided during Board meetings and other Board discussions as part of the formal meetings, and as stand-alone information sessions outside of meetings. Among other topics, during 2021, our Board heard from our primary banking regulators, global

27	2022 PROXY STATEMENT

Corporate Governance

management advisors, an infectious disease expert, experts on financial technology disruptors, and from management on numerous subjects, including current geopolitical events, cybersecurity, digital banking, climate risk, racial equality and economic opportunity, human capital management, including diversity and inclusion, and the COVID-19 pandemic and many related considerations.

All new directors also participate in our director orientation program during their first six months on our Board. New directors have a series of meetings over time with management representatives from all of our business and staff areas to review and discuss, with increasing detail, information about our company, industry, and regulatory framework, as well as compliance training. Based on input from our directors, we believe this gradual on-boarding approach over the first six months of Board service, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our company’s businesses, connects directors with members of management with whom they will interact and oversee, and accelerates their effectiveness to engage fully in Board deliberations. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.

CEO and senior management succession planning

Our Board oversees CEO and senior management succession planning, which is formally reviewed at least annually; two such planning sessions were held in 2021. Our CEO and our Chief Human Resources Officer provide our Board with recommendations and evaluations of potential CEO successors, and review their development progress. Our Board reviews potential internal senior management candidates with our CEO and our Chief Human Resources Officer, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience. In 2021, the Board also reviewed strategies for enhancing representation of diverse teammates at senior levels of the company and professional development for managers and senior leaders, including each of our eight lines of business and staff areas.

As a result of this process and planning, in 2021 we announced several retirements and transitions for key senior executive leadership—the company added five new members to the management team, including three women, further strengthening diversity at the most senior levels. These changes were an outcome of our robust talent planning practices, following extensive engagement and discussions with the Board in a series of meetings over time. The company’s management team is comprised of individuals with an average of 21 years of service with the company and 31 years in the financial services industry, with increased global and international expertise, and is more diverse than ever before in the company’s history—the management team, excluding Mr. Moynihan, is now 55% diverse, including 7 women, 2 Black/African American, 2 Asian and 1 Hispanic/Latino leaders.

Our Board also establishes steps to address emergency CEO planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our company to respond to unexpected position vacancies, including those resulting from a major catastrophe, by continuing our company’s safe and sound operation and minimizing potential disruption or loss of continuity to our company’s business and operations.

Board meetings and attendance

Directors are expected to attend our annual meetings of shareholders and our Board and committee meetings. Each of our incumbent directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2021. In addition all of the directors serving on our Board at the time of our 2021 annual meeting attended the meeting (which was held virtually) on a remote basis.

Our independent directors regularly meet privately in executive session without our Chair and CEO or other members of management present, and held 14 such executive sessions in connection with Board meetings in 2021. Our Lead Independent Director leads these Board executive sessions.

Number of Board and committee meetings held in 2021

BANK OF AMERICA	28

Corporate Governance

Committees and membership

Our Board has four committees. Charters describing the responsibilities of each of the Audit Committee, Compensation and Human Capital Committee, Corporate Governance, ESG, and Sustainability Committee, and Enterprise Risk Committee can be found at http://investor.bankofamerica.com, and their membership is set forth below.

Our Board committees regularly make recommendations and report on their activities to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. Our Board, in considering the recommendations of our Corporate Governance, ESG, and Sustainability Committee, reviews our committee charters and committee membership at least annually. The duties of our committees are summarized below:

	Audit Committee	No. of meetings in 2021: 14
Members	Key responsibilities
Sharon L. Allen (Chair) Arnold W. Donald Denise L. Ramos Clayton S. Rose Michael D. White R. David Yost

•  Oversees qualifications, performance, independence, and appointment of our company’s independent registered public accounting firm

•  Oversees performance of our company’s corporate audit function

•  Oversees integrity of our company’s consolidated financial statements’ preparation

•  Oversees our compliance with legal and regulatory requirements

•  Makes inquiries of management or of the Chief Audit Executive to assess the scope and resources necessary for the corporate audit function to execute its responsibilities

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards and the heightened independence requirements applicable to audit committee members under SEC rules

•  All Committee members are financially literate in accordance with NYSE listing standards and qualify as audit committee financial experts under SEC rules

	Compensation and Human Capital Committee	No. of meetings in 2021: 8
Members	Key responsibilities
Monica C. Lozano (Chair) Pierre J.P. de Weck Arnold W. Donald Linda P. Hudson Denise L. Ramos Clayton S. Rose Michael D. White R. David Yost

•  Oversees establishing, maintaining, and administering our compensation programs and employee benefit plans

•  Approves and recommends our CEO’s compensation to the Board for further approval by the independent directors, and reviews and approves all of our other executive officers’ compensation

•  Recommends director compensation for Board approval

•  Reviews our human capital management practices, including pay equity and diversity and inclusion

•  Oversees the qualifications, performance, and independence of the Committee’s independent compensation consultant

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards and the independence requirements applicable to compensation committee members under NYSE rules and the heightened independence requirements (similar to those applicable to Audit Committee members) under SEC rules

	Corporate Governance, ESG, and Sustainability Committee	No. of meetings in 2021: 5
Members	Key responsibilities
Thomas J. May (Chair)* Sharon L. Allen Susan S. Bies Frank P. Bramble, Sr. Thomas D. Woods Maria T. Zuber

•  Oversees the Board’s governance processes

•  Identifies and reviews the qualifications of potential Board members; recommends nominees for election to the Board

•  Leads the Board in Board and committee succession planning

•  Leads the Board and its committees in their formal annual self-evaluations

•  Reviews and reports to the Board on our ESG activities

•  Reviews and assesses shareholder input and our shareholder engagement process

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards

*

The Board, based on recommendations made by the Corporate Governance, ESG, and Sustainability Committee, will appoint a committee chair successor from the directors elected to serve on our Board by shareholders at our 2022 annual meeting.

29	2022 PROXY STATEMENT

Corporate Governance

	Enterprise Risk Committee	No. of meetings in 2021: 12
Members	Key responsibilities
Frank P. Bramble, Sr. (Chair) Susan S. Bies Pierre J.P. de Weck Linda P. Hudson Monica C. Lozano Thomas J. May Thomas D. Woods Maria T. Zuber

•  Oversees our company’s overall Risk Framework, risk appetite, and management of key risks

•  Approves the Risk Framework and Risk Appetite Statement and further recommends each to the Board for approval

•  Oversees management’s alignment of our company’s risk profile to our strategic and financial plans

•  Oversees management’s progress in developing our company’s Comprehensive Capital Analysis and Review submission to the Federal Reserve Board, and reviews and recommends our company’s Capital Plan to the Board for approval

•  Reviews and recommends our company’s Resolution and Recovery Plans to the Board for approval

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards

•  All Committee members satisfy the risk expertise requirements for directors of a risk committee under the Federal Reserve Board’s Enhanced Prudential Standards

Board oversight of risk

At Bank of America, we are guided by a common purpose to make financial lives better by connecting those we serve with the resources they need to be successful. Our purpose and values form the foundation of our culture—a culture that is rooted in accountability, disciplined risk management, and delivering together as a team to better serve our clients, strengthen our communities, and deliver value to our shareholders. This all comes together as an engine for sustainable Responsible Growth. Our culture comes from how we operate the company every day, by acting responsibly and managing risk well, which includes our commitments to ethical behavior, acting with integrity, and complying with laws, rules, regulations, and policies that reinforce such behavior. Managing risk is central to everything we do.

Conduct and culture

Our Board and its committees play a key role in establishing and maintaining our culture, setting the “tone at the top” and holding management accountable for its maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business. Our Board and its committees do this in a number of ways, including by:

•	prioritizing the importance of the character, integrity, and qualifications of each individual member, and the overall Board and committee leadership structures and composition;

•	overseeing management’s identification, measurement, monitoring, and control of our material risks, including compliance risk and conduct risk;

•	regularly requesting and receiving briefings from senior management on matters relating to compliance and business conduct risk;

•	holding management accountable for the timely escalation of issues for review with the Board and its committees; and

•	overseeing our incentive plan design and governance processes to provide for an appropriate balance of risk and compensation outcomes.

Our risk governance documents

Risk is inherent in all of our business activities. One of the tenets of Responsible Growth is: “we must grow within our risk framework.” We execute on that mandate through our commitment to responsible and rigorous risk management and through a comprehensive approach with a defined Risk Framework and a well-articulated Risk Appetite Statement. The Board and management regularly review the Risk Framework and Risk Appetite Statement for enhancements and improvements. The Risk Framework serves as the foundation for consistent and effective risk management by setting forth clear roles, responsibilities, and accountability for the management of risk and describing how our Board oversees the establishment of our risk appetite, including both quantitative limits and qualitative statements and objectives for our activities. This framework of objective, independent Board oversight and management’s robust risk management better enables us to serve our clients, deliver long-term value for our shareholders and achieve our strategic objectives, and helps make our company a great place to work.

Our Risk Framework outlines the seven key types of risk that our company faces—strategic risk, credit risk, market risk, liquidity risk, operational risk (including third-party, model, conduct, technology, information security and data risks), compliance risk, and reputational risk—and addresses climate risk and legal risk. It describes components of our risk management approach, including our culture of managing risk well, risk appetite, and risk management processes, highlighting the responsibilities of all employees in managing risk. It also outlines our risk management governance structure, including the roles of our Board, management, lines of business, independent risk management, and corporate audit within the governance structure.

Our Risk Appetite Statement defines the aggregate levels and types of risk our Board and management believe appropriate to achieve our company’s strategic objectives and business plans.

BANK OF AMERICA	30

Corporate Governance

Our directors have relevant risk management oversight experience; see “Our director nominees” on page 12. Our Chief Risk Officer, the company’s senior-most risk manager, reports jointly to the CEO and Enterprise Risk Committee, and participates in Board and Enterprise Risk Committee meetings, including meeting regularly in executive session with the Enterprise Risk Committee. This governance structure is designed to complement our Board’s overall commitment to maintaining an objective, independent Board and committee leadership structure, and to fostering integrity over risk management throughout our company, and further demonstrates our commitment to a strong culture of compliance, governance, and ethical conduct. In addition, for information regarding how our Board and Board committees oversee ESG risks, see the discussion above under “Our Board actively oversees our focus on ESG” on page 8.

We believe our holistic, ongoing Board and committee risk oversight process provides for consistent and effective management of risks facing our company and demonstrates our commitment to a culture of rigorous risk management and compliance. Details of our company’s risk management policies and practices are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Form.

31	2022 PROXY STATEMENT

Corporate Governance

Board oversight of cybersecurity and information security risk

Our Board recognizes the importance of maintaining the trust and confidence of our clients and employees. As a part of its objective, independent oversight of the key risks facing our company, the Board devotes significant time and attention to data and systems protection, including cybersecurity and information security risk.

The Board, which includes members with cybersecurity, technology, and information security experience, oversees management’s approach to staffing, policies, processes, and practices to gauge and address cybersecurity and information security risk. Our Board and Enterprise Risk Committee each receive regular presentations and reports throughout the year on cybersecurity and information security risk. These presentations and reports address a broad range of topics, including updates on technology trends, regulatory developments, legal issues, policies and practices, information security resources and organization, the threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external incidents and critical threats. At least twice each year, the Board discusses cybersecurity and information security risks with our Chief Technology Officer and our Chief Information Security Officer.

The Board receives prompt and timely information from management on any cybersecurity or information security incident that may pose significant risk to our company and continues to receive regular reports on the incident until its conclusion.

Additionally, our Board receives timely reports from management on key developments and incidents involving large global corporations, as well as specific information about financial services peers and vendors.

Our Enterprise Risk Committee also annually reviews and approves our Global Information Security Program and our Information Security Policy, which establish administrative, technical, and physical safeguards designed to protect the security, confidentiality, and integrity of client information in accordance with the Gramm-Leach-Bliley Act and the interagency guidelines issued thereunder, and applicable laws globally. Our Enterprise Risk Committee’s charter makes explicit that the Committee is responsible for reviewing cybersecurity and information security risk and the steps taken by management to understand and mitigate such risk.

Cybersecurity governance highlights

•	Comprehensive reporting (including performance metrics which allow for quantitative assessment) to our Board and Enterprise Risk Committees (both scheduled and real-time) in response to key developments.

•	Multi-format reporting approach, with presentations to Board as well as memoranda addressing key issues.

•	Cross-functional approach to addressing cybersecurity risk, with Global Technology, Risk, Legal, and Corporate Audit functions presenting on key topics.

•	Global presence, with employees and 24/7 cyber threat operations centers around the world.

•	Collaborative approach, working with a wide range of key stakeholders to manage risk, and share and respond to intelligence.

Under the Board’s oversight, management works closely with key stakeholders, including regulators, government agencies, law enforcement, peer institutions, and industry groups, and develops and invests in talent and innovative technology in order to manage cybersecurity and information security risk. Our company has information security employees across the globe, enabling us to monitor and promptly respond to threats and incidents, maintain oversight of third parties, innovate and adopt new technologies, as appropriate, and drive industry efforts to address shared cybersecurity risks. All employees, contractors, and those with access to our company’s systems receive education on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats through our Security Awareness For Everyone program.

Compensation governance and risk management

Key practices in compensation governance and risk management

•	The independent members of the Board approve CEO compensation, and the Compensation and Human Capital Committee approves compensation for all other executive officers.

•	The Enterprise Risk Committee and Audit Committee further review and approve compensation for the Chief Risk Officer and Chief Audit Executive, respectively.

•

Independent control functions—including Corporate Audit, Risk and Compliance, Finance, Human Resources, and Legal—provide direct feedback to the Compensation and Human Capital Committee on executive officer performance and the pay-for-performance process.

•	Our incentive plan design and governance processes appropriately balance risks with compensation outcomes.

•	Senior management and independent control functions, including risk, annually review and certify our incentive plans.

Compensation governance

Our Compensation and Human Capital Committee follows procedures intended to promote strong governance of our pay-for-performance philosophy. The Committee regularly reviews: (i) company performance; (ii) our executive compensation strategy, approach, trends, and regulatory developments; and (iii) other related topics, as appropriate. Each year, the Committee reviews, and makes available to our Board, an executive compensation statement, or “tally sheet,” for each executive officer. The tally sheets reflect each executive officer’s total compensation, including base salary, cash and equity-based incentive awards, the value of prior restricted stock unit awards (including the status of achieving any

BANK OF AMERICA	32

Corporate Governance

performance goals), qualified and nonqualified retirement and deferred compensation benefit accruals, and the incremental cost to our company of the executive’s perquisites. The Committee uses this information to evaluate all elements of compensation and benefits provided to an executive officer. The Committee also annually reviews market pay practices, including compensation benchmarks at our primary competitor group, to evaluate market trends and competitive pay levels for our executive officers. For additional information, see “Competitor groups” section on page 68.

Annually, the Committee reviews with our Board its compensation decisions (including cash and equity-based incentive awards, if applicable) for executives who report directly to our CEO. With respect to the CEO’s compensation, the Committee makes a recommendation that is further reviewed and approved by the independent members of the Board. The CEO does not participate in Committee or Board deliberations about his compensation. Additionally, for our Chief Risk Officer and Chief Audit Executive, the Committee’s pay recommendations are further reviewed and approved by our Board’s Enterprise Risk Committee and Audit Committee, respectively.

Executive officers do not engage with the Committee in setting the amount of their own individual compensation. During annual performance reviews for executive officers other than our CEO, the Committee considers our CEO’s perspective and incentive award recommendations before approving compensation for each of these executive officers. In addition, the Committee considers the performance of our various lines of business, business segments and functions, as well as performance feedback from our Chief Human Resources Officer and our independent control functions (Corporate Audit, Risk and Compliance, Finance, Human Resources, and Legal).

The Committee has the sole authority and responsibility under its charter to approve engaging any compensation consultant it uses and the fees for those services. The Committee retained Farient Advisors LLC (Farient Advisors) as its 2021 independent compensation consultant. Farient Advisors’ business with us is limited to providing independent executive and director compensation consulting services. Farient Advisors does not provide any other services to our company. For 2021, Farient Advisors provided the Committee external market and performance comparisons, advised the Committee on senior executive, CEO, and director compensation, assisted in evaluating program design, and assisted with other executive and director compensation-related matters. In performing these services, Farient Advisors met regularly with the Committee without management and privately with the Chair of the Committee.

The Committee may delegate to management certain duties and responsibilities regarding our benefit plans. Significant Committee delegations to management include authority to: (i) the Management Compensation Committee to direct the compensation for all of our employees except for our CEO and his direct reports; and (ii) the Corporate Benefits Committee to oversee substantially all of our employee benefit plans. See “Compensation governance structure” below.

Compensation risk management policies and practices

Our Compensation and Human Capital Committee is committed to a compensation governance structure that effectively contributes to our company’s overall risk management policies.

Compensation governance policy. The Committee has adopted and annually reviews our Compensation Governance Policy, which governs our incentive compensation decisions and defines the framework for oversight of enterprise-wide incentive compensation program design. Consistent with global regulatory initiatives, our Compensation Governance Policy requires that our incentive compensation plans do not encourage excessive risk-taking.

Our Compensation Governance Policy addresses...

•  Definition and process for identifying “risk-taking” employees

•  Key goals and process for incentive compensation plan design and governance to appropriately balance risks with compensation outcomes, including:

O  funding incentive compensation pools

O  determining individual incentive compensation awards

O  use of discretion as part of those processes

•  Policies on incentive compensation plan effectiveness through testing and monitoring to confirm that the plans appropriately balance risks with compensation outcomes, including developing processes to administer cancellations and clawbacks

•  Policies that provide for the independence of our company’s independent control functions and their appropriate input to the Committee

33	2022 PROXY STATEMENT

Corporate Governance

Compensation governance structure. Our compensation governance structure allocates responsibility so that our Board, Compensation and Human Capital Committee, or the appropriate management-level governing body makes compensation decisions with documented input from the independent control functions. This approach promotes effective oversight and review and facilitates the appropriate governance to balance risk and reward. Below is an illustration of our compensation governance structure, which is influenced by internal considerations and external factors:

Incentive plan certification process. Pursuant to our Compensation Governance Policy, our annual incentive plan certification and review process provides for a comprehensive review, analysis, and discussion of incentive design and operation. As part of the governance for incentive plans, each of the CEO’s direct reports, along with their management teams and independent control functions (including their respective risk officers), meet periodically to discuss how business strategy, performance, and risk align to compensation. The relevant participants certify that the incentive programs they review: (i) are aligned with the applicable lines of business and our company’s business strategy and performance objectives, (ii) do not encourage excessive or imprudent risk-taking beyond our company’s ability to effectively identify and manage risk, (iii) are compatible with effective controls and risk management, and (iv) do not incentivize impermissible proprietary trading. Our Chief Risk Officer also certifies all incentive plans across our company as part of the Management Compensation Committee’s governance process. Farient Advisors and the Compensation and Human Capital Committee review these management certifications.

Incentive plan audit reviews. Corporate Audit annually reviews the operational effectiveness of the incentive compensation program, using a risk-based approach to evaluate plan design, pay execution, program governance, and conformity with regulatory requirements.

Conduct reviews. As part of our compensation governance practices, management reviews the results of the conduct review process so that conduct is consistently and appropriately considered in performance assessments and pay decisions across the company. These performance and pay outcomes are reviewed at least annually by the Committee.

Independent control function feedback. In addition to reviewing the individual incentive compensation awards for executive officers and other senior executives who report directly to the CEO, the Committee also reviews the outcomes of our control function feedback process and individual incentive compensation awards for certain highly compensated employees. As part of its governance process, the Committee meets with the heads of our independent control functions and business lines to discuss their feedback on the pay-for-performance process, including how risk management and conduct matters were factored into compensation decisions.

These processes and reviews, in combination with risk management and clawback features, are key components of our compensation programs. These programs are designed to appropriately hold employees accountable, while balancing risks and rewards in a way that does not encourage excessive or imprudent risk-taking or create risks that are reasonably likely to have a material adverse effect on our company.

Hedging policy. Under our Code of Conduct and other policies, all Bank of America directors, executive officers, and certain other designated insiders are prohibited from hedging and speculative trading of Bank of America securities. They may not engage in short sales or trading in puts, calls, and other options or derivatives with respect to our securities. All other employees may not engage in any such transactions other than transactions that hedge against an existing long position in our securities if the shares underlying the position are readily available for sale or delivery. No employee may hedge the value of outstanding restricted stock units or other equity-based awards, and such awards may be forfeited or recouped for violation of our anti-hedging and derivative transactions policies.

Additional corporate governance information

More information about our corporate governance can be found on our website at http://investor.bankofamerica.com under the heading “Corporate Governance,” including our: (i) Certificate of Incorporation; (ii) Bylaws; (iii) Corporate Governance Guidelines (including our related person transactions policy and our Director Independence Categorical Standards); (iv) Code of Conduct and related materials; and (v) composition and charters of each of our Board committees. This information is also available in print, free of charge, upon written request addressed to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255.

BANK OF AMERICA	34

Shareholder engagement

Shareholder engagement

We interact with our investors in a variety of ways. Our Investor Relations team regularly meets with shareholders, prospective investors, and investment analysts. These meetings often include participation by our Chair and CEO, Chief Financial Officer, or line of business leaders, and they generally are focused on company performance, strategy, and Responsible Growth. Our Lead Independent Director and management also regularly engage with our shareholders to solicit their views and input on company performance, corporate governance, ESG, and other topics of interest to them, such as environmental initiatives, climate risk, racial equality and economic opportunity, human capital management, and executive compensation matters. The combination of information received in Investor Relations meetings and shareholder engagement meetings provides the Board and management with insights into a comprehensive scope of topics important to our shareholders.

Our shareholder engagement program

Board-driven engagement. Our Corporate Governance, ESG, and Sustainability Committee oversees the shareholder engagement process and regularly reviews and assesses shareholders’ input. Our Compensation and Human Capital Management Committee receives regular reports on shareholders’ input on compensation and human capital management topics. Both our Chair and our Lead Independent Director play a central role in our Board’s shareholder engagement efforts. Our other directors may also participate in meetings with shareholders.

Commitment codified in governing documents. Our Corporate Governance Guidelines and our Corporate Governance, ESG, and Sustainability Committee’s charter codify our Board’s oversight of shareholder engagement; they reflect our Board’s understanding of the critical role shareholder engagement has as a routine part of our governance.

Year-round engagement and Board reporting. Our Corporate Secretary, ESG, Human Resources, Investor Relations, and Public Policy teams, together with executive management members and our Lead Independent Director, conduct regular, year-round outreach to shareholders in-person (when possible) and by phone to obtain their input on key matters and to inform our management and our Board about the issues that our shareholders tell us matter most to them. Our Investor Relations and Corporate Secretary teams provide periodic company updates throughout the year to our institutional shareholders, driving awareness of our significant corporate governance matters, environmental and social initiatives, and stakeholder impacts, and changes in our Board and executive management. We also continue to improve our engagement and communications with our retail shareholders, including employee shareholders.

Transparent and informed governance enhancements. Our Board routinely reviews and improves our governance practices and policies, including our shareholder engagement practices. Shareholders’ input is regularly shared with our Board, its committees, and management, facilitating a dialogue that provides shareholders with transparency into our governance practices and considerations, and informs our company’s enhancement of those practices. In addition to shareholders’ sentiments, our Board considers trends in governance practices and regularly reviews the voting results of our shareholders’ meetings, the governance practices of our peers and other large companies, and current trends in governance. See page 37 for additional detail on recent governance enhancements our Board implemented.

Our 2021 and early 2022 shareholder engagement initiatives

Our Lead Independent Director, Mr. Nowell, and management have met with shareholders holding approximately 34% of our shares outstanding and key stakeholders throughout 2021 and in early 2022. As part of these discussions, Mr. Nowell shared information about his transition to the role of Lead Independent Director in April 2021. We obtained these shareholders’ input and discussed their views on, among other things, our Board’s independent oversight of management, our Board’s composition and director succession planning and recruitment, and our Board’s oversight of senior management succession planning, our environmental and social initiatives, including our company’s long-standing focus on racial equality and economic opportunity, and our human capital management practices. We also discussed the advisability of asking shareholders to ratify our Bylaw amendment to provide for the Delaware Exclusive Forum Provision. See Proposal 4 on page 85. These views were shared with our Board and its committees for their consideration.

More broadly, we sent periodic company updates to our largest 250 shareholders representing approximately 66% of our shares outstanding throughout 2021.

To further our engagement with all shareholders, including retail and employee shareholders, we significantly enhanced our annual meeting webpage in 2019 and continue to refine the webpage to provide shareholders with a platform to easily access information about our annual meeting, our director nominees, and the matters for shareholder vote. This dedicated retail shareholder annual meeting webpage includes video interviews with our directors so shareholders have the opportunity to hear directly from our Board, addresses topics such as governance and our Responsible Growth, and includes resources such as our Human Capital Management updates in our 2021 Annual Report. To access the 2022 annual meeting webpage and the director video interviews, please go to https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

35	2022 PROXY STATEMENT

Shareholder engagement

By the numbers: Depth of shareholder engagement in 2021 and early 2022

What we learned from our meetings with shareholders

•  Shareholders were interested in the culture of our Board and how directors influence management’s execution of our company’s values and risk management practices, and the Board’s oversight of management succession planning and management changes announced in 2021.

•  A strong majority of the institutional shareholders we spoke with believe that our Board should retain the flexibility to determine its leadership structure, and that our current Board leadership structure and practices provide appropriate independent oversight of management.

•  Shareholders are supportive of our approach to Board leadership, composition, and refreshment, and our deliberate process for director succession planning, including our recent Lead Independent Director succession plan.

•  Shareholders appreciated meeting with our Lead Independent Director, Mr. Nowell, and hearing directly from him regarding his transition as Lead Independent Director, Board priorities in 2021-2022, our Board’s oversight of the company’s response to the pandemic, and our drive for Responsible Growth, including our strategy and risk management practices, our acceleration of work previously underway to drive racial equality and economic opportunity, and our ESG initiatives.

•  Shareholders understand our approach to Responsible Growth and the important role our ESG practices have in making Responsible Growth sustainable. They appreciated the breadth and depth of our disclosures in these areas, including the transparency we have provided on our commitment to human capital and environmental matters.

•  Shareholders were instrumental in assisting us shape the scope and content of our initial Human Capital Management Report in 2019 and further updates to the report, providing valuable insight about the types of information and transparency that continue to aid in their understanding of our human capital management practices and how our actions in these areas, including our focus on diversity in all aspects of our business, help drive Responsible Growth.

•  We discussed our company’s Net Zero Goal, our work helping clients and communities transition to low- and no-carbon technologies and business models, and how we are developing methods to track and measure our progress and the progress of our clients in this transition.

•  We shared how our focus on environmental sustainability is aligned with work our CEO is spearheading with the WEF’s International Business Council to develop the recently announced Stakeholder Capitalism Metrics—a universal set of ESG metrics and disclosures to help companies demonstrate their contributions to specific sustainable development goals derived from and converging existing standards. Our shareholders were interested in how this impacts not only our goals and metrics but also how it may affect public disclosures generally.

•  During our discussions with shareholders, some investors expressed a desire for increased consolidation of our disclosures on the company’s activities regarding racial equality, civil rights and nondiscrimination, and our activities to improve economic opportunity, which we have addressed through disclosures in this proxy statement and in our 2021 Annual Report that accompanies this proxy statement.

• Shareholders expressed support of our company’s overall approach for compensating named executive officers.

•  Shareholders appreciate the broad access to senior management subject matter experts regarding company performance, corporate governance, and environmental, social, and human capital management matters.

BANK OF AMERICA	36

Shareholder engagement

Demonstrated track record of responsiveness to investors and other stakeholders

Our Board evaluates and reviews input from our shareholders in considering their independent oversight of management and our long-term strategy. As part of our commitment to constructive engagement with investors, we evaluate and respond to the views voiced by our shareholders, including voting results from our annual meetings of shareholders. Our dialogue has led to enhancements in our corporate governance, ESG, and executive compensation practices, which our Board believes are in the best interest of our company and our shareholders. For example, after considering input from shareholders and other stakeholders:

•  We continued to actively consider board succession planning and refreshment, driven by our Corporate Governance, ESG, and Sustainability Committee and the process described in “Identifying and evaluating director candidates” on page 10

•  Based in part upon shareholders’ input, we are asking shareholders to ratify the amendments to our Bylaws to provide for Delaware Exclusive Forum Provision. See Proposal 4 on page 85

•  We provided focused disclosure on our Board and management ESG oversight structure, including their oversight of human capital matters, ESG matters generally, and ESG risk (see page 8)

•  We enhanced ESG disclosures in this proxy statement (see pages 38 through 47) and in our 2021 Annual Report. We continue to add to and refine disclosures on Responsible Growth and our work to drive Responsible Growth daily in our businesses and by sharing success in our communities, driving progress to help reach a clean energy future, and being a great place to work. We provide highlights of our ESG accomplishments, including our philanthropy, actions to promote racial equality and economic opportunity, work to mobilize and deploy sustainable finance, and progress on our climate strategy

•  In our 2021 Annual Report, we include Human Capital Management updates to share the latest information about our commitment to being a great place to work, including our support of the physical, emotional, and financial wellness of teammates; being an inclusive workplace; and our EEO-1 data. A subset of this information is summarized in this proxy statement (see pages 43 through 47)

•  We continued our active participation in The Value Reporting Foundation, including through the service of our Chief Accounting Officer on The Value Reporting Foundation Board of Directors

•  We published our first TCFD Report in 2020 providing information to our shareholders, clients, and communities regarding the potential financial risks of climate change to our businesses and how we are managing those risks. We plan to update this report in 2022; this is in addition to the information about how we manage climate risk already disclosed in our 2021 Annual Report

•  We updated our Environmental and Social Risk Policy Framework (ESRPF) to highlight our Net Zero Goal, our collaboration with peer banks through PCAF to create a consistent methodology to assess and disclose emissions associated with each bank’s financing activities, operations, and supply chain, and our plan to set public goals to reduce emissions for key high-emitting portfolios, including energy and power utilities in 2022

•  We continued to refine our shareholder engagement process to connect shareholders and key stakeholders with our Lead Independent Director, Chair, other independent directors, and executive management

•  At our 2021 annual meeting, 94.4% of the votes cast favored the “Say on Pay” proposal. Our Compensation and Human Capital Committee considered this result and input from investors during our shareholder engagement process, and in light of the strong support, maintained a consistent overall approach for compensating named executive officers for 2021 full year performance. See Proposal 2 on page 54. Also see “Shareholder engagement & ‘Say on Pay’ results” on page 55 for a discussion of our compensation-related shareholder engagement and our historical “Say on Pay” vote results.

37	2022 PROXY STATEMENT

Our ESG leadership

Our ESG leadership(1)

Responsible Growth has four straightforward tenets:

•  We have to grow—no excuses

•  We have to be client focused in our growth

•  We have to grow within our risk appetite

•  And our growth must be sustainable

To drive Responsible Growth, our growth must be sustainable. This includes:

(1) sharing our success with our communities, including through our ESG leadership;

(2) being a great place to work; and

(3) driving operational excellence(2) so that we can continue to invest in our employees and our capabilities.

By focusing on Responsible Growth, we deliver for our teammates, clients, and shareholders and help address society’s biggest challenges.

Our Board actively oversees management in how we drive Responsible Growth

Our Board actively oversees our drive for Responsible Growth through comprehensive ESG-governance and oversight practices. This begins with our management-level Global ESG Committee, which is comprised of senior leaders from every major business line and control function who are actively engaged in managing our ESG approach and governance. The Global ESG Committee engages in dialogue and debate on social and environmental issues that are significant to our business, including our human capital management practices, the societal and environmental impacts of our product and service offerings, and our business investments with the goal of creating a sustainable economy. The Global ESG Committee is also charged with providing overall leadership in our long-standing philanthropic and investment activity to advance racial equality and economic mobility. This committee which is accountable to our CEO and met six times in 2021, regularly reports on the company’s ESG activities and emerging ESG opportunities to the Board’s Corporate Governance, ESG, and Sustainability Committee, reviews human capital management considerations with the Board’s Compensation and Human Capital Committee, and provides ESG risk updates to the Board’s Enterprise Risk Committee. Given the significance of this topic, the Global ESG Committee also regularly engages directly with the Board on the company’s ESG activities, including our $1.25 billion commitment to advance racial equality and economic opportunity. See “Our Board actively oversees our focus on ESG” on page 8.

We have also established a Sustainable Markets Committee, which reports to the Global ESG Committee, to coordinate and accelerate our progress, identify new opportunities, and build upon our work in sustainable finance, including helping accelerate the transition to an environmentally sustainable, low-carbon economy. Through the Sustainable Markets Committee, we are driving consistent perspective and focus on all we are doing in sustainable finance, from policy and research to the deployment of capital and development of investment products across all our business and client bases.

We receive input from independent third parties offering a diversity of perspectives and subject matter expertise

We seek advice from a wide range of experts. We actively consult with independent third parties with diverse perspectives to help us better serve our clients, make our company a great place to work, and share success with our communities and our stakeholders. We convene with shareholders, industry leaders, consumer advocates, community advisors, thought leaders, and other stakeholders for their advice and guidance in shaping our policies and practices, and engage with our stakeholders in important assessments that identify and promote progress.

Because we are an active participant in each local community in which we operate, we understand its economy, culture, strengths, and challenges. Our efforts to deliver effective solutions and service by matching the right resources to each community’s individual needs are informed by input received from community leaders, consumer advocates, and other local stakeholders.

(1)

Company goals are aspirational and not guarantees or promises that all goals will be met. Statistics and metrics included in this “Responsible Growth” section are estimates and may be based on assumptions or developing standards. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this proxy statement.

(2)	See our 2021 Annual Report for additional information.

BANK OF AMERICA	38

Our ESG leadership

Examples. Our Global Advisory Council is an advisory board consisting of internationally recognized business, academic, and public policy leaders who assist us on global strategy. Members offer advice on our company’s global engagement and provide a wide range of perspectives on local market trends around the world.

Our National Community Advisory Council (NCAC) is a diverse group of senior leaders from social justice, consumer advocacy, community development, and environmental organizations and policy institutes that meets several times each year to provide a range of external perspectives on our business policies, practices, and products. For more information about the NCAC see page 41.

Other outside experts examine individual employee pay and are an integral part of our robust policies and practices to help guide nondiscriminatory pay decisions. See page 46.

Sharing our success and making a global impact

As a global financial institution, we recognize that one of the most critical roles we can play is accelerating the deployment of capital to address the 17 United Nations’ Sustainable Development Goals, which are directed toward building a sustainable, prosperous future for all of us. There is a significant gap between the amount of capital needed to address these global challenges and the amount that is being mobilized today. Private sector engagement is critical to closing this gap. Through the combined resources and expertise of the global financial community, governments, and nonprofit organizations, we are working to address problems through business decisions that improve our communities, generate growth, and lead to a return on investment.

Sharing success with our communities

Philanthropy. .Our philanthropic initiatives are a component of our overall business strategies and a key part of how we make our growth sustainable. We have long shared our success with communities through targeted, intentional philanthropic investments, and we have developed strong partnerships with nonprofit organizations to help address issues fundamental to economic mobility and social progress. We focus on improving the lives of individuals and families by investing in basic needs, workforce development, and education, while also strengthening broader community vitality by addressing needs related to affordable housing, small businesses, and neighborhood revitalization. Through our partnerships, we support vulnerable populations, including working families, youth and young adults out of school and work, seniors, individuals living with disabilities, veterans, and those impacted by the criminal justice system—enabling them to move forward toward their goals. In 2021, we provided $370 million in philanthropic investments to drive economic mobility in the communities we serve, including more than $94 million in support of workforce development/jobs, $87 million for community development/affordable housing, and more than $81 million for basic needs including nearly $5 million for natural disaster and humanitarian needs. We continue to invest locally through our signature philanthropic programs, Neighborhood Builders and Neighborhood Champions, supporting more than 1,400 local nonprofits and the leadership development of 2,800 nonprofit executives since 2004. Last year, we connected 4,000 young adults across more than 80 markets to virtual and in-person summer jobs.

Racial equality and economic opportunity. As a company with national and global operations, our Board and management understand the need for real and ongoing progress on assessing and addressing racial and economic inequality in the United States. Our long-standing commitment to advance racial equality and economic opportunity includes multiple strategies from across our company. Through all of our activities, we drive positive change both within our company—with our global teammates—and outside our company. We enlist many independent third parties for advice, counsel, perspective, ideas, and assistance. These third parties and other stakeholders represent a range of diverse perspectives and provide continuous feedback on our actions and progress, holding us accountable. Our Board and its Corporate Governance, ESG, and Sustainability Committee and Compensation and Human Capital Committee provide governance and oversight to these efforts. We regularly report on our activities, seek input from our shareholders about the types of information that would be useful to them in assessing our activities, review that input with our Board and its committees, and provide additional disclosures in response so that we are accountable for our progress. We will continue this cycle of work—focus on ESG leadership, input and counsel from independent and diverse perspectives, Board oversight, additional transparency, and accountability—to power and amplify momentum on the flywheel that drives concrete actions that further progress.

39	2022 PROXY STATEMENT

Our ESG leadership

We have a demonstrable sustained record of promoting civil rights, racial equality and nondiscrimination, and advancing economic opportunity both inside our company and with external stakeholders. Examples include:

•	We tripled our Bank of America Community Homeownership Commitment® to $15 billion through 2025 with a goal to help 60,000 LMI individuals and families to purchase a home.

•	We committed $60 million to increase access to capital and career opportunities for Black, Indigenous, and People of Color affordable housing developers.

•	As part of our $1.25 billion, five-year commitment to advance racial equality and economic opportunity, we’ve committed more than $450 million:

$43M to 22 Minority Deposit Institutions and Community Development Financial Institutions	$25M to 21 Historically Black Colleges and Universities, Hispanic-serving institutions and community colleges	More than $300M to over 100 minority-focused and minority-led equity funds to provide capital to diverse entrepreneurs and small business owners

Sustainable finance. Our enterprise-wide focus on sustainable finance taps the power and scale of the capital markets to deliver on both profitability and progress. It is designed to unlock the necessary financing to help address major global and local challenges such as affordable housing, sustainable energy, clean water and sanitation, education, and health care. In 2021, we mobilized and deployed approximately $250 billion in sustainable finance activity, an all-time high, to support our $1.5 trillion sustainable finance goal; highlights include:

•

We originated over $400 million in loans and investments as part of our more than $2 billion portfolio in Community Development Financial Institutions (CDFIs) to finance affordable housing, economic development, small businesses, health care centers, charter schools, and other community services.

•

We issued our second $2 billion Equality Progress Sustainability Bond, designed to help advance racial and gender equality, economic opportunity and environmental sustainability. Since 2013, Bank of America has issued $11.9 billion across nine Green, Social and Sustainability Bonds.

•

We provided a record $6.6 billion in loans, tax credit equity investments, and other real estate development solutions through Community Development Banking to finance affordable housing and economic development across the country. Between 2005 and 2021, we financed over 227,000 affordable housing units.

•

We have been a top renewable energy tax equity investor in the U.S. since 2015 with a total of approximately $12 billion at the end of 2021. Our investments have contributed to the development of approximately 16% (38 gigawatt) of total installed renewable wind and solar energy capacity in the U.S.

Sustainability in our operations. We are carbon neutral, purchase 100% renewable electricity, and are working to achieve our Net Zero Goal of net zero GHG emissions in our financing activities, operations, and supply chain before 2050.

Sustainable client balances. Our wealth management business has $55.6 billion in assets with a clearly defined ESG investment approach.

Arts and culture. We are helping local economies thrive and advancing cultural understanding by investing more than $52 million in support of arts and culture nonprofits around the world to connect people to art and its contribution to our society.

Employee giving and volunteering. We doubled the value of matching gifts for employee donations to select organizations supporting racial equality and economic opportunity, lowered the matching gift minimum in response to local and global disasters, and encouraged virtual volunteerism. In response, employees gave more than 1.6 million volunteer hours and directed more than $72 million in combined individual giving and the company’s matching gifts, volunteer grants, and other employee-directed giving programs to support more than 37,000 organizations globally.

Women’s economic empowerment. To date, we helped 75,000 women from more than 140 countries and territories grow their businesses through partnerships with the Tory Burch Foundation, Vital Voices, the Cherie Blair Foundation, Kiva, and Cornell University. We also launched the Bank of America Access to Capital Directory, which has more than 300 sources of capital – ranging from grants to equity investments to loans.

Better Money Habits®. Through our Better Money Habits platform, we connect people to guidance and tools that help them to take control of their finances. Free financial education on our Better Money Habits website has been accessed more than 3.5 billion times across all platforms since launching in 2013, including more than 7.6 million site visits in 2021, and consumers clicked through to make an appointment nearly 33,000 times. Visits to our Spanish site, Mejores Habitos Financieros, are up 54% from 2020 to 2021.

Supplier diversity. Through our Supplier Diversity & Responsible Sourcing Program we spend close to $2 billion with diverse suppliers each year.

Small business lending. We provide advice, tools, solutions, and dedicated support to meet the unique needs of our 11 million small business owners. We are a top lender in the Small Business Administration’s 504 and 7(a) programs, according to the FDIC. More than half (57%) of all small business loan balances originated in 2021 were made to LMI businesses, or to businesses in LMI areas.

BANK OF AMERICA	40

Our ESG leadership

Spotlight on Bank of America’s

National Community Advisory Council

To better understand and responsibly address the needs of our clients and communities, we seek outside perspectives. In 2005, we formed our National Community Advisory Council, or NCAC, a forum made up of senior leaders from social justice, consumer advocacy, community development, environmental, and research organizations from whom we solicit independent external perspectives, guidance, and feedback. Initially, the NCAC was predominantly focused on delivering against the components of the Community Reinvestment Act. Over time, the NCAC’s dialogue with us has evolved to provide broader feedback as we examine our business practices and products, community investments, and diversity and inclusion efforts. In 2015, the NCAC was expanded to include environmental stakeholders to more fully inform all our ESG efforts.

The NCAC meets at least twice annually and has been meeting with greater frequency during the pandemic. Our CEO and senior management join these meetings regularly and our independent Board members have had the opportunity to meet and hear directly from our NCAC advisors.

Our NCAC advisors provide multiple perspectives, engage in healthy debate and dialogue with us, and offer sound advice on critical issues affecting our clients, employees, and communities. Over the years, these advisors have informed our practices, policies, products and services in numerous areas; they are important and valuable voices helping us deliver Responsible Growth.

Consumer Products and Retail

The NCAC provided valuable feedback on the evolution of policies and practices in our efforts to reduce checking account fees, eliminate non-sufficient funds fees, and reduce clients’ reliance on overdraft.

Since 2010, we have engaged with our NCAC advisors for their guidance and feedback on the many steps we have taken to empower our consumer and small business clients to bank with greater confidence and reduce overdraft usage. Their input helped inform our January 2022 announcement of significant changes to our overdraft services, including plans to eliminate non-sufficient funds fees, reduce overdraft fees from $35 to $10, and eliminate the transfer fee associated with Balance Connect™ for overdraft protection service.

In addition, the NCAC’s perspectives on the needs of lower income clients helped inform the product development of SafeBalance Banking®, Affordable Loan Solution™, Better Money Habits®, and Balance Assist™. The NCAC also provides perspective on key societal issues such as access to credit, financial literacy, affordable housing, small business, and mortgage lending.

Workforce and Jobs

Our engagement with the NCAC members led to the pilot and subsequent expansion, in partnership with UnidosUS, of Latinos in Finance, a workforce development program focused on training bilingual talent for financial center positions. Additionally, our NCAC advisors provided input on our Pathway’s initiative designed to hire thousands of teammates from LMI communities.

Racial Equality and Economic Opportunity

The NCAC—especially those members focused on civil rights, community development, and consumer advocacy—helped inform the development of our $1.25 billion, five-year commitment to advance racial equality and economic opportunity. Our commitment to racial equality spans the company and is rooted in our long-standing diversity and inclusion practices, including hiring and retention, compensation, benefits, and our employee networks. Our NCAC advisors continue to provide input on areas where we need to increase transparency or should focus our attention.

Environmental Commitments

As we continue our work to address climate change and the demands on Earth’s natural resources, our NCAC advisors have been instrumental in providing counsel, including how we deliver on and work to achieve our Net Zero Goal.

Sustainable Finance

NCAC has contributed to our work over the years on the innovation and development of our sustainable finance efforts, including our leading $2 billion portfolio of loans, deposits, and investments in CDFIs and by providing feedback on our $1.5 trillion sustainable finance goal, including our $1 trillion environmental business initiative.

NCAC Member Organizations

American Enterprise Institute

Asian Americans Advancing Justice—Los Angeles

Aspen Institute Latinos and Society Program

Brookings Institution

CDC Small Business Finance

Center for Climate and Energy Solutions (C2ES)

Center for Responsible Lending

Ceres

Clean Air Task Force

Consumer Federation of America

Enterprise Community Partners

Financial Health Network

Harvard Kennedy School, CSR Initiative

Hope Enterprise Corporation

Liftfund

NAACP

National Community Reinvestment Coalition

National Urban League

Oblate International Pastoral Investment Trust

Opportunity Finance Network

Self-Help Credit Union

Southern Bancorp, Inc.

The Leadership Conference on Civil and Human Rights

The Pew Charitable Trusts

UnidosUS

Urban Institute

World Resources Institute

41	2022 PROXY STATEMENT

Our ESG leadership

Driving progress through our focus on environmental sustainability

Our enterprise climate strategy

Minimize BAC’s impact on the climate: net zero before 2050	Assess & manage climate-related risks	Support clients in their low-carbon transition

Achieve net zero GHG emissions in our financing activities, operations and supply chain; Set reduction goals & strategies	Establish a rigorous risk management program that advances the use of climate risk factors to enhance preparedness for a low-carbon, climate resilient future	Sustainable finance goal; Client engagement; Carbon neutrality advisory

Our enterprise climate strategy is focused on minimizing our own climate impact, managing climate-related risks, and supporting and financing areas critical to the transition to an environmentally sustainable, low-carbon economy.

Minimize BAC’s impact on the climate: net zero by 2050. In 2021, we announced our Net Zero Goal to achieve net zero GHG emissions in our financing activities, operations, and supply chain before 2050. Achieving this goal will require technological advances, clearly defined roadmaps for industry sectors, public policies, and better emissions data reporting, as well as ongoing, strong and active engagement with clients, suppliers, investors, government officials, and other stakeholders. We are dedicating significant financial, intellectual, philanthropic, and catalytic capital to support the advancement of developing technologies, such as sustainable agriculture and biofuels, water infrastructure, clean hydrogen, waste-to-energy, and carbon capture and sequestration.

Tracking our progress towards achieving our Net Zero Goal includes establishing the baseline for emissions associated with our financing activities, often referred to as financed emissions. We joined the Partnership for Carbon Accounting Financials or PCAF in 2020 and, in collaboration with 15 other financial institutions, helped develop a consistent methodology to assess and disclose financed emissions. Additionally, given the urgency required to address climate change, we helped launch the Net-Zero Banking Alliance or NZBA in April 2021, which outlines guidelines for banks to achieve net zero GHG emissions, including the requirements for setting long-term and interim targets using widely accepted, science-based scenarios as well as establishing an emissions baseline and annually measuring and reporting the emissions profile of their lending portfolios and investment activities. As a member of NZBA, our company and more than 100 other financial institution members representing more than 40% of the world’s banking assets, have committed to set science-aligned emission reduction targets for 2030.

In addition to PCAF and NZBA, in 2021, we joined a number of coalitions focused on collaborating to accelerate the clean energy transition, including: Glasgow Financial Alliance for Net Zero, which includes NZBA and brings together leading financial institutions to accelerate the transition to a net zero global economy; Breakthrough Energy Catalyst to accelerate the development of the climate smart technologies necessary to achieve net zero emissions by 2050; and three efforts created by the WEF: First Movers Coalition (WEF and U.S. State Department) to mobilize collective demand for critical emerging technologies essential for the net zero transition; Clean Skies for Tomorrow Coalition to accelerate the supply and use of sustainable aviation fuel to reach 10% of global jet aviation fuel supply by 2030; and Natural Climate Solutions Investment Accelerator to drive and aggregate corporate demand for 1 Gigatonne of CO2 emissions through reductions and removals per year by 2025.

In line with our PCAF and NCBA commitments, we expect to begin to disclose financed emissions no later than 2023, and we expect to set 2030 targets for the significant majority of financed emissions in our portfolio by 2024. We plan to establish interim emissions reduction targets for high-emitting portfolios, including energy and power, and announce our first set of emission reduction targets in 2022. In line with our NZBA commitments, we plan to regularly review our targets so that they remain consistent with current climate science.

Support clients in their low-carbon transition. As we work to achieve our Net Zero Goal, we are focused on financing the transition to a low-carbon environment by rebalancing our portfolios over time and supporting the low-carbon economy. In 2021, we announced a goal to deploy $1 trillion by 2030 to help accelerate the transition to a low-carbon, environmentally sustainable economy by providing lending, capital raising, advisory and investment services, and by developing other client driven financial solutions to support low-carbon energy sources and technology. This commitment anchors a broader $1.5 trillion sustainable finance goal to support both environmental transition and social inclusive development, which spans business activities across the globe. These goals are aligned to addressing the United Nations’ Sustainable Development Goals and are intended to help drive business opportunities and enhance risk management related to the transition to a low-carbon economy. Our multi-year financing commitment provides financial capital, along with significant intellectual capital, to develop solutions to climate change and other environmental challenges. It focuses on low-carbon energy, energy efficiency, and sustainable transportation, in addition to addressing other important areas like water conservation, land use, and waste.

BANK OF AMERICA	42

Our ESG leadership

We actively engage with our clients to support their transitions to net zero GHG emissions. This engagement allows us to share our expertise and perspectives, deepen our collective understanding of issues, engage in constructive dialogue, and, often, create connections between stakeholders with differing views. Our wealth management clients have been increasingly interested in the role that ESG criteria can play in evaluating portfolio risks and long-term investment opportunities as well as the positive societal impact their investments may have. In response, our wealth management business has continued to expand on offerings that provide our clients access to strategies across multiple asset classes that integrate ESG criteria into their investment approach.

Assess & manage climate-related risks. Effective management of climate risk requires coordinated governance, clearly defined roles and responsibilities, and well-developed processes to identify, measure, monitor, and control risks. We continue to build out and enhance our climate risk management capabilities. As climate risk is interconnected with all key risk types, we have developed and continue to enhance processes to embed climate risk considerations into our Risk Framework, risk appetite, and risk management programs established for strategic, credit, market, liquidity, compliance, operational, and reputational risks. Our ESRPF aligns with our Risk Framework and provides additional clarity and transparency regarding our approach to environmental and social risks, including climate risk. The ESRPF also helps define how we deploy capital and resources to align our business practices to our values.

Climate-related risks are divided into two major categories:

(1) Transition risks—risks related to the transition to a low-carbon economy, which may entail extensive policy, legal, technology, and market changes

(2) Physical risks—risks related to the physical impacts of climate change, driven by extreme weather events, such as hurricanes and floods, as well as chronic longer-term shifts, such as temperature increases and sea level rise

We disclose our climate risk and governance practices under several frameworks including the ESG Stakeholder Capitalism Metrics developed by the WEF’s International Business Council (of which Mr. Moynihan serves as chair). In 2020, we issued our first report under the recommendations of the TCFD, and published our second Sustainability Accounting Standards Board Report in 2021. We plan to publish an updated TCFD report in 2022. This is in addition to publicly disclosed information about how we manage climate risk contained in our 2021 Annual Report, and reporting through the Global Reporting Initiative and CDP global disclosure system.

Our governance framework establishes oversight of climate risk practices and strategies by the Board, supported by its Corporate Governance, ESG, and Sustainability Committee and Enterprise Risk Committee, as well as the Management Risk Committee and the management-level Global ESG Committee. Our climate risk management efforts are overseen by our Global Climate Risk Executive, who reports to our Chief Risk Officer.

More details on our company’s approach to addressing climate change and managing risk in its financing activities can be found on our website and in our ESRPF and TCFD Report. For more information about our climate-related goals and commitments, including emissions associated with our operations and supply chain and progress on our sustainable finance goals, see our 2021 Annual Report.

Being a great place to work

Fostering a diverse and inclusive workplace

We believe that our diversity makes us stronger, and our leaders embrace diversity and inclusion as integral to our business success.

Our commitment to a diverse and inclusive environment starts at the top with our Board and CEO and extends to all teammates. Our CEO and management team set the diversity and inclusion goals of the company. Each management team member has action-oriented diversity goals, which are subject to our quarterly business review process, used as part of talent planning, and included in scorecards reviewed by the Board. Management team members cascade these goals across their organizations to support commitment and accountability across the company. We hold all managers responsible for driving a diverse workforce and an inclusive work environment. We also provide opportunities for managers to sponsor and support rising talent to continue building our diverse workforce.

The Global Diversity & Inclusion Council (GDIC) promotes diversity goal setting, which is embedded in our performance management process at all levels of the organization. The GDIC consists of senior executives from every line of business, has been in place for over 20 years, and has been chaired by our CEO since 2007. The GDIC sponsors and supports business, operating unit, and regional diversity and inclusion councils to provide for alignment to enterprise diversity strategies and goals.

Our Chief Diversity & Inclusion Executive partners with the CEO and management team to drive our diversity and inclusion strategy, initiatives, programs, and policies. We have built robust analytics and put processes in place at all levels of the company including our top three management levels comprised of approximately 1,650 people in senior roles, to drive progress and accountability.

43	2022 PROXY STATEMENT

Our ESG leadership

Transparency and accountability. Many of our shareholders have informed us of the importance they place on transparency and understanding our employee practices. In November 2019, we published our first Human Capital Management Report with details on all we do to support our employees and their families and our workforce diversity metrics over time. In October 2020, we followed up with an updated report to provide information on the steps we have taken during the global health crisis, our focus on hiring, developing, and retaining diverse talent and the additional steps we are taking to continue to build on our progress. In our 2021 Annual Report, we include Human Capital Management updates to continue to provide key information on our progress in being a great place to work. We routinely disclose our company’s EEO-1 workforce diversity metrics in order to publicly hold ourselves accountable and to confirm whether we are delivering on our commitment to increase diverse representation across the company wherever possible.

Workforce diversity. We hold ourselves accountable for increasing diverse representation by disclosing our employment metrics, measuring progress across top management levels, making managers responsible for driving advancement on their teams, and building a robust pipeline of emerging talent through recruitment and partnerships at campuses across the world. By maintaining this focus, we believe our company is well-positioned to attract and retain diverse talent, better serve our clients and communities, and build meaningful connections among our teammates.

Our company has built a diverse pipeline of candidates for positions at all levels of the company, including leadership positions, as demonstrated in our published diversity representation metrics. For over a decade, our company has had a long-standing practice of utilizing diverse slates in order to grow diversity at senior levels of the company. To further demonstrate our commitment to this long-standing practice, we have formalized the use of diverse candidate slates into a policy. The use of diverse slates at senior levels, among other broad based diversity practices, has helped to drive our strong progress against our aspirational goal where our employee population mirrors the clients and communities we serve.

Our latest measures show improvement in the diversity of our leadership, management and global workforce, including:

50% of our Board nominees are diverse(1), including 36% women.	55% of our management team is diverse(1), including 32% women.	50% of our workforce is women and 49% people of color.	Since 2015, our representation of teammates of color in the top three management levels increased +60%.

People of color in all management positions increased 41% since 2015.	Since 2009, representation of people of color in our Campus classes increased +47%.

Since 2015, we’ve seen improvements in representation of Asian, Black/African American and Hispanic/Latino teammates across key categories like management levels 1–3, managers, executive/senior level and mid-level.

Attracting and retaining talent. A key aspect of Responsible Growth is attracting and retaining exceptional talent from around the world to our company. This starts with how we recruit new employees and extends to the many ways we support their professional development and career growth. Starting with early identification programs, we connect first- and second-year college students to opportunities across the company to equip them with the knowledge and skills to meet their full potential. Our campus programs also pair thousands of interns with leaders across the company to make an impact from the start. Our campus recruitment initiatives and partnerships are fueling a pipeline of diverse talent to our company. We hire from more than 400 universities around the world to fill internship and full-time positions, including 14 Hispanic-serving institutions (HSIs) in key locations, including Puerto Rico, and over 60 Historically Black Colleges and Universities (HBCUs). Through our Africa Internship Program, we hire interns from universities in Côte d’Ivoire, Egypt, Ghana, Kenya, Nigeria, Rwanda, South Africa, Togo, Uganda and Zimbabwe. We also partner with more than 30 organizations focused on advancing diverse talent.

(1)	Includes women and people of color; CEO included with Board nominees

BANK OF AMERICA	44

Our ESG leadership

To help drive a culture of inclusion, we have developed and provide employees access to a range of programs and resources focused on building understanding and driving progress in the workplace.

Courageous conversations	Diversity leadership councils	Employee networks	External partnerships

In 2021, we engaged in 350+ courageous conversations and inclusion learning and development programs, reaching nearly all of our teammates in dialogues focused on topics central to who we are including racial equality, economic opportunity, gender, sexual orientation, disability status, military service, mental health, and more.

We encourage peer-to-peer support through our seven Diversity Leadership Councils. Our councils convene regularly to hear from our management team and external thought leaders, provide oversight of our diversity commitment, discuss strategies to improve advocacy, sponsorship and retention, address unique obstacles to career advancement and grow client relationships.

Our leadership councils work closely with our 11 employee networks, comprised of 355 chapters and approximately 230,000 memberships worldwide. Employee networks provide teammates with opportunities to develop leadership skills, build strong ties with local communities, broaden views of diversity, and create a more inclusive workplace and environment.

We reinforce our commitment to diversity and expand our impact by partnering with other organizations focused on advancing and driving inclusion in the workplace, and with colleges, universities, and community colleges HBCUs, HSIs, and tribal colleges.

Promoting physical, emotional, and financial wellness

We deepened our already-enhanced focus on the wellbeing of our employees and their loved ones in 2021, and provided comprehensive benefits and programs to support their overall wellness and help them thrive.

Physical wellness. In addition to our support of our employees and their families during the global health crisis, our approach to physical wellness is based on how we can help employees address health risks and manage health care costs, including by providing robust health and insurance benefits and wellness and prevention resources.

For the ninth year in a row, we held medical premiums flat for U.S. employees earning less than $50,000 in performance year cash compensation. And, for the fifth straight year, employees earning between $50,000 and less than $100,000 saw nominal premium increases.

We provided no-cost, virtual medical consultations with Teladoc® and a 24/7 nurse line for those enrolled in our national U.S. bank medical plans.

We introduced a new cancer support benefit for employees and loved ones to help schedule expedited appointments, coordinate care, recommend a local facility and more.

Emotional wellness. Mental health has been an increasingly urgent and important focus as the global health crisis continues, and we’ve provided additional resources to help employees manage stress, build resiliency, and pursue mindfulness.

We added access to licensed social workers and psychologists for youths aged 13-17 through Teladoc in addition to the no-cost virtual consultations with mental health specialists for employees in our national medical plans.

Over 23,000 telephonic and face-to-face confidential counseling sessions were supported through our employee assistance programs (EAP), and we began offering on-site EAP counselors to support employees at some of our office locations.

Our Life Events Services team helps provide teammates with personalized connections to resources when they need them the most, by tapping experts inside and outside the company for significant events like domestic violence, natural disasters, terminal illness, survivor support and more.

We continued to provide additional resources from Thrive Global, including digital programs and access to Thriving Families modules to assist with navigating new home and work routines. All employees globally have access at no cost to mindfulness apps, company-led mindfulness training, and daily mindfulness practices to keep a focus on mental health throughout the year.

We provide 26 weeks of parental leave for birth or adoption of a child, 16 weeks of which are fully paid for eligible teammates.

Our Family Planning Reimbursement program provides teammates with the flexibility to choose reimbursement for eligible adoption, fertility, and/or surrogacy expenses, up to a collective $20,000 lifetime maximum over the course of their career at the company, and our Family Support program (through our company’s national health plans) offers additional support for new or future parents.

To help employees when child or adult care plans fall through, we increased our back-up care program to offer 50 days of back-up care for both adults and children (up from 40 days).

Understanding that time off is important for emotional wellness, we added more flexibility with vacation and paid personal/illness days for U.S. teammates, including the option to carry over up to five days of accrued-but-unused vacation to the first quarter of the following year, every year, use up to five occasional illness days as personal days each year, and the addition of Juneteenth as a bank holiday.

45	2022 PROXY STATEMENT

Our ESG leadership

Financial wellness. As our company’s purpose is to help make financial lives better through the power of every connection, it is especially important that we support the financial wellness of our employees. That includes offering benefits and programs to help employees reach their short- and long-term goals, plan for the future, and manage life’s priorities. Examples include:

In 2021, we enhanced our Child Care Plus® reimbursement program and increased the number of teammates eligible for this benefit and the amount of reimbursement to $275 per month, per eligible child to offer more assistance with childcare costs when employees need to be at work.

Note: Specific programs vary by region. U.S. programs shown.

We offer education benefits to teammates and their children to support their goals. In 2021, we provided $22 million in tuition assistance, a 40% increase over 2020, for approximately 5,000 teammates.

We automatically enroll teammates into the 401(k) plan to help with saving for retirement. Based on service for eligible U.S. teammates, we make an annual contribution of 2%–3% regardless of employee 401(k) contribution level. We also offer matching contributions of up to 5% of eligible pay on a dollar-for-dollar basis.

We offer an Employee Relief Fund, which allows teammates to receive up to $2,500 in relief per event for qualified disaster and up to $5,000 for an unexpected emergency hardship. Since the beginning of the global health crisis in 2020, we have provided a total of $13 million to teammates from the fund.

Recognizing and rewarding teammate performance

Our pay-for-performance compensation approach strives to recognize reward performance with competitive and fair pay for the work each teammate does, at all levels of our company. We believe our pay-for-performance approach—combined with our focus on workforce representation—will continue driving the advancement and representation of women and people of color in our company.

We pay our employees fairly based on market rates for their roles, experience, and how they perform, and we regularly benchmark against other companies both within and outside our industry to help confirm our pay is competitive. We have a standard U.S. practice that restricts the solicitation of compensation information from candidates during our hiring process so that we consider new hires for their individual qualifications and roles, rather than how they may have been previously compensated.

We are committed to equal pay for equal work. We maintain robust policies and practices that reinforce equal pay for equal work, including reviews with oversight from our Board and senior leaders. For over 15 years, we have conducted rigorous processes and analyses with outside experts to examine individual employee pay before year-end compensation decisions are finalized, and we adjust compensation where appropriate. In 2021, we continued to compensate our employees fairly and equitably as demonstrated through our equal pay for equal work review. Our review covered our regional leadership hubs (U.S., U.K., France, Ireland, Hong Kong, and Singapore) and India. Results of this equal pay for equal work review showed that compensation received by women was on average more than 99% of that received by men, and that compensation received by people of color in the U.S. was on average more than 99% of that received by non-people of color employees.

$25 by 2025
We are a national and industry leader in establishing an internal minimum rate of pay above all mandated minimums for our U.S. hourly employees, and have made regular increases over the past several years. In May 2021, we announced we will increase our minimum hourly wage for U.S. employees to $25 by 2025. We took a step closer to our goal by increasing our minimum pay to $21 in October 2021 after we raised this same wage to $20 per hour in March 2020.

Sharing Success compensation awards(1)
For the fifth year since 2017, we recognized our teammates with Sharing Success compensation awards. Approximately 97% of our employees receive an award this year. Most awards are in the form of company common stock, providing the opportunity to further share in our company’s long-term success, and align interests with shareholders.

~97% of employees globally will receive a Sharing Success award in 2022, with awards primarily in the form of Bank of America stock	We have invested nearly $3.3B in awards since 2017 in addition to all other compensation provided to employees

(1)	Sharing Success compensation awards are in addition to our standard annual compensation and bonus awards.

BANK OF AMERICA	46

Our ESG leadership

Listening to our employees: Employee Engagement Survey and turnover results

We have conducted an annual Employee Engagement Survey for nearly two decades. The results of the survey and the process of continuous improvement that ensues is discussed with the Board at least annually. In 2021, 89% of teammates (nearly 182,000 teammates) participated, demonstrating our employees’ willingness to give us feedback on how we are meeting their needs. Since 2012, our Employee Engagement Index Score has continued to trend upward, even during the global health crisis. We also measure an internal Diversity & Inclusion Index that gives us feedback on how we measure inclusion at work. Our Diversity & Inclusion Index has a positive trend over time and exceeds industry benchmarks. We believe our employee turnover reflects the strength of our employee engagement results and how our teammates view Bank of America as an employer of choice. Over the past decade, our turnover rate has decreased and has been among the lowest in the industry. Following a record low turnover rate of 7% in 2020 reflecting the pandemic environment, like many companies, our turnover did increase in 2021 as labor markets normalized. Even with that increase in 2021, we are seeing employee turnover at the similar rate as pre-pandemic record low levels of 11-12% turnover, a strong result for a company of our size and scale.

Recognition(1)

JUST Capital

America’s Most JUST Companies (2022, 2021, 2020)

Euromoney

World’s Best Bank for Corporate Responsibility (2021, 2020)

Fortune

World’s Most Admired Companies (2022, 2021, 2020); first ranking Megabank in 2022

100 Best Companies to Work For (2021, 2020)

Change the World (2021); top global bank three years in a row

Barron’s

100 Most Sustainable Companies (2021, 2020)

CDP

Supplier Engagement Leaderboard (2020)

Forbes

World’s Best Employers (2021)

World’s Top Female-Friendly Companies (2021)

America’s Best Large Employers (2021)

America’s Best Employers for Women (2021)

America’s Best Employers for Veterans (2021)

America’s Best Employers for New Grads (2021)

Human Rights Campaign

Corporate Equality Index (2022, 2021); scored 100%

One of the Best Places to Work for LGBTQ Equality (2022, 2021)

Disability:IN and the American Association of People with Disabilities

Disability Equality Index (2021, 2020); scored 100%

Named one of the best places for Disability Inclusion (2021, 2020)

(1)	See our 2021 Annual Report for additional recognition information.

47	2022 PROXY STATEMENT

Related person and certain other transactions

Related person and certain other transactions

The related person transactions policy in our Corporate Governance Guidelines sets forth our policies and procedures for reviewing and approving or ratifying any transaction with related persons (directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any of their immediate family members or affiliated entities). Our policy covers any transactions where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, our company is a participant, and a related person has or will have a direct or indirect material interest.

Under our related person transactions policy, our Corporate Governance, ESG, and Sustainability Committee must approve or ratify any related person transactions, and when doing so, consider: the related person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the transaction’s materiality to each party; the availability of the product or services through other sources; the implications of our Code of Conduct or reputational risk; whether the transaction would impair a director’s or executive officer’s judgment to act in our company’s best interest; the transaction’s acceptability to our regulators; and in the case of an independent director, whether the transaction would impair his or her independence or status as an “outside” or “non-employee” director.

Our Board has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under the policy. These include transactions involving financial services, including: loans and brokerage; banking, insurance, investment advisory, or asset management services; and other financial services we provide to any related person, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates, and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

A number of our directors, director nominees, and executive officers, their family members, and certain business organizations associated with them are or have been clients of our banking subsidiaries. All extensions of credit to these persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to our company and did not involve more than the normal risk of collectability.

Occasionally, we may have employees who are related to our executive officers, directors, or director nominees. We compensate these individuals in a manner consistent with our practices that apply to all employees. The brother of Dr. Zuber, a director and nominee, is employed by the company in a non-executive, non-strategic position, and received compensation in 2021 of approximately $360,000. Dr. Zuber’s brother’s compensation is primarily commissions based. The methodology through which his compensation is calculated is consistent with that used for other financial advisors in similar roles. The compensation and other terms of employment of Dr. Zuber’s brother are determined on a basis consistent with the company’s human resources policies.

Our company and Mr. Moynihan are parties to an aircraft time-sharing agreement, as disclosed in prior proxy statements and approved by our Corporate Governance, ESG, and Sustainability Committee in December 2010. In addition, the company and each of our executive officers have entered into nonexclusive aircraft time-sharing agreements. These agreements provide a means under Federal Aviation Administration regulations for our executive officers to reimburse the company for incremental costs of permitted personal travel on our company’s aircraft. To the extent such aircraft usage exceeds the dollar threshold in our related person transactions policy, it will be reviewed for approval or ratification by our Corporate Governance, ESG, and Sustainability Committee.

Based on information contained in separate Schedule 13G filings with the SEC, each of Warren E. Buffett/Berkshire Hathaway Inc. (Berkshire Hathaway), BlackRock, Inc. (BlackRock), and The Vanguard Group (Vanguard) reported that it beneficially owned more than 5% of the outstanding shares of our common stock as of December 31, 2021 (see “Stock ownership of directors, executive officers, and certain beneficial owners” on the next page). In the ordinary course of our business during 2021, our subsidiaries provided and are expected to continue to provide financial advisory, sales and trading, treasury, and other financial or administrative services to Berkshire Hathaway, BlackRock, and Vanguard and their subsidiaries. These and other routine business transactions between the companies were entered into on an arm’s-length basis and contain customary terms and conditions. Our company and its subsidiaries may also, in the ordinary course, invest in BlackRock or Vanguard funds or other products or buy or sell assets to or from BlackRock or Vanguard funds and separate accounts.

BANK OF AMERICA	48

Stock ownership of directors, executive officers, and certain beneficial owners

Stock ownership of directors, executive officers, and certain beneficial owners

The following table shows the number of shares of our common stock beneficially owned as of February 15, 2022 by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) beneficial owners of more than 5% of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of any class of our voting securities or other preferred stock, other than as reported in the table below, or had any outstanding options or warrants for such shares. Each director, each named executive officer, and all directors and current executive officers as a group beneficially owned less than 1% of our outstanding common stock or other preferred stock. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers. The table below also contains information about other stock units that are not deemed beneficially owned under SEC rules.

Name	Other stock units			Total
	Common stock beneficially owned	Deferred director stock awards(1)	Unvested restricted stock units(2)

Directors

Sharon L. Allen(3)	99,927	6,658	—	106,585

Susan S. Bies	177,496	—	—	177,496

Frank P. Bramble, Sr.(4)	80,217	186,237	—	266,454

Pierre J.P. de Weck	75,324	—	—	75,324

Arnold W. Donald	95,269	6,769	—	102,038

Linda P. Hudson	19,507	86,700	—	106,207

Monica C. Lozano	3,000	186,879	—	189,879

Thomas J. May(5)	2,142	350,195	—	352,337

Lionel L. Nowell III	3,930	129,571	—	133,501

Denise L. Ramos	—	35,155	—	35,155

Clayton S. Rose(6)	25,515	32,614	—	58,129

Michael D. White(7)	85,650	59,190	—	144,840

Thomas D. Woods(8)	80,839	—	—	80,839

R. David Yost	64,153	147,634	—	211,787

Maria T. Zuber	37,170	—	—	37,170

Named Executive Officers

Brian T. Moynihan(9)	2,475,279	—	1,508,364	3,983,643

Alastair M. Borthwick(10)	226,228	—	582,774	809,002

Paul M. Donofrio	1,006,761	—	642,851	1,649,612

James P. DeMare(11)	132,998	—	763,474	896,472

Matthew M. Koder	300,137	—	1,168,577	1,468,714

Thomas K. Montag(12)	3,580,109	—	770,994	4,351,103

All directors and current executive officers as a group (32 persons)(13)	9,014,940	1,227,602	11,029,910	21,272,452

Name	Common stock beneficially owned	Percent of class

Certain Beneficial Owners

Warren E. Buffett/Berkshire Hathaway Inc.(14)	1,032,852,006	12.8%

The Vanguard Group(15)	586,192,046	7.3%

BlackRock, Inc.(16)	496,922,071	6.2%

(1)

For non-management directors, includes stock units credited to their accounts pursuant to deferrals made under the terms of the Director Deferral Plan (DDP). These stock units do not have voting rights and are not considered beneficially owned under SEC rules. Each unit has a value equal to the fair market value of a share of our common stock. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement if vested at that time.

49	2022 PROXY STATEMENT

Stock ownership of directors, executive officers, and certain beneficial owners

(2)

Includes the following stock units, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 15, 2022 and/or the stock units will be paid in cash and therefore do not represent the right to acquire stock:

Name	Time-based RSUs (TRSUs)	Cash-settled RSUs (CRSUs)	Performance RSUs (PRSUs)	Total stock units

Brian T. Moynihan	282,083	190,229	1,036,052	1,508,364

Alastair M. Borthwick	518,324	—	64,450	582,774

Paul M. Donofrio	348,830	—	294,021	642,851

James P. DeMare	763,474	—	—	763,474

Matthew M. Koder	1,168,577	—	—	1,168,577

Thomas K. Montag	438,443	—	332,551	770,994

All current executive officers as a group	8,205,636	190,229	2,634,045	11,029,910

Each stock unit has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. TRSUs will be settled in shares of our common stock or cash at vesting or, in certain circumstances, after termination of employment, and may include the right to receive dividend equivalents. CRSUs do not include the right to receive dividend equivalents and will be paid in cash. PRSUs include the right to receive dividend equivalents and vest subject to attaining pre-established performance goals. To the extent earned, PRSUs will be settled 100% in shares of our common stock. For unearned PRSUs, the stock units shown include the number of PRSUs granted assuming 100% of the award will be earned; however, the actual number of stock units earned may vary depending upon achieving performance goals. Because they are economically comparable to owning shares of our common stock, certain of these stock units currently qualify for purposes of compliance with our stock ownership and retention requirements, except for PRSUs, which qualify only when earned. The reported stock units do not include any stock units held in the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan).

(3)	Includes 1,000 shares of our common stock for which Ms. Allen shares voting and investment power with her spouse.

(4)	Includes 43,400 shares of our common stock for which Mr. Bramble shares voting and investment power with his spouse.

(5)

Includes 25,741 stock units held by Mr. May under the FleetBoston Director Stock Unit Plan, 3,574 stock units held under the Bank Boston Director Retirement Benefits Exchange Program, and 6,279 stock units held under the Bank Boston Director Stock Award Plan.

(6)	Includes 25,515 shares of our common stock for which Dr. Rose shares voting and investment power with his spouse.

(7)	Includes 77,000 shares of our common stock for which Mr. White shares voting and investment power with his spouse.

(8)	Includes 50,003 shares of our common stock for which Mr. Woods shares voting and investment power with his spouse.

(9)	Includes 48,376 shares of our common stock for which Mr. Moynihan shares voting and investment power with his spouse.

(10)	Includes 226,228 shares of our common stock for which Mr. Borthwick shares voting and investment power with his spouse.

(11)	Includes 132,998 shares of our common stock for which Mr. DeMare shares voting and investment power with his spouse.

(12)	Includes 812,061 shares of our common stock held by Mr. Montag in a family trust for which Mr. Montag shares investment power with his spouse, who is trustee.

(13)

Such persons have sole voting and investment power over 6,352,192 shares of our common stock and shared voting and investment power over 2,662,748 shares of our common stock. Also, as of February 15, 2022, an executive officer held 40,000 depositary shares of Non-Cumulative Preferred Stock, Series LL and 60,000 depositary shares of Non-Cumulative Preferred Stock, Series NN, with each depositary share representing a 1/1,000th interest in a share of such preferred stock.

(14)

Consists of common stock held indirectly by Warren E. Buffett, 3555 Farnam Street, Omaha, NE 68131 and Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. According to a Schedule 13G/A filed with the SEC on February 16, 2021, Mr. Buffett and Berkshire Hathaway Inc. had shared voting and investment power with respect to all 1,032,852,006 shares. Information about other entities deemed to share beneficial ownership of the shares, including their voting and investment power, is disclosed in the Schedule 13G/A.

(15)

Consists of common stock held by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. According to a Schedule 13G/A filed with the SEC on February 9, 2022, The Vanguard Group had sole investment power with respect to 556,337,444 shares, shared voting power with respect to 11,529,503 shares, and shared investment power with respect to 29,854,602 shares.

(16)	Consists of common stock held by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, as disclosed in a Schedule 13G filed with the SEC on February 8, 2022.

BANK OF AMERICA	50

Director compensation

Director compensation

Our director compensation philosophy is to appropriately compensate our non-management directors for the time, expertise, and effort required to serve as a director of a large, complex, and highly regulated global company, and to align the interests of directors and long-term shareholders.

Annual payments are made after the directors are elected by shareholders. Directors who begin their Board or committee chair service other than at the annual meeting of shareholders receive a prorated amount of annual compensation. Mr. Moynihan receives no compensation for his services as a management director.

2021 Director pay components

The primary elements of annual compensation and incremental awards for our non-management directors for 2021, all of whom are independent, are provided in the table below. Incremental awards recognize additional responsibilities and the time commitment of these critical Board leadership roles.

		Incremental awards for board leadership
Annual award components	Non- management directors ($)	Lead Independent Director ($)	Audit & Enterprise Risk Committee chairs ($)	Compensation and Human Capital & Corporate Governance, ESG, and Sustainability Committee chairs ($)

Cash Award	100,000	50,000	40,000	30,000

Restricted Stock Award	250,000	100,000	N/A	N/A

The annual restricted stock award in 2021 was made pursuant to the Bank of America Corporation Equity Plan (BACEP). The number of restricted shares awarded is equal to the dollar value of the award divided by the closing price of our common stock on the NYSE on the grant date, rounded down to the next whole share, with cash paid for any fractional share. Dividends are paid on the award when they are paid on shares of our common stock. The annual restricted stock award is subject to a one-year vesting requirement. If a director retires before the one-year vesting date, a prorated amount of the award vests based on the number of days the director served during the vesting period before retirement. Any unvested amount of the award is forfeited.

2021 Director compensation review

Our Compensation and Human Capital Committee annually reviews and periodically recommends updates to the director compensation program to our Board for approval. The Committee’s recommendation takes into account our director compensation philosophy, changes in market practices, and consultation with the Committee’s independent compensation consultant, Farient Advisors. No changes were made to the form or amount of director compensation as part of the 2021 review.

Director deferral plan

Non-management directors may elect to defer all or a portion of their annual restricted stock or cash awards through the Bank of America Corporation Director Deferral Plan (Director Deferral Plan). When directors elect to defer their restricted stock award, their “stock account” is credited with “stock units” equal in value to the restricted stock award and subject to the same vesting requirement applicable to restricted stock awards to directors. Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock, it does not have any voting rights. When directors elect to defer their cash award, they may choose to defer into either a stock account or a “cash account.” Deferrals into a stock account are credited with dividend equivalents in the form of additional stock units and deferrals into the cash account are credited with interest at a long-term bond rate. Following retirement from our Board and depending on the director’s selection, a non-management director may receive the stock account balance (to the extent vested) and cash account balance in a single lump-sum cash payment or in a series of cash installment payments.

Stock retention requirements and hedging prohibition for directors

•

Under our stock retention requirements, non-management directors are required to hold and cannot sell the restricted stock they receive as compensation (except as necessary to pay taxes on taxable events such as vesting) until termination of their service. All non-management directors are in compliance with these requirements.

•	Our Code of Conduct prohibits our directors from hedging and speculative trading of company securities.

•	See “Hedging policy” on page 34 for additional information about our hedging prohibition rules.

51	2022 PROXY STATEMENT

Director compensation

2021 Director compensation

The following table shows the compensation paid for services in 2021 to our non-management directors, all of whom are independent:

Director	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)

Sharon L. Allen	140,000	250,000	0	390,000

Susan S. Bies	100,000	250,000	5,000	355,000

Frank P. Bramble, Sr.	140,000	250,000	0	390,000

Pierre J.P. de Weck	100,000	250,000	238,616	588,616

Arnold W. Donald	100,000	250,000	0	350,000

Linda P. Hudson	100,000	250,000	0	350,000

Monica C. Lozano	130,000	250,000	0	380,000

Thomas J. May	130,000	250,000	0	380,000

Lionel L. Nowell III	150,000	350,000	3,500	503,500

Denise L. Ramos	100,000	250,000	0	350,000

Clayton S. Rose	100,000	250,000	0	350,000

Michael D. White	100,000	250,000	0	350,000

Thomas D. Woods	100,000	250,000	142,495	492,495

R. David Yost	100,000	250,000	0	350,000

Maria T. Zuber	100,000	250,000	0	350,000

Jack O. Bovender, Jr. (retired)	—	—	300,000	300,000

(1)

The amounts in this column represent the annual cash award plus any Lead Independent Director or committee chair cash retainers paid in 2021, including amounts deferred under the Director Deferral Plan. For 2021 cash awards deferred into the stock account under the Director Deferral Plan, our directors were credited with the stock units shown in the table below based on the closing price of our common stock on the date of deferral:

Director	Stock units (#)	Value of deferred stock units ($)

Thomas J. May	3,413.87	130,000

Denise L. Ramos	2,626.05	100,000

R. David Yost	2,626.05	100,000

(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock awards granted during 2021, whether or not those awards were deferred under the Director Deferral Plan. The grant date fair value is based on the closing price of our common stock on the NYSE on the grant date. As of December 31, 2021, our non-management directors held the number of unvested shares of restricted stock or, if deferred, unvested stock units shown in the table below:

Director	Unvested shares of restricted stock or stock units (#)

Sharon L. Allen	6,565

Susan S. Bies	6,565

Frank P. Bramble, Sr.	6,565

Pierre J.P. de Weck	6,565

Arnold W. Donald	6,565

Linda P. Hudson	6,565

Monica C. Lozano	6,565

Thomas J. May	6,565

Lionel L. Nowell III	9,191

Denise L. Ramos	6,565

Clayton S. Rose	6,565

Michael D. White	6,565

Thomas D. Woods	3,610

R. David Yost	6,565

Maria T. Zuber	6,565

Jack O. Bovender, Jr. (retired)	—

BANK OF AMERICA	52

Director compensation

(3)

Our directors are eligible to participate in our matching gifts program, under which our charitable foundation matches up to $5,000 in donations made annually by our employees and active directors to approved charitable organizations. Eligibility for matching gifts is based on the year the charitable donation was made by the director although the match may be completed in a subsequent year. This program is also available to all U.S.-based, benefits eligible employees. The values in this column reflect the amounts that were donated to charities in 2021 on behalf of directors under the matching gifts program. The following amounts match director donations made in 2021: Ms. Bies, $5,000; and the following amounts match director donations made prior to 2021: Mr. Nowell, $3,500; Mr. Woods, $5,000.

A $300,000 charitable gift was also made in 2021 on behalf of Mr. Bovender to recognize his retirement from our Board and his service as the Board’s Lead Independent Director from October 2014 to April 2021. Additional gifts totaling $450,000 will also be payable to the charitable organization over the next three years, although these amounts will not be reflected in future proxy statements.

Mr. de Weck is chair of the board of directors of Merrill Lynch International (MLI), a United Kingdom broker-dealer subsidiary of Bank of America. For his services as chair of the board of directors of MLI, Mr. de Weck received an annual cash retainer totaling £100,000. Mr. de Weck is also chair of the board of directors of BofA Securities Europe S.A. (BofASE), a French broker-dealer subsidiary of Bank of America. For his services as chair of the board of directors of BofASE, Mr. de Weck received an annual cash retainer totaling €85,000. The retainers paid in 2021 are reported in the table above based on a weighted average exchange rate of approximately 0.73 pounds sterling to one dollar for his MLI service and approximately 0.84 euros to one dollar for his BofASE service. The exchange rate used for each payment was based on the average exchange rate for the month prior to the month of payment.

Mr. Woods is a member of the board of directors of MLI. For his services as a non-management director of MLI and chair of the MLI board risk committee, Mr. Woods received an annual cash retainer totaling £100,000. The retainer paid in 2021 is reported in the table above based on a weighted average exchange rate of approximately 0.73 pounds sterling to one dollar. The exchange rate used for each payment was based on the average exchange rate for the month prior to the month of payment.

Effective January 1, 2022, the annual cash retainer for service on the BofASE board of directors increased to €90,000, plus an additional €30,000 if serving as a committee chairperson or €50,000 if serving as the chair of the BofASE board of directors. The annual cash retainer for service on the MLI board of directors increased to £85,000, plus an additional £25,000 if serving as a committee chairperson or £50,000 if serving as the chair of the MLI board of directors.

This column excludes the perquisites received by a director to the extent the total value of such perquisites was less than $10,000 in aggregate, as permitted under SEC rules.

53	2022 PROXY STATEMENT

Proposal 2: Approving our executive compensation (an advisory, non-Binding “Say on Pay” resolution)

Proposal 2: Approving our executive compensation
(an advisory, non-Binding “Say on Pay” resolution)

We are seeking an advisory vote to approve our executive compensation for 2021. At our 2017 annual meeting of shareholders, a majority of shareholders voted to have a “Say on Pay” vote each year. As a result, we will conduct an advisory vote on executive compensation annually at least until the next shareholder advisory vote on the frequency of such votes.

Although the “Say on Pay” vote is advisory and is not binding on our Board, our Compensation and Human Capital Committee will take into consideration the outcome of the vote when making future executive compensation decisions. At the 2021 annual meeting of shareholders, 94.4% of the votes cast favored our “Say on Pay” proposal. The Committee considered this result and input from investors during our shareholder engagement process, and in light of the strong support, maintained a consistent overall approach for compensating named executive officers for 2021 full year performance.

Our Board has designed our current executive compensation program to appropriately link compensation realized by our executive officers to our performance and properly align the interests of our executive officers with those of our shareholders. The details of this compensation for 2021, and the reasons we awarded it, are described in “Compensation discussion and analysis,” starting below.

Our Board recommends a vote “FOR” approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) (Proposal 2).

Our Board recommends that our shareholders vote in favor of the following resolution:

“Resolved, that our shareholders approve, on an advisory basis, the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion disclosed in this proxy statement.”

Compensation discussion and analysis

BANK OF AMERICA	54

Compensation discussion and analysis

1. Executive summary

a. Executive compensation philosophy

Our compensation philosophy is to pay for performance over the long-term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures—including the manner in which results are achieved—for the company, line of business, and the individual.

The “Pay evaluation and decision process” section on page 56 presents the range of performance and governance considerations that the Compensation and Human Capital Committee considers as inputs into compensation decisions. These factors are evaluated each year and have remained generally consistent over time as part of a balanced and disciplined approach to the compensation decision process. Within that broader framework, the “2021 Company and segment performance” section on page 57 highlights key company and segment performance considerations for 2021, and the “Individual performance highlights” section on page 59 focuses on performance for each of our named executive officers.

These considerations reinforce and promote Responsible Growth and maintain alignment with our Risk Framework. Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. Our Compensation and Human Capital Committee has the primary responsibility for approving our compensation strategy and philosophy, and the compensation programs applicable to our named executive officers listed below. With respect to Mr. Moynihan’s compensation, our Compensation and Human Capital Committee makes a recommendation that is further reviewed and approved by the independent members of the Board.

Named executive officers

Brian T. Moynihan	Chair and Chief Executive Officer

Alastair M. Borthwick	Chief Financial Officer

Paul M. Donofrio	Vice Chair (Former Chief Financial Officer)

James P. DeMare	President, Global Markets

Matthew M. Koder	President, Global Corporate and Investment Banking

Thomas K. Montag	Former Chief Operating Officer

b. 2021 Executive compensation highlights

•	Our design is aligned with our focus on Responsible Growth and has been consistent for more than nine years, receiving an average of 94.2% shareholder support during that period, and includes:

O	a mix of fixed and variable pay,
O	cancellation and clawback features in all equity-based incentives, and
O	the deferral of a majority of variable pay through equity-based incentives.

•	When evaluating 2021 performance of named executive officers, the Compensation and Human Capital Committee considered a range of factors, including both financial and non-financial measures

•	Total compensation awarded to Mr. Moynihan for 2021 is $32.0 million, compared to last year’s total compensation of $24.5 million

•	95.3% of Mr. Moynihan’s 2021 awarded total compensation is variable and directly linked to company performance

•

Half of Mr. Moynihan’s 2021 variable pay is awarded as performance restricted stock units and must be re-earned, meaning vesting occurs only if performance standards are met over a subsequent three-year period; 100% of the award is the maximum that can be earned

•	50% of net after-tax shares Mr. Moynihan receives as compensation must be retained until one year after retirement

c. Shareholder engagement & “Say on Pay” results

We conduct shareholder engagement throughout the year and provide shareholders with an annual opportunity to cast an advisory “Say on Pay” vote. At our 2021 annual meeting of shareholders, out of approximately 8.6 billion shares outstanding and entitled to vote over 94% of the approximately 6 billion votes cast favored our “Say on Pay” proposal. This represents the 11th consecutive year of “Say on Pay” approval of 92% or higher. Additionally, in 2021 and early 2022, management and directors met with investors owning approximately 34% of our outstanding common shares and, at the majority of these meetings, discussed our executive compensation program, human capital management, and other compensation-related matters. These discussions, together with the 2021 “Say on Pay” results, indicated strong support for our 2020 compensation program and influenced our decision to maintain a consistent overall approach for 2021.

55	2022 PROXY STATEMENT

Compensation discussion and analysis

2. Pay evaluation and decision process

Each year, our Compensation and Human Capital Committee reviews our named executive officers’ performance using a balanced and disciplined approach to determine their base salaries and variable compensation awards. The approach for 2021 included a range of performance and governance considerations as inputs into compensation decisions, which remain largely unchanged from prior years. In addition, several named executive officers transitioned to new roles in the fourth quarter of 2021 and the Committee took this transition process into consideration when determining compensation for 2021 for those new named executive officers.

The Committee’s compensation decision process involves a robust review of company and line of business performance as well as individual performance for each named executive officer. Bank of America’s performance framework for named executive officers is aligned to the four tenets of Responsible Growth.

At the start of each year, goals aligned to the tenets of Responsible Growth are set for each executive officer and progress to meeting those goals are tracked on scorecards, including both financial and non-financial results. The Committee also takes into account the manner in which results are achieved and creating accountability to building trust in our communities, application of our core values and performance relative to peers.

Below are examples of the key metrics tracked across company, line of business and individual performance, as appropriate by role.

Responsible Growth

Grow and win in the market	Grow with our customer- focused strategy	Grow within our Risk Framework	Grow in a sustainable manner
• Net income • Revenue • Earnings per share • Shareholder returns • Return on assets	• Customer satisfaction and client experience • Digital adoption • Deposit growth • New accounts	• Driving a strong risk management culture • Asset quality/charge-offs • Year-over-year performance relative to established risk metrics	• Focused ESG leadership in support of strategy • Being a great place to work • Racial equality/economic opportunity • Supporting our communities

Market practices and governance considerations

The Committee reviews market pay practices and governance practices as part of the compensation decision process:

•	Market pay practices, including market compensation benchmarks from our primary peers, are reviewed annually

•	Practices at leading international financial institutions and global companies headquartered in the U.S. spanning all industries of similar size and scope are considered

•	The Committee reviews feedback from our independent control functions (i.e., Corporate Audit, Compliance, Finance, Human Resources, Legal, and Risk) as part of their assessment of performance

•	The Chief Financial Officer and Chief Risk Officer join the Committee to discuss full-year financial and risk performance

•	The Committee considers our CEO’s perspective on executive performance and pay for our other named executive officers and other key executives

•	The Committee’s independent consultant, Farient Advisors, provides perspectives on company performance, governance, and market pay practices for our named executive officers as an input into our compensation decisions

Compensation decisions and approvals

•	As part of the compensation decisions, the Committee evaluates the relevant facts and circumstances so it may judiciously assess pay for performance alignment, potentially resulting in an increase or decrease to compensation

•	After taking all of these various inputs into consideration, the Committee applies its business judgment and discretion to determine the appropriate compensation for the named executive officers

•	Compensation decisions are generally determined on a year-over-year basis without preset target levels of total compensation, without assigning weightings, and without formulaic benchmarking

•	The Committee believes this use of business judgment is in the best interests of shareholders, customers/clients, employees and the communities we serve as it enables the Committee to appropriately respond to qualitative factors in our Responsible Growth and the dynamic nature of our businesses and industry

•	For the CEO, the Committee’s pay recommendations are further reviewed and approved by the independent members of our Board

BANK OF AMERICA	56

Compensation discussion and analysis

3. 2021 Company, segment, & individual performance

a. Company performance

Following are financial highlights and key measures of company and line of business performance that our Compensation and Human Capital Committee considered in evaluating the 2021 performance of our named executive officers, taking into account our strong earnings and shareholder returns and how, in 2021, we delivered the organic growth we saw prior to the COVID-19 pandemic. See the “Pay evaluation and decision process” section on page 56 for more details on factors used in compensation decisions.

•  Record net income of $32.0 billion, or $3.57 per diluted share, up from $17.9 billion or $1.87 per diluted share in 2020, driven by provision benefit and revenue growth, partially offset by higher expenses

•  Revenue of $89.1 billion was up 4% driven by growth in noninterest income; primarily in investment and brokerage services and investment banking fees

•  Noninterest expense of $59.7 billion, up 8% from $55.2 billion in 2020 as the company grew revenue and continued to support employees and customers during the COVID-19 pandemic

•  Provision benefit of $4.6 billion, including a reversal of reserves built during 2020, reflecting macroeconomic and credit quality improvement

•  Net charge-offs of $2.2 billion improved 46% from 2020, resulting in a historically low net charge-off ratio of 0.25% of average loans and leases

•  Grew deposits by $269 billion to $2.1 trillion and liquidity increased to record levels

•  Grew loans by $51 billion to $979 billion led by commercial

•  Book value per share increased to $30.72 in 2021, and tangible book value per share increased to $21.68 in 2021*

•  Return on average assets (ROA) of 1.05%, return on average common shareholders’ equity of 12.2%, and return on average tangible common shareholders’ equity of 17.0%*

•  Distributed nearly $32 billion to shareholders through an 8% increase in the dividend per share, and share repurchases

•  Common equity tier 1 capital ratio of 10.6%, remaining well above our 9.5% regulatory minimum requirement

•  Total shareholder return above primary competitor group average on a 1-year, 3-year, 5-year and 10-year basis

*   Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

b. Segment performance

Business ($ in millions)	Total revenue(1)		Provision for credit losses		Noninterest expense		Net income (loss)
	2021	2020	2021	2020	2021	2020	2021	2020

Consumer Banking	34,005	33,262	(1,035)	5,765	19,290	18,882	11,891	6,504

Global Wealth & Investment Management	20,748	18,584	(241)	357	15,258	14,160	4,327	3,071

Global Banking	20,875	18,987	(3,201)	4,897	10,632	9,342	9,814	3,466

Global Markets	19,255	18,765	65	251	13,032	11,417	4,557	5,252

All Other(2)	5,343	3,571	182	50	1,519	1,412	1,389	(399)

Total Corporation	89,113	85,528	(4,594)	11,320	59,731	55,213	31,978	17,894

(1)

Bank of America Corporation reports its results of operations, including total revenue, for each business segment and All Other on a fully taxable equivalent (FTE) basis. Total revenue for Bank of America Corporation on an FTE basis was $89,540 million for 2021 and $86,027 million for 2020, which are non-GAAP financial measures. FTE basis adjustments were $427 million and $499 million in 2021 and 2020, respectively. See Appendix A for more information about total revenue of Bank of America Corporation on an FTE basis.

(2)

“All Other” primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

57	2022 PROXY STATEMENT

Compensation discussion and analysis

Segment highlights(1)

The Compensation and Human Capital Committee considered the 2021 company and segment performance highlights discussed below, as well as other company and business results, to confirm that management is delivering Responsible Growth, continuing to streamline and simplify our company, and driving operational excellence. The four segments are comprised of our eight lines of business which are how we serve the core financial needs of people, companies, and institutions.

(1)	Segment highlights compare to 2020 unless otherwise noted.

(2)	Estimated retail consumer deposits based on June 30, 2021 FDIC deposit data.

(3)	Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

BANK OF AMERICA	58

Compensation discussion and analysis

c. Individual performance highlights

Material factors considered in the Committee’s assessment of individual performance for 2021 include:

Brian T. Moynihan

Chair of the Board and Chief Executive Officer

Mr. Moynihan has served as the Chief Executive Officer of Bank of America Corporation since January 2010 and as Chair of our Board since October 2014, and is chair of our Global Diversity and Inclusion Council. He continues to be recognized globally as a leader in the financial services industry.

Grow and win in the market	Grow with our customer-focused strategy

•  Earned record net income of $32 billion, up 79% compared to 2020 and up 17% compared to 2019

•  Reported revenue of $89.1 billion, up 4% compared to 2020 and down 2% compared to 2019

•  47% increase in the company’s stock price in 2021; total shareholder return above primary competitor group and G-SIB averages, on a 1-, 3-, 5- and 10-year basis

•  Return on assets of 1.05% improved from 0.67% in 2020

•  Earnings per share of $3.60 increased from $1.88 in 2020

•  Deposit balances grew $269 billion in 2021 to $2.1 trillion

•  No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power

•  Added ≈901,000 net new checking accounts and ≈525,000 new Consumer Investment accounts in 2021

•  Strong client engagement across digital platforms; 41.4 million active digital banking users, up from 39.3 million in 2020

•  Zelle® users increased to 15.8 million from 12.9 million in 2020

Grow within our risk framework	Grow in a sustainable manner

•  Managed market and liquidity risk throughout a volatile and uncertain environment

•  Maintained strong quality of assets; net charge-off ratio of 0.25%, compared to 0.42% in 2020

•  Deepened climate-risk management capabilities including the enhancement of processes to further embed climate-risk considerations into our Risk Framework

•  Increased our pledge to help local communities address economic and racial inequality to $1.25 billion over five years

•  Expanded our Pathways program and commitment to hiring an additional 10,000 teammates by 2025 from low- and moderate-income communities

•  Maintained commitment and focus on diversity and inclusion with improvement in seven of eight diversity metric goals compared to 2020

Additional performance highlights and focus on ESG

•  Successfully transitioned new leaders to the Bank of America Management Team to continue to drive Responsible Growth

•  Continued as an industry leader in supporting higher wages and raising the minimum hourly rate of pay for U.S. employees to $21 and announced intent to increase to $25 per hour by 2025

•  Committed to achieving net zero greenhouse gas emissions in our financing activities, operations and supply chain before 2050, which builds on the achievement of carbon neutrality in our operations in 2019, a year ahead of schedule

•  Announced a goal to deploy $1 trillion by 2030 to accelerate the transition to a low-carbon, sustainable economy

•  Announced the fifth year of Sharing Success awards with approximately 97% of teammates receiving an award — most receiving shares of the company’s common stock further aligning interests with shareholders

•  Industry leader in being a great place to work:

•  Named in the Forbes report of Best Employers for Women 2021

•  Named No. 5 on America’s Most JUST Companies list

•  Designated as a Best Place to work for LGBTQ Equality and received a score of 100% on the Human Rights Campaign 2021 Corporate Equality Index

•  Continued to demonstrate leadership in the financial services industry and among other CEO forums, including as chair of the World Economic Forum’s International Business Council and The Clearing House, and as co-chair of the Sustainable Markets Initiative

•  Mr. Moynihan’s recognition for industry leadership included The Conference Board’s Committee for Economic Development’s 2021 CED Distinguished Leadership Award, The Museum of American Finance’s 2021 Schwab Award for Financial Innovation, and The Lawyers’ Committee for Civil Rights 2021 A. Leon Higginbotham Leadership Award

See “Being a great place to work” on page 43 for additional external recognition

59	2022 PROXY STATEMENT

Compensation discussion and analysis

Alastair Borthwick

Chief Financial Officer

Mr. Borthwick served as President of Global Commercial Banking for Bank of America from 2012 until November 1, 2021, at which time he became Chief Financial Officer. The performance achievements below incorporate his performance for the full year.

Grow and win in the market	Grow with our customer-focused strategy

•  Global Commercial Banking net income of $4.6 billion (compared to $1.5 billion in 2020) and strong contribution to investment banking fees of $2.9 billion (compared to $2.0 billion in 2020)

•  Increased Global Commercial Banking loan balances by $11 billion in 2021

•  Global Commercial Banking average deposits of $214 billion compared to $192 billion in 2020

•  Increased client satisfaction, while growing net new relationships by approximately 400% year-over-year

•  Achieved 91% Relationship Manager satisfaction in 2021, an increase from 89% in 2020 (2021 BofA Decision Maker Survey)

•  Invested in Global Commercial Banking salesforce, which grew to over 700 Relationship Managers, enabling greater client contact

Grow within our risk framework	Grow in a sustainable manner

•  Maintained losses within credit risk appetite limit and operational risk appetite

•  Fostered a culture that included debate, escalation of concerns and team problem solving

•  Continued to simplify processes which has reduced risk and enabled the business to manage expenses while growing the salesforce

•  Continued investment in Relationship Managers through training and development programs

•  Continued growth of our leadership pipeline across female, Black/African American, and Hispanic/Latino leaders, driven by promotions and strong retention

•  Began the successful transition into the CFO role in partnership with Mr. Donofrio

Paul Donofrio

Vice Chair (Former Chief Financial Officer)

Mr. Donofrio served as Chief Financial Officer through October 2021, with responsibility for the overall financial management of the company, including accounting, financial and regulatory reporting, balance sheet management, financial planning and analysis, corporate treasury, investor relations, corporate investments, and tax. His responsibilities as Chief Financial Officer also included leading Enterprise Cost Management, a company-wide initiative that is central to delivering operational excellence and Responsible Growth. In November he was appointed Vice Chair. In this role, he oversees Global Research and the company’s Environmental and Sustainable Finance strategy, chairs our Sustainable Markets Committee, and manages financial risks related to the company’s U.S. pension program. He also co-chairs our ESG Committee.

Grow and win in the market	Grow with our customer-focused strategy

•  Increased 2021 earnings per share to $3.60 (up from $1.88 in 2020), and generated operating leverage in the second half of the year driven through organic growth and focused cost management

•  Drove efficiency and cost reduction through expense discipline and operational excellence mitigating higher revenue-related costs and support of our employees, clients, and communities

•  Our balance sheet remained strong; assets exceeded $3 trillion, and deposit inflows of $269 billion supported loan growth

•  Strengthened investor and analyst relationships with increased engagement and breadth of management participants

•  Drove investor messaging which helped contribute to a premium price to earnings valuation two multiples above historical average

•  Contributed to Global Markets growth proposal strategy as we extended capital in focus areas to meet client needs

Grow within our risk framework	Grow in a sustainable manner

•  Maintained accurate, well-controlled, and timely reporting of financial results, facilitating seamless execution of all core deliverables and regulatory reporting requirements

•  Carefully managed capital, allowing delivery of excess capital back to shareholders while also supporting customers and communities

•  Grew securities portfolio by $298 billion with active management to improve net interest income generation within our Risk Framework

•  Increased representation of female, Black/African American, and Hispanic/Latino executives compared to 2020

•  Issued $2 billion Equality Progress Sustainability Bond and published ESG-themed issuance framework

•  ≈ 250,000 capacity hours saved from process improvements in the Chief Financial Officer organization in 2021

BANK OF AMERICA	60

Compensation discussion and analysis

James P. DeMare

President, Global Markets

Mr. DeMare is President of Global Markets and was appointed an Executive Officer on October 20, 2021. In this role, he oversees all aspects of the company’s Global Markets business, including equity and fixed income sales and trading efforts, Global Markets client coverage on a global basis, and Global Commercial Real Estate.

Grow and win in the market	Grow with our customer-focused strategy

•  Global Markets’ revenue increased $490 million to $19.3 billion, driven by higher sales and trading revenue and Global Markets share of investment banking fees

•  Sales and trading revenue increased $172 million and, excluding net DVA,* increased $93 million, driven by higher revenue in Equities, partially offset by lower revenue in FICC

•  Global Markets average assets of $786 billion are up 15% from 2020

•  Global Leader in Social Bonds (ranked 1), North America for Social Bonds (ranked 1), and North America for Sustainable Loans (ranked 1) by Global Finance

•  Industry-leading positions including Global Derivatives House of the Year (GlobalCapital, 2021), Clearing House of the Year (GlobalCapital, 2021), No. 1 Municipal Bonds Underwriter (Refinitiv, 2021), and No. 2 Global Fixed Income Research Team (Institutional Investor, 2021)

•  Improved sales and trading revenue share among the top five U.S. banks

Grow within our risk framework	Grow in a sustainable manner

•  Continued focus on managing risk in a responsible manner considering increased market volatility

•  During 2021, positive trading-related revenue was recorded for 97 percent of the trading days compared to 98 percent in 2020

•  Sustained focus on simplifying and improving operating environment to drive operating leverage and reduce operational risk

•  Managed headcount and organizational health with a focus on diversity and inclusion, and internal mobility

•  Sustained focus on diversity and inclusion in talent decisions with diverse candidates filling an increasing number of leadership positions and campus hires

•  Continued focus on employee engagement through initiatives such as mentorship programs and senior leader conversations

*	Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

Matthew M. Koder

President, Global Corporate and Investment Banking

Mr. Koder is President of Global Corporate and Investment Banking and was appointed an Executive Officer on October 20, 2021. In this role, he leads the day-to-day operations of the business and drives its strategy globally, including Global Transaction Services.

Grow and win in the market	Grow with our customer-focused strategy

•  Global Corporate and Investment Banking delivered $12.4 billion in revenue and $4.9 billion in net income in 2021, compared to $10.7 billion of revenue and $1.9 billion of net income in 2020

•  Continued to have strong momentum in growing responsibly and gaining market share, including top Global Transaction Services Franchise (EuroMoney 2021)

•  Strong mergers and acquisitions and Equity Capital Markets revenue led to 2021 total corporation investment banking fees of $8.9 billion, an increase of 24% compared to 2020

•  Expanded coverage footprint with Global Corporate and Investment Banking-covered clients accounting for over half of Global Market fees paid in 2021

•  Global Corporate and Investment Banking average deposits of $251 billion, up from $216 billion in 2020

•  World’s Best Bank for Payment and Treasury in 2021 (Euromoney)

Grow within our risk framework	Grow in a sustainable manner

•  Maintained steadfast focus on regulatory requirements, business controls and overall risk management

•  Engaged employees on best practices regarding cyber security risks, data storage, and employee investment monitoring

•  Maintained strong asset quality despite sensitivity to challenging external factors and macroeconomics

•  Continued to invest in digital capabilities and platform improvements to enhance client experience, manage risk, and reduce costs

•  No. 2 underwriter of green bonds globally and No. 1 in the U.S. (Dealogic)

•  Focus on optimal organization structure resulted in a number of new managers, of whom ≈30% are diverse

61	2022 PROXY STATEMENT

Compensation discussion and analysis

Thomas K. Montag

Former Chief Operating Officer

Mr. Montag served as the Chief Operating Officer until the end of 2021, and in that role was responsible for all of our businesses that serve companies and institutional investors, including middle-market commercial and large corporate clients, and institutional investor clients. Mr. Montag also oversaw Bank of America’s Global Research and Global Markets Sales and Trading businesses. Bank of America serves clients in more than 100 countries and has relationships with 95% of the U.S. Fortune 1,000 companies and 74% of the Fortune Global 500.

Grow and win in the market	Grow with our customer-focused strategy

•  Global Markets reported $19.3 billion in revenue (up 3% from 2020) and net income of $4.6 billion (down 13% from 2020)

•  Global Banking reported $20.9 billion in revenue (up 10% from 2020) and net income of $9.8 billion (up 183% from 2020)

•  Average loans and leases decreased to $421 billion (down 8% from 2020), and average deposits increased to $575 billion (up 14% from 2020)

•  Named North America’s Best Bank for Small to Medium-Sized Enterprises by Euromoney

•  Global Commercial Banking reported more than 300 net new banking relationships as of December 2021

•  Corporate Banking, Global Commercial and Business Banking Services earned J.D. Power Certification for the 12th consecutive year

Grow within our risk framework	Grow in a sustainable manner

•  Continued focus on managing risk in a responsible manner following continued market volatility

•  Improved Global Banking asset quality metrics in 2021 with year-over-year reservable credit decreasing to 5.34% from 9.45%

•  Achieved year-over-year decline in non-performing commercial loans, leases, and foreclosed properties to 0.30% in 2021 from 0.46% in 2020

•  Sustained focus on organizational health and manager effectiveness

•  Continued emphasis on retention and development of top and diverse talent

•  Continued investment in innovative campus pipelines, resulting in year-over-year increase in diversity recruiting

BANK OF AMERICA	62

Compensation discussion and analysis

4. Compensation decisions

a. 2021 Performance year compensation decisions

The Compensation and Human Capital Committee determined 2021 variable compensation in February 2022 after completing its review of annual performance as described in “Pay evaluation and decision process” on page 56. The following table summarizes performance year 2021 compensation for named executive officers:

Name	Base salary ($)	Annual cash incentive ($)	Cash- settled restricted stock units ($)	Performance restricted stock units ($)	Time- based restricted stock units ($)	Total ($)
Brian T. Moynihan	1,500,000	0	9,150,000	15,250,000	6,100,000	32,000,000
Alastair M. Borthwick	666,667	4,133,333	0	3,100,000	3,100,000	11,000,000
Paul M. Donofrio	1,000,000	5,600,000	0	4,200,000	4,200,000	15,000,000
James P. DeMare	666,667	5,200,000	0	0	12,133,333	18,000,000
Matthew M. Koder	666,667	5,800,000	0	0	13,533,333	20,000,000
Thomas K. Montag	1,250,000	8,300,000	0	0	12,450,000	22,000,000

Note: Some of the 2021 compensation above differs from the “Summary compensation table” on page 70. SEC rules require that the “Summary compensation table” include equity compensation in the year granted, while the Committee awards equity compensation after the performance year. Therefore, equity-based incentives granted in 2021 for the 2020 performance year are shown in the “Summary compensation table” as 2021 compensation. The equity-based incentives above were granted in 2022 for the 2021 performance year. The “Summary compensation table” also includes elements of compensation not shown above.

Base salaries for Messrs. Borthwick, DeMare and Koder were increased to $1 million effective September 1, 2021. Salary in the table above reflects salary delivered in 2021.

Messrs. DeMare and Koder did not receive performance restricted stock units for performance year 2021 as their compensation was determined based on their position for the significant majority of 2021.

For a description of the pay components above, see “Executive pay components & variable pay mix” on page 64.

b. 2022 Management team stock awards

In February 2022, the Committee granted Mr. Donofrio and Mr. Borthwick stock awards of 150,000 RSUs and 50,000 RSUs, respectively. These equity-based awards are separate and distinct from 2021 performance year compensation. To receive full payment, the executives must remain employed by the company through the 4-year back-loaded vesting period. In making these awards the Committee considered a range of factors, including:

•

Record company performance in 2021, each executive’s individual performance and track record of success, and ongoing criticality to the company in coming years. See page 57 for 2021 company performance highlights and page 59 for 2021 individual performance highlights.

•	Enhancing leadership stability in the organization over the long-term following management team changes announced in 2021 and the increasingly competitive labor market.

•	Further increasing alignment with shareholders through additional stock-settled awards.

These awards are stock-settled and retentive by design with back-loaded 4-year vesting, 50% in February 2025 and 50% in February 2026. Awards are subject to stock ownership and retention requirements outlined on page 67 and cancellation and clawback provisions on page 67.

63	2022 PROXY STATEMENT

Compensation discussion and analysis

5. Executive compensation program features

a. Executive pay components & variable pay mix

Our Compensation and Human Capital Committee determines the pay for our named executive officers for each performance year. Our pay-for-performance structure is designed to emphasize variable pay and help motivate our executives to deliver sustained shareholder value and Responsible Growth.

Restricted stock units are divided into the following components: cash-settled (CEO only), time-based and performance-based. The CEO’s cash-settled restricted stock units continue to vest over one year. Time-based restricted stock units vest ratably over four years, to further drive long-term shareholder alignment. Our performance-based awards continue to use a re-earn approach, meaning 100% of the award is the maximum that can be earned, and vest only if performance standards are met over a three-year period. Future performance below these standards will decrease the amount paid, and no PRSUs will be re-earned if results are below the minimum standards.

The following chart provides an overview of the 2021 pay components for our named executive officers, including the vesting and performance standards that provide a multi-year look back on 2021 achievements.

Performance Year 2021 Pay Components
Cash Pay Components

Description	How it pays
Base salary

• Determined based on job scope, experience, and market comparable positions; provides fixed income to attract and retain executives and balance risk-taking	• Semi-monthly cash payment through 2021

Annual cash incentive—except CEO

• Provides short-term variable pay for the performance year for non-CEO executives	• Single cash payment in February 2022
Restricted Stock Pay Components

Description	How it pays

Cash-settled restricted stock units (CRSUs)—CEO only

• Track stock price performance over 1-year vesting period • Vest in 12 equal installments from March 2022 – February 2023	• Granted in February 2022 • Cash-settled upon vesting

Performance restricted stock units (PRSUs)*

•  Vest based on future achievement of specific tax-normalized return on assets (ROA) and growth in adjusted tangible book value (TBV) standards over 3-year performance period

•  Track company and stock price performance

•  Encourage sustained earnings during the performance period; future adverse performance below these standards will decrease the amount paid

•  Granted in February 2022

•  If performance standards are achieved, grants will be re-earned at the end of the performance period (2024)

•  100% is the maximum that can be re-earned

•  If both threshold standards are not achieved, the entire award is forfeited

•  Stock-settled to the extent re-earned

See “Results for performance restricted stock units” on page 68 for the vesting and value of prior awards.

Time-based restricted stock units (TRSUs)

• Track stock price performance over 4-year vesting period • Align with sustained longer-term stock price performance	• Granted in February 2022 • Vested in four equal annual installments beginning in February 2023 • Stock-settled upon vesting

*Applicable to the CEO, CFO, and former CFO (Messrs. Moynihan, Borthwick, and Donofrio)

Performance Year 2021 Variable Pay Mix

•   A majority of variable pay is delivered as equity-based awards that reflect the balance between short-term and long-term results

•   The chart to the right illustrates the variable pay mix for our CEO

•   The variable pay mix for our CFO and former CFO is comprised of 30% PRSUs, 30% TRSUs and 40% cash incentives

•   The variable pay mix for our other NEOs ranges from 60% to 70% deferred as TRSUs with the balance delivered in cash incentives

-   Variable pay mix and structure for Mr. DeMare and Mr. Koder was determined based on their positions as non-executive officers for the first nine months of 2021

-   Mr. Montag is receiving TRSUs instead of PRSUs in light of his expected retirement from the company effective February 28, 2022

BANK OF AMERICA	64

Compensation discussion and analysis

b. Standards for performance restricted stock units

Re-earning the PRSUs granted in February 2022 (based on 2021 performance) requires the company to meet average ROA and average adjusted TBV growth standards (tax-normalized) over a three-year performance period from 2022-2024. The Committee made no change to the standards for performance year 2021 PRSU awards.

Under a hypothetical scenario, if our 2021 ending assets of $3.2 trillion remained constant during the performance period, our company would need to earn $76.1 billion in aggregate net income from 2022-2024 to achieve the PRSU 80 bps ROA standard. On an annualized basis, this equals approximately $25.4 billion in earnings which is higher than reported net income in nine of the last twelve years.

These performance metrics and standards encourage the achievement of sustained shareholder value and Responsible Growth. PRSUs are forfeited if results are below both minimum standards. PRSUs granted since 2017 provide no upside payout opportunity (100% is the maximum that can be re-earned for these awards). For any portion of the PRSU standards achieved, payment will be made after the end of the performance period. The performance year 2021 PRSU standards are outlined below:

Three-year average ROA (tax-normalized)(1) (50% weighting)

Standard	% Earned

<50bps	0%

50bps	33 1⁄3%

65bps	66 2⁄3%

≥80bps	100%

Three-year average growth in adjusted TBV(2) (50% weighting)

Standard	% Earned

<5.25%	0%

5.25%	33 1⁄3%

7.00%	66 2⁄3%

≥8.50%	100%

Note: Any results achieved above 33 1⁄3% will be interpolated on a straight-line basis between the two nearest standards.

(1)

Three-year average ROA (tax-normalized) means the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” will be determined at the conclusion of each year based on the generally accepted accounting principles (GAAP) definition and, to the extent necessary, normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

(2)

Three-year average growth in adjusted TBV means the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year will equal our total common shareholders’ equity, less (a) the impact of any capital actions approved by our company’s Board and taken by our company, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to: (i) and (ii). Each year-over-year percentage change is measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year and, to the extent necessary, will be normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

65	2022 PROXY STATEMENT

Compensation discussion and analysis

c. Compensation risk management features

Our Compensation and Human Capital Committee has designed our executive compensation program to encourage executive performance consistent with the highest standards of risk management.

i. Pay practices

Highlighted below are the key features of our compensation program for executive officers, including the pay practices we have implemented to drive Responsible Growth, encourage executive retention, promote conduct consistent with our values, and align executive and shareholder interests. We also identify certain pay practices we have not implemented because we believe they do not serve our risk management standards or shareholders’ long-term interests.

What We Do	Pay for performance and allocate individual awards based on actual results and how results were achieved
Use balanced, risk-adjusted performance measures
Review feedback from independent control functions in performance evaluations and compensation decisions
Provide appropriate mix of fixed and variable pay to reward company, line of business, and individual performance
Defer a majority of variable pay as equity-based awards
Apply clawback features to all executive officer variable pay
Require stock ownership and retention to retirement of a significant portion of equity-based awards
Engage with shareholders on governance and compensation
Prohibit hedging and speculative trading of company securities
Grant equity-based awards on a pre-established date to avoid any appearance of coordination with the release of material non-public information

What We Don’t Do	Change in control agreements for executive officers
Severance agreements for executive officers
Multi-year guaranteed incentive awards for executive officers
Severance benefits to our executive officers exceeding two times base salary and bonus without shareholder approval per our policy
Accrual of additional retirement benefits under any supplemental executive retirement plans
Excise tax gross-ups upon change in control
Discounting, reloading, or repricing stock options without shareholder approval
Single-trigger vesting of equity-based awards upon change in control
Adjust PRSU results for the impact of litigation, fines, and penalties or non-tax impairment charges

Additionally, it has not been our policy to provide for the accelerated vesting of equity awards upon an employee’s voluntary resignation to enter government service.

The “Compensation governance and risk management” discussion beginning on page 32 contains more information about our Compensation Governance Policy and our compensation risk management practices. That section describes our Chief Risk Officer’s review and certification of our incentive compensation programs and our Chief Audit Executive’s risk-based review of our incentive plans. We also describe the extent to which our CEO participates in determining executive officer compensation, and the role of Farient Advisors, the Committee’s independent compensation consultant.

BANK OF AMERICA	66

Compensation discussion and analysis

ii. Multiple cancellation & clawback features

Our equity-based awards are subject to three separate and distinct features that can result in the awards being cancelled or prior payments being clawed back in the event of certain detrimental conduct or financial losses. These features were designed to encourage appropriate behavior and manage risk in our compensation program. Our named executive officers are subject to all three cancellation and clawback features.

	Detrimental conduct cancellation & clawback	Performance-based cancellation	Incentive compensation recoupment policy

Who

•  Applies to over 20,000 employees who received equity-based awards as part of their 2021 incentive compensation, as well as all recipients of our Delivering Together equity-based awards granted in March 2021

•  Applies to approximately 5,500 employees who are deemed to be “risk takers” and received equity-based awards as part of their 2021 compensation

•  “Risk takers” defined according to banking regulations and company policies

• Applies to all of our executive officers • Our policy covers a broader group of executives than required by the Sarbanes-Oxley Act, which covers only the CEO and Chief Financial Officer

When

•  An employee engages in certain “detrimental conduct,” including:

O  illegal activity

O  breach of a fiduciary duty

O  intentional violation or grossly negligent disregard of our policies, rules, and procedures

O  trading positions that result in a need for restatement or significant loss

O  conduct constituting “cause”

•  Our company, a line of business, a business unit, or an employee experiences a loss outside of the ordinary course of business and the employee is found to be accountable based on:

O  the magnitude of the loss

O  the decisions that may have led to the loss

O  the employee’s overall performance

• When fraud or intentional misconduct by an executive officer causes our company to restate its financial statements
What	• All unvested equity awards will be cancelled • Any previously vested award may be recouped, depending on the conduct	• All or part of the outstanding award may be cancelled	• Any incentive compensation may be recouped as determined by the Board or a Board committee • Any action necessary to remedy the misconduct and prevent its recurrence may be taken

Since 2011, all of our equity-based awards provide that they are subject to any final rules implementing the compensation clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) that the SEC and NYSE may adopt. We intend to update our policies to reflect any applicable rules implementing the Dodd-Frank Act clawback requirements that are finalized, released, and become effective.

Pursuant to our Incentive Compensation Forfeiture & Recoupment Disclosure Policy, we will disclose publicly the incentive forfeitures or clawbacks recovered from certain senior executives in the aggregate pursuant to our Detrimental Conduct and Incentive Compensation Recoupment policies described above, subject to certain privacy, privilege, and regulatory limitations.

iii. Stock ownership & retention requirements

Our stock ownership and retention requirements align executive officer and shareholder interests by linking the value realized from equity-based awards to sustainable company performance. Our Corporate Governance Guidelines require:

Minimum shares of common stock owned		Retention

Chief Executive Officer	500,000 shares	50% of net after-tax shares received from equity-based awards retained until one year after retirement

Other Executive Officers	300,000 shares	50% of net after-tax shares received from equity-based awards retained until retirement

In light of our policy, we expect new executive officers to be in compliance with these requirements within five years. Full-value shares and units owned, awarded, or deemed beneficially owned are included in the stock ownership calculations; PRSUs are included only when earned and stock options are not included. Our Code of Conduct prohibits our executive officers from hedging and speculative trading of company securities. See the “Hedging policy” section on page 34 for more information on our hedging policy and rules.

67	2022 PROXY STATEMENT

Compensation discussion and analysis

6. Other compensation topics

a. Results for performance restricted stock units

PRSUs have been a component of our executive compensation program since 2011. PRSUs require recipients to re-earn awards over the performance period based on achievement of established performance standards and help align management with shareholder interests. Since 2013, PRSUs have been based 50% on three-year average ROA and 50% on three-year average growth in adjusted TBV standards. Our practice is not to make discretionary adjustments to PRSU results for the impact of legacy litigation, fines, and penalties, the Tax Cuts and Jobs Act, or impairment charges, which has contributed to outcomes for PRSU payouts since their introduction.

The 2019 PRSUs completed in 2021 at 96% of the target opportunity based on ROA results of 95 bps and adjusted TBV results of 10.55%. We did not make adjustments to those awards in response to the COVID-19 pandemic and related effects. See the description of the 2019 PRSUs and vesting terms following the “Grants of plan-based awards table” on page 62 of our 2020 proxy statement.

The maximum payout opportunity is 100% for all outstanding awards.

The award terms for these PRSUs provide for the calculation of performance results at the conclusion of each calendar year in the performance period. As a result, the performance results above may differ from the results reported under GAAP in our company’s audited financial statements.

b. Competitor groups

Our Compensation and Human Capital Committee periodically reviews compensation practices of two competitor groups:

•	Our primary competitor group includes five leading U.S. financial institutions—we compete directly with them for customers, employees, and investors, and they follow similar economic cycles to our own

•	Leading international financial institutions for perspectives on the global financial services industry

The Committee used the following 2021 competitor groups to periodically evaluate market trends, pay levels, and relative performance in executive compensation, but without any formulaic benchmarking.

Primary competitor group		Leading international financial institutions

• Citigroup	• Morgan Stanley	• Barclays	• HSBC

• Goldman Sachs	• Wells Fargo	• BNP Paribas	• Royal Bank of Canada

• JPMorgan Chase		• Credit Suisse	• UBS

• Deutsche Bank

From time to time, the Committee also reviews executive compensation for a leading group of global companies headquartered in the U.S. spanning all industries to get a general perspective on compensation practices for companies of similar size and global scope. For 2021, these companies were: Abbott Laboratories, AT&T, Chevron, Cisco, Coca-Cola, ConocoPhillips, Exxon Mobil, General Electric, IBM, Intel, Johnson & Johnson, PepsiCo, Pfizer, Philip Morris International, Procter & Gamble, Verizon, and Wal-Mart.

BANK OF AMERICA	68

Compensation discussion and analysis

c. Retirement benefits

We provide our named executive officers the opportunity to save for their retirement via employee and employer contributions to qualified and nonqualified defined contribution plans on the same terms as other U.S.-based salaried employees. These plans help us attract and retain key people by providing a means to save for retirement.

Certain named executive officers also participate in various frozen qualified and nonqualified defined benefit pension plans. For more information about these plans, see “Pension benefits table” and “Nonqualified deferred compensation table” on pages 78 and 79, respectively.

Additionally, in June 2014 Mr. DeMare entered into a letter agreement with the company that provided him continued vesting for his restricted stock units upon his termination. In 2021 we updated this arrangement and, consistent with the terms of the prior letter, entered into a new agreement to provide continued vesting upon termination for all his restricted stock unit awards, including more recently granted awards, subject to Mr. DeMare’s compliance with certain covenants, including not working for named competitive businesses. For more information regarding the letter agreement, please see the section on “Potential payments upon termination or change in control” on page 80.

d. Health and welfare benefits & perquisites

Our named executive officers receive health and welfare benefits, such as medical, life, and long-term disability coverage, under plans generally available to all other U.S.-based salaried employees; in addition, our named executive officers are eligible to receive an annual physical exam. Because we have internal expertise on financial advisory matters, we do not charge fees to our named executive officers for their use of our financial advisory services for personal needs. We also may provide certain named executive officers with secured parking. For information security purposes and efficiency, certain named executive officers are permitted to use a car service when commuting to and from our offices or business-related events; participating named executive officers reimburse the company for incremental costs incurred. In limited circumstances, we may occasionally provide meals and allow spouses or guests to accompany executives traveling for a business-related purpose and pay for other incidental expenses. Our policy provides for the use of corporate aircraft by senior management for approved travel. For reasons of security, personal safety, and efficiency, we require our CEO to use corporate aircraft for all air travel (business, commuting, and personal). Pursuant to his aircraft time-sharing agreement, our CEO reimburses our company for costs related to his use of our aircraft for commuting. Our executive officers, including our named executive officers, other than our CEO, are permitted to use corporate aircraft for limited personal travel with reimbursement to the company for incremental costs, pursuant to their aircraft time-sharing agreements. Mr. Koder is party to a legacy tax equalization agreement related to equity awards granted before April 1, 2019, during a previous international assignment prior to being named an executive officer. Under this agreement, our company is responsible for certain additional foreign and U.S. taxes due, if any, from such equity awards as a result of his relocation to the U.S., and Mr. Koder remains responsible for the amount of taxes incurred had he continued to live and work in his previous jurisdiction of residence.

e. Tax deductibility of compensation

U.S. tax law limits a public company’s deductions to $1 million per year for compensation paid to its CEO, chief financial officer, and each of its three other most highly compensated executive officers, as well as to any individual who was subject to the $1 million deduction limitation in 2017 or any later year. The Committee continues to retain the discretion to make awards and pay amounts that do not qualify as deductible.

Accordingly, our Board recommends a vote “FOR” this proposal (Proposal 2).

Compensation and Human Capital Committee Report

Our Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and discussion, our Compensation and Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2021.

Submitted by the

Compensation and Human Capital Committee of the Board:

Monica C. Lozano, Chair

Pierre J.P. de Weck

Arnold W. Donald

Linda P. Hudson

Denise L. Ramos

Clayton S. Rose

Michael D. White

R. David Yost

69	2022 PROXY STATEMENT

Executive compensation

Executive compensation

Summary compensation table

The following table shows compensation paid, accrued, or awarded with respect to our named executive officers during the years indicated:

2021 Summary compensation table(1)

Name and principal position(2)	Year	Salary ($)(3)	Bonus ($)(4)	Stock awards ($)(5)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(6)	All other compensation ($)(7)	Total ($)

Brian T. Moynihan Chair and Chief Executive Officer	2021	1,500,000	0	21,395,424	0	565,990	267,755	23,729,169
	2020	1,500,000	0	23,525,808	0	673,974	240,789	25,940,571
	2019	1,500,000	0	23,575,105	0	632,250	331,858	26,039,213

Alastair M. Borthwick Chief Financial Officer	2021	666,667	4,133,333	6,114,076	0	1,327	41,470	10,956,873

Paul M. Donofrio Vice Chair (Former Chief Financial Officer)	2021	1,000,000	5,600,000	5,826,527	0	200,548	42,139	12,669,214
	2020	1,000,000	4,400,000	6,559,458	0	172,084	41,742	12,173,284
	2019	1,000,000	4,800,000	6,560,949	0	182,239	52,124	12,595,312

James P. DeMare President, Global Markets	2021	666,667	5,200,000	10,311,814	0	0	41,369	16,219,850

Matthew M. Koder President, Global Corporate and Investment Banking	2021	666,667	5,800,000	19,205,303	0	0	40,054	25,712,024

Thomas K. Montag Former Chief Operating Officer	2021	1,250,000	8,300,000	9,401,821	0	0	142,131	19,093,952
	2020	1,250,000	7,100,000	10,522,429	0	0	20,000	18,892,429
	2019	1,250,000	7,700,000	10,524,788	0	0	20,000	19,494,788

(1)

SEC rules require the “Summary compensation table” to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. Typically, we grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for stock awards generally appear in the “Summary compensation table” for the year after the performance year upon which they were based, and therefore the “Summary compensation table” does not fully reflect our Compensation and Human Capital Committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2021 compensation in the “Stock awards” column include stock awards granted in February 2021 for 2020 performance, as well as other stock awards granted during 2021 that are not part of performance year 2021 compensation. See “Compensation discussion and analysis” on page 54 for a discussion about how the Committee viewed its 2021 compensation decisions for the named executive officers.

(2)

All listed named executive officer positions are those held as of December 31, 2021. Mr. Montag served as our Chief Operating Officer until December 31, 2021. He is expected to retire from the company effective February 28, 2022.

(3)	Includes any amounts voluntarily deferred under our qualified 401(k) plan and our nonqualified deferred compensation plan. See “Nonqualified deferred compensation table” on page 79.

(4)	Amounts reflect annual cash incentive awards received by the named executive officers for performance in the applicable year.

(5)

Amounts shown are the aggregate grant date fair value of CRSUs, PRSUs, and TRSUs granted in the year indicated. Grants of stock-based awards (excluding CRSUs) include the right to receive cash dividends only if and when the underlying award becomes vested and payable. The grant date fair value is based on the closing price of our common stock on the applicable grant date (for 2021, $33.37 on February 12, 2021 and $42.92 on June 1, 2021). For the PRSUs granted in 2021, the actual number of PRSUs earned (0% up to the maximum level of 100%) will depend on our company’s future achievement of specific ROA and growth in adjusted TBV standards (tax-normalized) over a three-year performance period ending December 31, 2023. Values in the “Stock awards” column assume that 100% (the maximum level) of the PRSUs granted would vest as the probable outcome for purposes of determining the grant date fair value. The grant date fair value for PRSUs and TRSUs (excluding certain TRSUs granted to Messrs. Borthwick, DeMare, and Koder) granted in 2021 includes a discount rate of approximately 14% and 15%, respectively, to reflect the impact of post-vesting transfer restrictions on the value of these awards. No discount was applied to awards of CRSUs, or the TRSUs granted to Messrs. Borthwick, DeMare, and Koder described in footnotes 3, 4, and 5 to the “Grants of plan-based awards table” on page 73. The grant date fair value for the PRSUs and TRSUs granted in 2020 and 2019 includes a discount of approximately 10% to reflect the impact of post-vesting transfer restrictions on the value of these awards. See “Grants of plan-based awards table” on page 73 for a description of the CRSUs, PRSUs, and TRSUs granted in 2021.

BANK OF AMERICA	70

Executive compensation

(6)	The following table shows the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation for the named executive officers:

Name	Change in pension value ($)	Above-market earnings on nonqualified deferred compensation ($)

Brian T. Moynihan	455,078	110,912

Alastair M. Borthwick	1,327	0

Paul M. Donofrio	200,548	0

James P. DeMare	0	0

Matthew M. Koder	0	0

Thomas K. Montag	0	0

The “Change in pension value” equals the change in the actuarial present value of all pension benefits from December 31, 2020 to December 31, 2021. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension benefits table” on page 78.

Effective June 30, 2012, Bank of America froze pension plan accruals under all of its U.S. pension plans for all employees. As a result, the named executive officers are not accruing any additional pension benefits with respect to any compensation or service after June 30, 2012.

For Mr. Moynihan, the amount reported above under “Change in pension value” is primarily the result of annuity benefits under a legacy supplemental retirement plan frozen since 2005. The monthly annuity benefit amount has not changed since the supplemental retirement plan was frozen. However, the present value of the benefit increases each year because he is one year older.

The above-market earnings on nonqualified deferred compensation result from Mr. Moynihan’s participation in a pre-1998 legacy FleetBoston deferred compensation plan. See “Nonqualified deferred compensation table” on page 79.

(7)

The following table shows amounts included in the “All other compensation” column for each named executive officer in 2021. This column includes the perquisites received by a named executive officer to the extent the total value of such perquisites was equal to or exceeded $10,000, as required under SEC rules.

2021 All other compensation table

Name	Benefit, tax, and financial advisory services and annual physical exam ($)	Use of corporate aircraft ($)	Matching & other employer contributions to qualified plans ($)	Regulatory filing fees and associated tax payment ($)

Brian T. Moynihan	20,968	144,989	20,000	81,375

Alastair M. Borthwick	20,968	0	20,000	0

Paul M. Donofrio	20,968	0	20,000	0

James P. DeMare	20,968	0	20,000	0

Matthew M. Koder	27,368	0	7,500	0

Thomas K. Montag	6,400	0	20,000	105,584

For certain amounts reported in the “Summary compensation table” and this table, the incremental cost to us in providing the benefits differs from the out-of-pocket cost and is determined as follows:

Benefit	Determination of incremental cost

Benefit, tax, and financial advisory services	Determined using a method that takes into account our actual direct expenses (such as rent, applicable compensation and benefits, and travel) paid with respect to our employees who provide benefit, tax, and financial advisory services to our named executive officers and other eligible executives.

Use of corporate aircraft	For corporate-owned or leased aircraft, determined using a method that takes into account variable costs such as landing fees, aircraft fuel expense, and plane repositioning costs. Since we use our aircraft primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries and the acquisition costs of corporate-owned or -leased aircraft. For aircraft provided by a third-party vendor, determined using a method that takes into account the contracted per-hour costs, fuel charges, segment fees, and taxes, as well as a proportional share of the monthly management fee and insurance costs. Aggregate incremental cost, if any, of travel by the named executive officer’s spouse or guest when accompanying the named executive officer also is included.

All use of our corporate aircraft by our named executive officers in 2021 was consistent with our policy. In late 2017, we amended our policy to require Mr. Moynihan to use only corporate aircraft for all business, commuting, and personal flights. We generally do not consider amounts related to business- and/or business-development related flights as compensation to Mr. Moynihan, and we consider the amounts related to Mr. Moynihan’s required personal and commuting use of our corporate aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the “Summary compensation table” the value of certain flights or portions of certain flights as a perquisite.

71	2022 PROXY STATEMENT

Executive compensation

Therefore, the amount shown for Mr. Moynihan for use of corporate aircraft primarily reflects the aggregate incremental cost to our company for: (i) elements of business- and/or business-development related flights and (ii) all personal flights taken for non-commuting, non-business purposes. Under his aircraft time-sharing agreement, during 2021 Mr. Moynihan reimbursed our company for certain incremental costs of flights on our corporate aircraft for commuting purposes. Mr. Moynihan is responsible for his own taxes on any imputed income resulting from his personal use of our corporate aircraft.

As noted above, a $45,000 regulatory filing fee was paid on behalf of Messrs. Moynihan and Montag related to their common stock ownership and continued receipt of stock-based compensation, and a tax gross-up payment of $36,375 and $60,584 was made to each respectively in connection with that fee.

We will make two charitable gifts in 2022 to further our ESG efforts and to honor Mr. Montag’s retirement. First, continuing our ongoing support of colleges and universities and their scholarly pursuits on topics of importance to society and our industry, we will sponsor a gift of approximately $1 million for sustainable finance education at the Kellogg School of Management, in partnership with the Northwestern Institute for Sustainability and Energy at Northwestern University. Second, in support of nature conservation organizations and their pursuits in preserving and protecting the global environment, we will sponsor a gift of $1 million to the Nature Conservancy, which is a global environmental nonprofit organization working to create a world where people and nature can thrive, having over one million members in chapters around the globe, and impacting conservation efforts in seventy-six (76) countries and territories. Mr. Montag was not aware of these gifts prior to announcing his retirement, did not have any involvement in determining the gifts’ amounts, and will not receive any pecuniary benefit from them; therefore, we do not consider them to be reportable compensation to him.

Though included in the “Summary compensation table” as “All other compensation,” this table does not include any incremental cost to us for tax reimbursements of less than $10,000, certain meals received by named executive officers while working in the office, any travel expenses to attend company meetings by named executive officers’ spouses or guests, or any other incidental event-related expenses incurred during the year.

Neither the amounts noted in the “Summary compensation table” nor those noted in this table include any amounts for personal benefits provided to our named executive officers for which we believe there is no aggregate incremental cost to us, including assistance with travel arrangements and use of corporate-owned or -leased apartments and vehicles, and travel by spouses or guests on corporate or third-party vendor aircraft and the use of ground transportation and shared lodging when accompanying an executive traveling for a business-related purpose.

BANK OF AMERICA	72

Executive compensation

Grants of plan-based awards table

The following table shows additional information regarding CRSUs, PRSUs, and TRSUs granted to our named executive officers in 2021. For information about equity-based awards granted to our named executive officers in February 2022 for 2021 performance, see “Compensation discussion and analysis” beginning on page 54.

Grants of plan-based awards in 2021

Name	Award type		Grant date	Approval date	Estimated future payouts under equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock awards ($)(2)
					Threshold (#)	Target (#)	Maximum (#)

Brian T. Moynihan	CRSU		2/12/2021	2/3/2021	—	—	—	213,821	7,135,207

	PRSU		2/12/2021	2/3/2021	118,789	356,369	356,369	—	10,230,713

	TRSU		2/12/2021	2/3/2021	—	—	—	142,548	4,029,504

Alastair M. Borthwick	TRSU		2/12/2021	1/21/2021	—	—	—	157,267	4,445,576

	TRSU	(3)	2/12/2021	1/21/2021	—	—	—	50,000	1,668,500

Paul M. Donofrio	PRSU		2/12/2021	2/2/2021	34,087	102,263	102,263	—	2,935,787

	TRSU		2/12/2021	2/2/2021	—	—	—	102,263	2,890,740

James P. DeMare	TRSU		2/12/2021	1/21/2021	—	—	—	140,781	3,979,555

	TRSU	(3)	2/12/2021	1/21/2021	—	—	—	50,000	1,668,500

	TRSU	(4)	2/12/2021	1/27/2021	—	—	—	17,469	582,941

	TRSU	(4)	2/12/2021	1/27/2021	—	—	—	69,880	2,331,896

	TRSU	(4)	2/12/2021	1/27/2021	—	—	—	52,410	1,748,922

Matthew M. Koder	TRSU		2/12/2021	1/21/2021	—	—	—	180,776	5,110,122

	TRSU	(3)	2/12/2021	1/21/2021	—	—	—	50,000	1,668,500

	TRSU	(4)	2/12/2021	1/27/2021	—	—	—	22,432	748,556

	TRSU	(4)	2/12/2021	1/27/2021	—	—	—	89,732	2,994,357

	TRSU	(4)	2/12/2021	1/27/2021	—	—	—	67,299	2,245,768

	TRSU	(5)	6/1/2021	6/1/2021	—	—	—	150,000	6,438,000

Thomas K. Montag	PRSU		2/12/2021	2/2/2021	55,004	165,014	165,014	—	4,737,255

	TRSU		2/12/2021	2/2/2021	—	—	—	165,014	4,664,566

(1)

The number of PRSUs reported above assumes that the performance standard achieved is at threshold, target, or maximum for both the three-year average ROA, and average growth in adjusted TBV performance metrics; see “PRSUs” on page 74. There is no upside payout opportunity for this award: the target amount is the maximum that can be re-earned.

(2)

The number of CRSUs, PRSUs, and TRSUs granted in 2021 (excluding the awards described in footnotes 3 and 5 below, which were granted as a fixed number of shares) was calculated by dividing the original award value determined by our Compensation and Human Capital Committee by the average closing price of our common stock for the 10-day period ending on, and including, the grant date. Because the grant date fair value is based on the closing price of our common stock on the grant date ($33.37 on February 12, 2021 and $42.92 on June 1, 2021), the dollar amount of the grant date fair value will differ slightly from the original award value determined by our Compensation and Human Capital Committee. The grant date fair value of the PRSUs and the TRSUs (excluding the TRSUs granted to Messrs. Borthwick, DeMare, and Koder described in footnotes 3, 4, and 5 below) granted in 2021 includes a discount of approximately 14% and 15%, respectively, to reflect the impact of post-vesting transfer restrictions on the value of these awards. For additional information about the applicable assumptions for determining the grant date fair value of restricted stock unit awards, see footnote 5 to the “Summary compensation table”.

(3)

Messrs. Borthwick, DeMare, and Koder were each granted an award of 50,000 restricted stock units in February 2021, which vests in two equal annual installments beginning February 15, 2024. For Messrs. Borthwick and Koder, these awards do not provide Qualifying Termination protection.

(4)

Messrs. DeMare and Koder were granted awards totaling 139,759 and 179,463 restricted stock units, respectively, in February 2021, which, when aggregated, vest in equal installments every six months over four years.

(5)

Mr. Koder was granted an award of 150,000 restricted stock units in June 2021, which vests in three equal annual installments beginning June 1, 2022, and does not provide Qualifying Termination protection.

73	2022 PROXY STATEMENT

Executive compensation

Equity-based awards granted in 2021. The following describes the material terms of the CRSUs, PRSUs, and TRSUs granted to our named executive officers in 2021 in recognition of their performance in 2020 and to encourage their long-term service to the company:

Clawbacks and covenants applicable to all equity-based awards

•	Each equity-based award may be forfeited or recouped for detrimental conduct or the violation of anti-hedging/derivative transactions policies.

•

Awards also are subject to recoupment: (i) under our Incentive Compensation Recoupment Policy, and (ii) under any policies we may adopt to implement final, released, and effective rules implementing Section 954 of the Dodd-Frank Act.

CRSUs (only for Mr. Moynihan)

•

The CRSU award granted in February 2021 vested and was paid monthly in cash over 12 months from March 2021 through February 2022, based on the closing price of our common stock as of the 15th day of each month.

•

Any unpaid portion of the award was subject to immediate full vesting and payment in case of termination of employment due to death or disability, and would have been forfeited for any other termination reason during the vesting period.

PRSUs

•

The PRSUs granted in February 2021 are re-earned based on ROA and growth in adjusted TBV standards (tax-normalized) over a three-year performance period from January 1, 2021 through December 31, 2023. The following highlights the performance metrics and standards of these PRSU awards:

•

“Three-year Average ROA (tax-normalized)” means the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” will be determined at the conclusion of each year based on the generally accepted accounting principles (GAAP) definition and, to the extent necessary, normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

•

“Three-year Average Growth in Adjusted TBV” means the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year will equal our total common shareholders’ equity, less (a) the impact of any capital actions approved (or not objected to) by the Federal Reserve Board and/or approved by our company’s Board, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to (i) and (ii). Each year-over-year percentage change is measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year and, to the extent necessary, will be normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

•

The awards are equally weighted with 50% based on ROA standards (tax-normalized) and 50% based on adjusted TBV growth standards. The portion of the PRSUs earned for the performance period depends on the level of our average ROA and adjusted TBV growth. No PRSUs will be earned if results are below the minimum standards. Results above the 33 1⁄3% minimum standard will be interpolated on a straight-line basis between the two nearest standards.

Three-year average ROA

(tax-normalized)

(50% weighting)

Standard	% Earned
<50bps	0%
50bps	33 1⁄3%
65bps	66 2⁄3%
≥80bps	100%

Three-year average growth

in adjusted TBV

(50% weighting)

Standard	% Earned
<5.25%	0%
5.25%	33 1⁄3%
7.00%	66 2⁄3%
≥8.50%	100%

•

Any PRSUs earned for the performance period will be settled on March 1, 2024 in shares of our common stock, net of applicable taxes. There is no upside payout opportunity for this award: 100% is the maximum that can be re-earned.

•	Cash dividend equivalents, if any, are accrued and paid only if and when the underlying units become vested and payable.

•

To encourage sustainable, long-term performance, PRSUs are subject to performance-based cancellation, and payment on a settlement date is specifically conditioned on our company or the applicable segments remaining profitable over the performance period. If a loss is determined to have occurred, our Compensation and Human Capital Committee, together with key control functions, will review losses and the executive officer’s accountability. The Committee will then make a final determination to either take no action or to cancel all or a portion of the part of the executive officer’s award otherwise payable as of the applicable settlement date. All such determinations will be final and binding.

BANK OF AMERICA	74

Executive compensation

•	The following chart shows how the PRSUs are treated if a named executive officer terminates employment:

Reason for termination	Impact on vesting and payment date
Death	Full vesting at the maximum level; immediate payment
Disability	Continue to earn and pay per schedule, subject to return on assets and adjusted TBV performance, covenants,(1) and performance-based cancellation
Involuntary for cause(2)	Cancelled
Involuntary without cause or voluntary	Cancelled, unless eligible for Qualifying Termination
Qualifying Termination(3)	Continue to earn and pay per schedule, generally provided the executive officer does not subsequently work for a competitive business and annually provides a written certification of compliance and subject to return on assets and adjusted TBV performance, covenants,(1) and performance-based cancellation

(1)

Covenants for vesting purposes are nonsolicitation, detrimental conduct, and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment: (i) under our Incentive Compensation Recoupment Policy, (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/derivative transactions policies, and (iii) any policies we may adopt to implement final, released, and effective rules implementing Section 954 of the Dodd-Frank Act.

(2)

For purposes of these awards, “cause” is generally defined as a termination of an employee’s employment if it occurs in conjunction with a determination that the employee has: (i) committed an act of fraud or dishonesty in the course of his employment; (ii) been convicted of (or pleaded no contest with respect to) a crime constituting a felony; (iii) committed an act or omission which causes the employee or Bank of America or its subsidiaries to be in violation of federal or state securities laws, rules or regulations, and/or the rules of any exchange or association of which Bank of America is a member, including statutory disqualification; (iv) failed to perform job function(s), which Bank of America views as being material to his or her position and the overall business of Bank of America Corporation and its subsidiaries under circumstances where such failure is detrimental to Bank of America Corporation or any subsidiary; (v) materially breached any written policy applicable to employees of Bank of America Corporation and its subsidiaries, including, but not limited to, the Bank of America Corporation Code of Conduct and General Policy on Insider Trading; or (vi) made an unauthorized disclosure of any confidential or proprietary information of Bank of America Corporation or its subsidiaries or has committed any other material violation of Bank of America’s written policy regarding Confidential and Proprietary Information.

(3)

A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability, or “cause”) after the executive has met certain specified age and/or service requirements. For most of the named executive officers, the executive must have at least 10 years of service and his or her age and years of service must add up to at least 60. Mr. Montag has a special eligibility standard set forth in his offer letter but has otherwise met the general age and service standard. Currently, each of the named executive officers meets the applicable requirements for a Qualifying Termination.

TRSUs

•	The TRSUs granted in February 2021 for performance in 2020 vest ratably over four years and are payable in shares of our common stock, net of applicable taxes.

•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.

•	Treatment upon termination of employment is substantially the same as for the PRSUs noted above.

•	The TRSUs are subject to substantially the same performance-based cancellation as the PRSUs noted above in case of losses during the vesting period.

•

Prior to their appointment as executive officers, Messrs. Borthwick, DeMare, and Koder received grants of TRSUs with other vesting schedules, including certain awards that provide for continued vesting upon a termination due to a workforce reduction or divestiture, or a Qualifying Termination (as defined in the immediately preceding footnote 3). For more information on these awards, please see footnotes 3, 4, and 5 to the “Grants of plan-based awards table” on page 73.

•

In June 2014, Mr. DeMare entered into a letter agreement with the company that provided him continued vesting for his restricted stock units upon his termination. In 2021, we updated this arrangement and, consistent with the terms of the prior letter, entered into a new agreement to provide continued vesting upon termination for all his restricted stock unit awards, including more recently granted awards, subject to Mr. DeMare’s compliance with certain covenants, including not working for named competitive businesses. For more information regarding the letter agreement, please see “Potential payments upon termination or change in control” on page 80.

Retention requirements applicable to named executive officers

•	50% of the net after-tax shares received from PRSUs and TRSUs granted in February 2021 to the Chief Executive Officer must be retained until one year after retirement.

•	50% of the net after-tax shares received from PRSUs and TRSUs granted in February 2021 to the other named executive officers must be retained until retirement.

75	2022 PROXY STATEMENT

Executive compensation

Year-end equity values and equity exercised or vested table

As of December 31, 2021, there were no outstanding stock options. The table below shows certain information about unvested restricted stock unit awards as of December 31, 2021:

Outstanding equity awards as of December 31, 2021

	Stock awards
Name	Number of shares/ units of stock that have not vested (#)		Market value of shares/ units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares/ units of stock that have not vested (#)		Equity incentive plan awards: market value of unearned shares/ units of stock that have not vested ($)(1)
Brian T. Moynihan	58,235	(2)	2,590,875	—		—
	419,287	(3)	18,654,079	—		—
	96,703	(6)	4,302,316	362,635	(7)	16,133,631
	142,548	(9)	6,341,961	356,369	(10)	15,854,857
	35,637	(11)	1,585,490	—		—
Alastair M. Borthwick	73,376	(2)	3,264,498	—		—
	150,000	(4)	6,673,500	—		—
	121,846	(6)	5,420,929	—		—
	100,000	(8)	4,449,000	—		—
	157,267	(9)	6,996,809	—		—
	50,000	(14)	2,224,500	—		—
Paul M. Donofrio	41,929	(2)	1,865,421	—		—
	120,755	(3)	5,372,390	—		—
	69,626	(6)	3,097,661	104,439	(7)	4,646,491
	102,263	(9)	4,549,681	102,263	(10)	4,549,681
James P. DeMare	93,758	(2)	4,171,293	—		—
	150,000	(4)	6,673,500	—		—
	151,630	(6)	6,746,019	—		—
	100,000	(8)	4,449,000	—		—
	140,781	(9)	6,263,347	—		—
	69,880	(12)	3,108,961	—		—
	52,410	(13)	2,331,721	—		—
	50,000	(14)	2,224,500	—		—
Matthew M. Koder	93,851	(2)	4,175,431	—		—
	150,000	(4)	6,673,500	—		—
	143,885	(5)	6,401,444	—		—
	196,306	(6)	8,733,654	—		—
	100,000	(8)	4,449,000	—		—
	180,776	(9)	8,042,724	—		—
	89,732	(12)	3,992,177	—		—
	67,299	(13)	2,994,133	—		—
	50,000	(14)	2,224,500	—		—
	150,000	(15)	6,673,500	—		—
Thomas K. Montag	67,261	(2)	2,992,442	—		—
	193,710	(3)	8,618,158	—		—
	111,692	(6)	4,969,177	167,537	(7)	7,453,721
	165,014	(9)	7,341,473	165,014	(10)	7,341,473

BANK OF AMERICA	76

Executive compensation

(1)	Value is based on the closing price of our common stock on December 31, 2021, which was $44.49 per share.

(2)	2019 TRSUs. This award vested and was paid on February 15, 2022.

(3)

2019 PRSUs (Performance Achieved). Represents restricted stock units issued upon satisfaction of performance at 96% and that were outstanding as of December 31, 2021. These restricted stock units are scheduled to vest and be paid on March 1, 2022. See the description of our company’s performance and satisfaction of the performance measures for the 2019 PRSUs in “Compensation discussion and analysis” beginning on page 54. See also the description of the 2019 PRSUs and vesting terms following the “Grants of plan-based awards table” on page 62 of our 2020 proxy statement.

(4)	One-half of the outstanding award vested and was paid on January 25, 2022, and one-half is scheduled to vest and be paid on January 25, 2023.

(5)	This award is scheduled to vest and be paid on April 1, 2023.

(6)	2020 TRSUs. One-half of the outstanding award vested and was paid on February 15, 2022, and one-half is scheduled to vest and be paid on February 15, 2023.

(7)

2020 PRSUs (Performance Not Yet Achieved). Vesting is based on our company’s achievement of specific ROA and growth in adjusted TBV standards over a three-year performance period ending December 31, 2022. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the 2020 PRSUs and vesting terms following the “Grants of plan-based awards table” on page 65 of our 2021 proxy statement.

(8)	One-half of the outstanding award is scheduled to vest and be paid in cash on July 24, 2023, and one-half is scheduled to vest and be paid in cash on July 24, 2024.

(9)

2021 TRSUs. One-fourth of the outstanding award vested and was paid on February 15, 2022, one-fourth is scheduled to vest and be paid on February 15, 2023, one-fourth is scheduled to vest and be paid on February 15, 2024, and one-fourth is scheduled to vest and be paid on February 15, 2025.

(10)

2021 PRSUs (Performance Not Yet Achieved). Vesting is based on our company’s achievement of specific ROA and growth in adjusted TBV standards (tax-normalized) over a three-year performance period ending December 31, 2023. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the 2021 PRSUs and vesting terms following the “Grants of plan-based awards table” on page 73.

(11)	2021 CRSUs. These vested and were paid in cash on January 15 and February 15, 2022.

(12)

One-fourth of the outstanding award vested and was paid on February 15, 2022, one-fourth is scheduled to vest and be paid on February 15, 2023, one-fourth is scheduled to vest and be paid on February 15, 2024, and one-fourth is scheduled to vest and be paid on February 15, 2025.

(13)

One-third of the outstanding award is scheduled to vest and be paid on August 15, 2022, one-third is scheduled to vest and be paid on August 15, 2023, and one-third is scheduled to vest and be paid on August 15, 2024.

(14)	One-half of the outstanding award is scheduled to vest and be paid on February 15, 2024, and one-half is scheduled to vest and be paid on February 15, 2025.

(15)

One-third of the outstanding award is scheduled to vest and be paid on June 1, 2022, one-third is scheduled to vest and be paid on June 1, 2023, and one-third is scheduled to vest and be paid on June 1, 2024.

The following table shows information regarding the value of restricted stock units that vested during 2021:

Stock vested in 2021

	Stock awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)

Brian T. Moynihan	804,594	29,407,186

Alastair M. Borthwick	194,280	6,483,124

Paul M. Donofrio	254,893	8,851,363

James P. DeMare	275,141	9,325,749

Matthew M. Koder	293,201	9,969,406

Thomas K. Montag	406,494	14,112,472

(1)

This column includes the gross number of CRSUs (Mr. Moynihan only), PRSUs, and/or TRSUs that were settled and paid in cash or stock during 2021, and includes any amounts that were withheld for applicable taxes. The reported amount for Mr. Moynihan includes 214,448 cash-settled units.

(2)

The value represents the gross number of shares or units that vested, multiplied by the closing price of our common stock on the applicable vesting date, and that were withheld for applicable taxes. Shares acquired by our named executive officers are subject to our stock ownership and retention requirements, as applicable. These requirements are discussed in “Stock ownership & retention requirements” on page 67.

77	2022 PROXY STATEMENT

Executive compensation

Pension benefits table

The following table provides information regarding the retirement benefits our named executive officers may receive under our defined benefit pension plans in which they participate, all of which have been frozen (meaning that benefits are no longer accruing for compensation or service after the plan freeze date).

Pension benefits in 2021

Name	Plan name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)(2)

Brian T. Moynihan	Legacy Pension Plan(3)	19.25	445,826

	Legacy RIAP	19.25	278,885

	Legacy Supplemental Retirement Plan	12.75	10,266,073

Alastair M. Borthwick	Legacy Pension Plan(3)	6.83	68,524

	Legacy Pension Restoration Plan	6.83	1,619

Paul M. Donofrio	Legacy Pension Plan(3)	14.00	349,028

	Legacy Pension Restoration Plan	14.00	895,851

James P. DeMare(4)	N/A	—	—

Matthew M. Koder(4)	N/A	—	—

Thomas K. Montag(4)	N/A	—	—

(1)

The years of credited service for Messrs. Moynihan, Borthwick, and Donofrio are less than their actual service with us, which at December 31, 2021 was as follows for each named executive officer: 28.75 years for Mr. Moynihan, 16.33 years for Mr. Borthwick, 22.58 years for Mr. Donofrio, 13.17 years for Mr. DeMare, 10.58 years for Mr. Koder, and 13.42 years for Mr. Montag. In addition, Mr. Moynihan’s years of credited service under the Legacy Supplemental Retirement Plan are less than his years of credited service under the pension plan because Mr. Moynihan requested his Legacy Supplemental Retirement Plan be frozen in 2005 (six and a half years before the pension plan was frozen).

(2)

The value of plan benefits reflects the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which the named executive officer participates. The present value was determined using the same assumptions applicable for valuing pension benefits in our financial statements. See Note—Employee Benefit Plans to the Consolidated Financial Statements for the 2021 fiscal year included in our 2021 annual report on Form 10-K.

(3)

The Bank of America Pension Plan includes the Fleet Legacy Pension Plan and the Bank of America Legacy Pension Plan as component plans. Mr. Moynihan is a participant in the legacy Fleet component plan. Messrs. Borthwick and Donofrio are participants in the legacy Bank of America component plan.

(4)	Messrs. DeMare, Koder, and Montag do not participate in any tax-qualified pension plans or restoration or supplemental retirement plans.

The following describes the material features of our pension plans in which the named executive officers participate.

Qualified pension plan. During 2021, Messrs. Moynihan, Borthwick, and Donofrio each participated in one of the legacy components of The Bank of America Pension Plan (Legacy Pension Plan). The component plans are cash balance pension plans where notional cash balance accounts grow based on notional credits. As of June 30, 2012, participants no longer receive compensation credits or years of credited service under the Legacy Pension Plan.

Participants in the legacy Fleet component plan continue to receive notional interest credits based on the one-year U.S. Treasury Note yield, subject to a minimum annual rate of 3.25%. Participants in the legacy Bank of America component plan continue to receive notional interest credits based on the 10-year U.S. Treasury Note yield for their post-2007 accounts and notional investment credits based on selected investment choices for their pre-2008 accounts.

All participating named executive officers are vested under the Legacy Pension Plan and can receive their cash balance account in a lump-sum, or an actuarial equivalent form of benefit.

Nonqualified pension plans. During 2021, certain named executive officers held accounts in one or more of the following:

•	The Bank of America Pension Restoration Plan (Legacy Pension Restoration Plan)

•	Retirement Income Assurance Plan for Legacy Fleet (Legacy RIAP)

•	FleetBoston Financial Corporation Supplemental Executive Retirement Plan (Legacy Supplemental Retirement Plan)

The Legacy Pension Restoration Plan and Legacy RIAP provide benefits for qualified pension plan participants whose retirement benefits were reduced due to IRS limits on qualified plans. These plans were frozen, at the same time the qualified plan was frozen, effective June 30, 2012. Each participating named executive officer’s nonqualified pension plan benefits are fully vested and payable as either a lump-sum or annual installments over a period of up to 10 years beginning in a year after termination (other payment options may be available for legacy benefits).

Mr. Moynihan’s Legacy Supplemental Retirement Plan benefit is equal to a percentage of final average compensation (based on compensation previously frozen in 2005), reduced by benefits from the legacy Fleet component of the Legacy Pension Plan, and the Legacy RIAP. Mr. Moynihan’s participation in the Legacy Supplemental Retirement Plan was frozen at his request effective December 31, 2005, and he elected this benefit to be payable as a lump-sum payment determined using the actuarial assumptions in effect under the Legacy Pension Plan in 2005.

BANK OF AMERICA	78

Executive compensation

Nonqualified deferred compensation table

The following table shows information about the participation by each named executive officer in our nonqualified deferred compensation plans.

Nonqualified deferred compensation in 2021

Name	Plan name	Executive contributions in 2021 ($)	Aggregate earnings in 2021 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2021 ($)(2)

Brian T. Moynihan	Deferred Compensation Plan	0	183,353	0	855,442

	Legacy Deferred Compensation Plan	0	301,802	0	2,816,819

	Legacy Supplemental Plan	0	384,520	0	1,714,659

Alastair M. Borthwick	Deferred Compensation Plan	0	89,209	0	273,109

Paul M. Donofrio	Deferred Compensation Plan	0	1,781,800	0	9,446,139

James P. DeMare	Deferred Compensation Plan	0	0	0	0

Matthew M. Koder	Deferred Compensation Plan	0	0	0	0

Thomas K. Montag	Deferred Compensation Plan	0	0	0	0

(1)

The Deferred Compensation Plan allows participants to direct their deferrals among the same investment choices as available under The Bank of America 401(k) Plan. The Legacy Deferred Compensation Plan credits pre-1998 deferrals with interest at an annual rate of 12%, which cannot be changed due to the FleetBoston acquisition. Deferrals made under the plan between 1998 and 2001 are credited with interest at an annual rate of 4% and 2002 deferrals receive interest based on the return for the one-year Treasury Bill. The Legacy Supplemental Plan offered participants the following investment options, which posted the corresponding returns for 2021: Columbia Core Bond Fund, -0.79%; Columbia Large Cap Growth Fund, 29.05%; Invesco Equity & Income Fund, 18.02%; and Stable Value Fund, 1.66%. The Legacy ESA Plan credits plan accounts with interest at a rate equal to the prior month’s one-year constant maturity Treasury rate, as determined each month by the Federal Reserve Board, compounded daily.

(2)	The following table identifies amounts that have already been reported as compensation in our “Summary compensation table” for the current or prior years:

Name	Amount of 2021 contributions and earnings reported as compensation in our “2021 Summary compensation table” ($)	Amounts in “Aggregate balance at December 31, 2021” column reported as compensation in our “Summary compensation tables” for prior years ($)

Brian T. Moynihan	110,912	1,024,568

Alastair M. Borthwick	0	0

Paul M. Donofrio	0	0

James P. DeMare	0	0

Matthew M. Koder	0	0

Thomas K. Montag	0	0

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

Deferred compensation plan. Each of our named executive officers is eligible to participate in the Bank of America Deferred Compensation Plan (Deferred Compensation Plan), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans. Participants may elect to defer up to 50% of base salary and up to 75% of certain eligible incentive awards. Employer contributions made under the plan, if any, when combined with the employer contributions under the 401(k) plan, will not exceed the maximum employer contributions allowable under the 401(k) Plan—$12,500 for matching contributions and $7,500 for annual company contributions. Participants may generally elect to receive their distribution in a lump-sum payment or installments payable up to 15 years. Participants are not subject to U.S. federal income tax on amounts that they deferred or any notional investment earnings (based on elections of the same investment options as under the 401(k) Plan) until those amounts are distributed to them, and we do not take a tax deduction on these amounts until they are distributed.

Legacy deferred compensation plan. Mr. Moynihan has an account under the FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2 (Legacy Deferred Compensation Plan), which is a nonqualified retirement savings plan. Prior to being closed to deferrals in 2002, participants could defer base salary and certain bonuses under the plan. Participants can elect payments in a lump-sum or up to 15 annual installments either on or after termination of employment, but not beyond the year in which the participant turns 65.

Legacy supplemental plan. Mr. Moynihan has an account under the FleetBoston Financial Corporation Executive Supplemental Plan (Legacy Supplemental Plan), which is a nonqualified retirement savings plan that allowed deferrals above the IRS limits on qualified plans. This plan was closed to contributions in 2004. Payments are made in a lump-sum or up to 15 annual installments beginning in the year of termination of employment or any later year elected by the participant, but not beyond the year in which the participant turns 65.

79	2022 PROXY STATEMENT

Executive compensation

Potential payments upon termination or change in control

We do not have any agreements with our named executive officers that provide for cash severance payments upon termination of employment or a change in control. In addition, under our policy regarding executive severance agreements, we will not enter into employment or severance agreements with our executive officers that provide severance benefits exceeding two times base salary and bonus (as defined under our policy), unless the agreement has been approved by our shareholders.

Potential payments from equity-based awards

Our equity-based awards to our named executive officers include standard provisions that cause awards to vest or be forfeited upon termination of employment, depending on the reason for termination. These provisions for awards granted in 2021 are described in more detail on page 73, and those details can be found for awards granted in prior years in our prior proxy statements.

In general, our awards provide for continued payments on the original schedule after certain types of termination of employment, subject to the following conditions, as applicable in individual award agreements:

•

In case of a “Qualifying Termination” (sometimes referred to in prior years as “Rule of 60”), the award continues to be paid according to the award’s payment schedule if the executive complies with certain covenants, including not working for a competitive business. A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability, or cause) after the executive has met certain specified age and/or service requirements. For most of the named executive officers, the executive must have at least 10 years of service and his or her age and years of service must add up to at least 60. Mr. Montag, who is expected to retire from the company effective February 28, 2022, has a special eligibility standard set forth in his applicable offer letter but has otherwise satisfied the general age and service standard. Currently, each of the named executive officers meets the applicable requirements for a Qualifying Termination (including Mr. Montag upon his retirement).

•

Awards remain subject to performance-based cancellation prior to payment, and may be cancelled in whole or in part if losses occur. Awards also can be cancelled or recouped if the executive engages in detrimental conduct. Further, under our Incentive Compensation Recoupment Policy, the Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements. Awards also will be subject to any policies we may adopt to implement final, released, and effective rules implementing Section 954 of the Dodd-Frank Act.

Awards to our named executive officers under the BACEP are generally designed to be paid per schedule if an executive’s employment is terminated without “cause” or for “good reason” within two years after a change in control. This change in control treatment is often referred to as “double trigger” vesting, because it requires both: (i) a change in control and (ii) a subsequent involuntary termination (either by our company without “cause” or by the executive for “good reason”). The BACEP does not provide our executive officers “single trigger” vesting upon a change in control.

If a named executive officer is terminated for “cause,” our equity-based awards provide that the awards will be forfeited.

The following table shows the value of equity awards that would have been payable, subject to the non-compete or compliance with covenants, as applicable, for a termination of employment as of December 31, 2021. For this purpose, restricted stock units were valued at our closing price as of December 31, 2021, which was $44.49 per share. Due to a number of factors that affect the nature and amount of any benefits provided upon termination of employment, any actual amounts paid or distributed may vary from the amounts listed below. Factors that could affect these amounts include the time during the year of any such event, any accrued but unpaid cash dividend equivalents and related interest, and the price of our common stock.

Potential payments from restricted stock units

Name	Death	Disability		Termination with good reason or without cause within two years following change in control(2)	All other terminations except for cause
	Payable immediately ($)	Payable immediately ($)	Payable per award schedule, subject to conditions ($)(1)	Payable per award schedule, subject to conditions ($)	Payable per award schedule, subject to conditions ($)(1)

Brian T. Moynihan	68,441,479	1,585,490	66,855,989	66,855,989	66,855,989

Alastair M. Borthwick	29,992,961	0	29,992,961	29,992,961	16,155,442	(3)

Paul M. Donofrio	25,106,729	0	25,106,729	25,106,729	25,106,729

James P. DeMare(4)	37,105,834	0	37,105,834	37,105,834	37,105,834	(3)

Matthew M. Koder	55,986,233	0	55,986,233	55,986,233	28,711,718	(3)

Thomas K. Montag(5)(6)	40,362,860	0	40,362,860	40,362,860	40,362,860

BANK OF AMERICA	80

Executive compensation

(1)

The conditions for payment include: (i) compliance with covenants regarding non-solicitation, detrimental conduct, and compliance with anti-hedging/derivative transactions policies; (ii) the performance-based cancellation described above; and (iii) compliance with the Qualifying Termination conditions described above (other than in case of Disability), as provided in individual award agreements. Where applicable, the table includes the value of PRSUs granted in 2020 and 2021, assuming the maximum number of units are earned, although actual payout is dependent upon the future achievement of specified performance standards. The value of the portion of the 2019 PRSUs that were earned as of December 31, 2021 is also included, which was 96% of the units granted.

(2)

If, within two years following a change in control, the executive’s employment is terminated by our company without “cause” or by the executive for “good reason,” the executive’s PRSU awards will be immediately earned at the 100% standard level and paid per the original schedule. TRSUs will continue to be paid per the original schedule. Payment of the PRSUs is subject to performance-based cancellation. The definition of “cause” is described in more detail under the “Grants of Plan-Based Awards Table.” The definition of “good reason” for this purpose means: (i) a material diminution in the executive’s responsibility, authority, or duty, (ii) a material reduction in the executive’s base salary (with certain exceptions), or (iii) a relocation greater than 50 miles. Certain notice and cure requirements apply in order to claim “good reason.” The definitions of “cause” and “good reason” applicable to Mr. Montag are described in footnote (3) to this table.

(3)

Awards granted to Messrs. Borthwick, DeMare, and Koder, provide that these executives’ equity-based awards may continue to vest according to their original schedule if the executive’s employment is terminated due to a workforce reduction or divestiture. In the event of such a termination, the value of the equity-based awards payable as of December 31, 2021, would have been $29,992,961 for Mr. Borthwick, $37,105,834 for Mr. DeMare, and $55,986,233 for Mr. Koder; subject to conditions for payment including compliance with covenants regarding non-solicitation, detrimental conduct, and compliance with anti-hedging/derivative transaction policies.

(4)

Mr. DeMare is entitled to an award of cash-settled TRSUs on the first business day following his termination. These cash-settled TRSUs will replace any restricted stock units that Mr. DeMare previously received but which lack Qualifying Termination provisions and therefore are forfeited upon his termination. The cash-settled TRSUs will vest on the same schedule as the restricted stock units that are forfeited upon Mr. DeMare’s termination, subject to Mr. DeMare’s compliance with certain covenants, including not engaging in detrimental conduct and not working for certain competitive businesses.

(5)

Under Mr. Montag’s 2008 offer letter, his equity awards must continue to vest per the vesting schedule, subject to any conditions in the applicable award agreements (other than a non-compete) for any involuntary termination without “cause” or resignation for “good reason.” Mr. Montag’s offer letter defines “cause” as: (i) his engagement in (a) willful misconduct resulting in material harm to our company or (b) gross negligence in connection with the performance of his duties; or (ii) his conviction of, or plea of nolo contendere to, a felony or any other crime involving fraud, financial misconduct, or misappropriation of company assets, or that would disqualify him from employment in the securities industry (other than a temporary disqualification). For Mr. Montag, “All other terminations except for cause” includes a resignation by him for “good reason” under his 2008 employment agreement, defined as a resignation following: (i) a meaningful and detrimental alteration in the nature of the executive’s responsibilities or authority; or (ii) a material reduction in the executive’s total annual compensation that is not experienced generally by similarly situated employees.

(6)

Mr. Montag is expected to retire from the company effective February 28, 2022. Upon Mr. Montag’s retirement, the payment of his restricted stock units shall be determined as of the date of his retirement in the same manner as set forth in the “All other terminations except for cause” column above.

Other potential payments

Following termination of employment, our named executive officers receive payment of retirement benefits and nonqualified deferred compensation benefits under our various plans in which they participate. The value of those benefits as of December 31, 2021 is set forth in the sections above entitled “Pension benefits table” and “Nonqualified deferred compensation table.” There are no special or enhanced benefits under those plans for our named executive officers, and all of our named executive officers are fully vested in the benefits discussed in those sections.

We make tax and financial planning advisory services available to our named executive officers during their employment with us. The standard form of this benefit continues through the end of the year in which the executive ceases employment, including preparation of that year’s tax returns. This benefit may continue for an extended term of up to five years if the executive meets the age and service standard for a Qualifying Termination and does not engage in any full-time employment. The benefit offered during the extended term will end during the calendar year any other full-time employment begins; the benefit, however, will end immediately following termination for cause, or if the executive engages in detrimental conduct or begins employment with a named competitor.

Bank of America employees who retire and meet the applicable requirements for a Qualifying Termination have access to continued coverage under our group health plan, but the employee generally must pay for the full cost of that coverage on an after-tax basis without any employer subsidy. By legacy agreement, Mr. Montag, who is expected to retire from the company effective February 28, 2022, will be able to access non-subsidized retiree medical coverage upon his retirement, so long as he does not work for or accept another position with a competitor.

An employee who is a former NationsBank employee and who was hired before January 1, 2000 is eligible for an annual supplement to help cover the cost of retiree medical benefits if they meet the “Rule of 75” at termination. The amount of this supplement equals $30 per year of service. An employee meets the Rule of 75 if they retire after age 50, with at least 15 years of vesting service under our pension plan, and with a combined age and years of service of 75 or more. As of the end of the last fiscal year, the only named executive officer eligible for these benefits was Mr. Donofrio. The amount of the annual retiree medical benefit supplement for Mr. Donofrio based on his years of service through December 31, 2021 is $630. If Mr. Donofrio predeceases his spouse, this supplement will continue at a rate of 50% for the life of his surviving spouse.

Also, all eligible employees hired before January 1, 2006 who meet the Rule of 75 when they terminate receive $5,000 of retiree life insurance coverage. As of December 31, 2021, Mr. Donofrio was the only named executive officer who would have qualified for this benefit.

81	2022 PROXY STATEMENT

CEO pay ratio

CEO pay ratio

Below is: (i) the 2021 annual total compensation of our CEO; (ii) the 2021 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO pay ratio

CEO annual total compensation*	$23,739,465

Median employee annual total compensation	$102,497

CEO to median employee pay ratio	232:1

* This annual total compensation is the “Summary compensation table” amount, plus certain nondiscriminatory benefits (including health insurance).

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

•

Determined employee population. We began with our global employee population as of October 1, 2021, including full-time, part-time, and seasonal or temporary workers, employed by our company or consolidated subsidiaries, but excluding our CEO.

•

Identified the median employee. We calculated compensation for each employee using base salary as of October 1, 2021 and estimated overtime, plus performance year 2020 cash incentives paid and equity awards granted in 2021. We identified employees within $500 of the median compensation and removed those employees who had anomalous compensation characteristics. For each remaining employee, we estimated total compensation using a method similar to the “Summary compensation table” rules, but including employer health insurance contributions and the value of other benefits, and then identified the median employee.

•

Calculated CEO pay ratio. We calculated our median employee’s annual total compensation for 2021 according to the SEC’s instructions for preparing the “Summary compensation table,” including employer health insurance contributions and the value of other benefits. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

We invest in our employees at all levels in the company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families. See “Being a great place to work” on page 43 for additional details.

BANK OF AMERICA	82

Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2022

Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2022

Our Board recommends a vote “FOR” ratifying the appointment of our independent registered public accounting firm for 2022 (Proposal 3).

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, and is involved in the selection of the firm’s lead engagement partner who is subject to a mandatory, regular rotation and who may provide services to our company for a maximum of five consecutive years. In selecting and approving a lead engagement partner, the Committee relies on relevant succession criteria established by management and the Committee, interactions with prospective candidates, assessments of their professional experience, and input from our company’s independent registered public accounting firm. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of our company and its shareholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, the firm’s international capabilities, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (PwC), which has served as our company’s independent registered public accounting firm since 1958, the Committee believes that retaining PwC is in the best interests of our company. The Committee has appointed PwC as our independent registered public accounting firm to audit the 2022 consolidated financial statements of Bank of America Corporation and its subsidiaries. Although it is not required to do so, our Board is asking shareholders to ratify PwC’s appointment. If our shareholders do not ratify PwC’s appointment, the Committee will consider changing our independent registered public accounting firm for 2023. Whether or not shareholders ratify PwC’s appointment, the Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

PwC has advised the Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.

Representatives of PwC are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.

PwC’s 2021 and 2020 fees. PwC’s aggregate fees for professional services rendered in or provided for 2021 and 2020, as applicable, were:

	2021	2020
	($ in millions)
Audit fees	55.2	55.1
Audit-Related fees	7.4	7.0
Tax fees	5.7	5.4
All other fees	0.0	0.0
Total fees	68.3	67.5

Audit fees. Audit fees relate to the integrated audit of our consolidated financial statements, and internal control over financial reporting, including disclosures presented in the footnotes to our company’s financial statements (for example, regulatory capital, among other disclosures). Audit fees also relate to the audit of domestic and international statutory and subsidiary financial statements, the review of our interim consolidated financial statements, the issuance of comfort letters and SEC consents, and services provided in connection with certain agreed-upon procedures and other attestation reports. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.

Audit-related fees. Audit-related fees cover other audit and attest services, services provided in connection with certain agreed-upon procedures and other attestation reports, financial accounting, reporting and compliance matters, benefit plan audits, and risk and control reviews. Fees for audit-related services are those billed or expected to be billed for services rendered during each fiscal year.

Tax fees. Tax fees cover tax compliance, advisory, and planning services and are those billed or expected to be billed for services rendered during each fiscal year.

All other fees. During 2021 and 2020, All Other Fees consisted primarily of amounts billed or expected to be billed for the company’s engagement of PwC to technical subscription services rendered during each fiscal year.

83	2022 PROXY STATEMENT

Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2022

Audit committee pre-approval policies and procedures

Our Audit Committee annually pre-approves a list of services that PwC may provide without obtaining the Committee’s engagement-specific pre-approval and sets pre-approved fee levels for such services. The pre-approved list of services consists of audit services, audit-related services, tax services, and all other services. All requests or applications for PwC services must be submitted to members of our corporate audit function or tax function to determine if they are included within the Committee’s pre-approved list of services. The Committee or the Committee chair must specifically approve any type of service that has not been pre-approved. The Committee or the Committee chair must also approve any proposed service that has been pre-approved but has fees that will exceed the pre-approved level. All pre-approvals by the Committee chair must be presented to the full Committee at its next meeting. The Committee or the Committee chair pre-approved all of PwC’s 2021 fees and services.

Accordingly, our Board recommends a vote “FOR” this proposal (Proposal 3).

Audit Committee Report

Our Audit Committee is composed of six Board members. Our Board has determined that all Committee members are independent under the NYSE listing standards, our Categorical Standards, and applicable SEC rules and regulations. Our Board has also determined that all Committee members are financially literate in accordance with NYSE listing standards and qualify as “audit committee financial experts” as defined by SEC rules. The Committee’s responsibilities are stated in a written charter adopted by our Board.

Management is responsible for preparing and the overall reporting process with respect to our company’s consolidated financial statements, and, with the assistance of our company’s internal corporate auditors, for establishing, maintaining, and assessing the effectiveness of our internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), our company’s independent registered public accounting firm, is responsible for planning and conducting an independent audit of our company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal controls over financial reporting. The Committee’s responsibility is to monitor and oversee these processes.

The Committee annually evaluates PwC’s qualifications, performance, and independence. The Committee also oversees the performance of the corporate audit function managed by our Chief Audit Executive. The Committee has reviewed and discussed with management and with PwC our company’s audited financial statements for the year ended December 31, 2021, management’s assessment of the effectiveness of our company’s internal control over financial reporting, and PwC’s evaluation of our company’s internal control over financial reporting. In addition, the Committee has discussed with PwC the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards.

The Committee has also discussed and confirmed with PwC its independence from our company, and received all required written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Committee has evaluated and concluded the non-audit services provided by PwC to our company do not impair PwC’s independence.

Based on the reviews and discussions referred to above, and discussions with the Committee’s independent disclosure counsel, the Committee recommended to our Board that the audited financial statements for the year ended December 31, 2021 and the related footnotes be included in our company’s annual report on Form 10-K for the year ended December 31, 2021.

Submitted by the Audit Committee of the Board:

Sharon L. Allen, Chair

Arnold W. Donald

Denise L. Ramos

Clayton S. Rose

Michael D. White

R. David Yost

BANK OF AMERICA	84

Proposal 4: Ratifying the Delaware Exclusive Forum Provision in our Bylaws

Proposal 4: Ratifying the Delaware Exclusive Forum Provision in our Bylaws

Our Board recommends a vote “FOR” ratifying a recent amendment to our Bylaws designating the Delaware Court of Chancery as the exclusive forum for certain legal actions (Proposal 4).

On February 22, 2022, following extensive engagement with our shareholders as described below, our Board adopted an amendment to our Bylaws to specify that the sole and exclusive forum for certain legal actions involving the company shall be the Court of Chancery of the State of Delaware (the Delaware Court of Chancery) (or another state or federal court located within the State of Delaware if the Delaware Court of Chancery lacks jurisdiction), unless the company consents in writing to the selection of an alternative forum. The following legal actions are subject to the Delaware forum selection clause (each, a Claim, and together, the Claims):

•	any derivative action or proceeding brought on behalf of the company;

•

any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee or agent or shareholder of the company to the company or the company’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty;

•

any action asserting a claim against the company or any current or former director, officer or other employee or agent of the company arising pursuant to any provision of the General Corporation Law of the State of Delaware (the DGCL) or our Certificate of Incorporation or Bylaws (as any of the foregoing may be amended or restated from time to time), or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery;

•	any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; and

•	any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

Anyone who acquires or holds any interest in shares of capital stock of the company will be deemed to consent to these terms. See Appendix B for the full text of our Bylaws’ Delaware exclusive forum provision (the Delaware Exclusive Forum Provision). You should read Appendix B in its entirety before making a decision on how to vote your shares on this Proposal 4.

The Board is asking our shareholders to ratify its decision to amend the Bylaws to provide for the Delaware Exclusive Forum Provision. The Board is taking this proactive step because upon consulting with many of our largest shareholders, the Board determined it to be the most appropriate way to effect this provision. Following extensive review, and for the reasons stated below, the Board believes the Delaware Exclusive Forum Provision protects shareholders’ rights, is an appropriate risk mitigation measure, is narrowly tailored to apply to only the specified Claims, is consistent with the majority practice of S&P 100 and S&P 500 companies incorporated in the State of Delaware, and is in shareholders’ and the company’s best interests. While the vote on this Proposal 4 is advisory, in the event a majority of shareholder votes cast vote against ratifying the Delaware Exclusive Forum Provision, the Board will amend our Bylaws to remove the Delaware Exclusive Forum Provision.

Reasons for the Delaware Exclusive Forum Provision

The Board believes that the Delaware Exclusive Forum Provision is in the best interests of the company and our shareholders for a variety of reasons. The legal actions involving our company’s internal corporate affairs that are subject to the Delaware Exclusive Forum Provision can continue to be asserted but would need to be brought in a forum widely regarded as the preeminent U.S. court for corporate law and related business disputes. Having a designated forum is intended to help provide a streamlined, efficient and organized process for resolution of these disputes. The Delaware Exclusive Forum Provision helps to avoid the procedural and substantive problems and expense associated with navigating multiple lawsuits, including derivative suits brought on behalf of the company, across multiple jurisdictions on matters relating to the corporate law of Delaware which would be expected to govern many such disputes.

As noted above, the Delaware Court of Chancery is widely regarded as the preeminent court for adjudicating disputes involving a Delaware corporation’s internal affairs in terms of precedent, experience and focus. That court has experienced jurists who have a deep understanding of Delaware corporate law and the duties of directors, officers, and employees, as well as procedures that can provide relatively quick decisions that can limit the time, cost and uncertainty of protracted litigation for all parties. This provides the company and our shareholders with more predictability regarding the outcome of these disputes and can limit the time, cost, and uncertainty of litigation for all parties. The selection of the Delaware Court of Chancery as the exclusive forum for certain disputes reduces the risks that the company could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

The Board understands that the Delaware Exclusive Forum Provision may limit a plaintiff’s ability to bring the specified Claims (including a Claim against directors, officers or employees) in a judicial forum other than Delaware, though such plaintiff could request the company’s consent to an

85	2022 PROXY STATEMENT

Proposal 4: Ratifying the Delaware Exclusive Forum Provision in our Bylaws

alternative forum. However, the Delaware Exclusive Forum Provision is narrowly tailored to only regulate the forum where plaintiffs may file Claims relating to the specified actions—it does not restrict the ability of plaintiffs to bring such Claims, nor the remedies available if such Claims are ultimately successful under Delaware law. Also, the Delaware Exclusive Forum Provision permits the company to consent to the selection of an alternative forum if the company believes that such other forum is in the best interests of the company and our shareholders.

The Delaware Exclusive Forum Provision was not adopted by the Board in reaction to any specific litigation confronting the company. As of the date the Board adopted the Delaware Exclusive Forum Provision, and as of the date of this proxy statement, there are no pending lawsuits relating to any Claim against the company, or any officer, director, employee, agent, or shareholder of the company. Rather, it was adopted on a prospective basis to help mitigate potential future harm to the company and our shareholders. In particular, the Board believes that it is more prudent and beneficial to the company and our shareholders to take preventive measures before the company and the interests of most of our shareholders are harmed by the costly, common practice of filing claims in multiple jurisdictions. As noted, the Delaware Exclusive Forum Provision increases the likelihood of speedy and efficient application of Delaware corporate law by the Delaware Court of Chancery, and decreases the likelihood of unpredictable misapplication of Delaware corporate law by jurisdictions outside Delaware.

Importantly, while the approach of our company and Board differs from typical practice in asking our shareholders to ratify the Delaware Exclusive Forum Provision, exclusive forum provisions are very prevalent for large U.S. companies. Among S&P 500 companies, 48% have adopted an exclusive forum provision, and 46% of S&P 100 companies have adopted such provisions. Among companies incorporated in Delaware, exclusive forum provisions are even more prevalent: 64% of S&P 500 and 63% of S&P 100 companies incorporated in Delaware have adopted exclusive forum provisions.(1)

As described elsewhere in this proxy statement, our Lead Independent Director and management routinely engage with our shareholders and other stakeholders on corporate governance, ESG and business matters, as well as other items that may be of importance to our investors and key constituencies. Prior to the Board adopting the Delaware Exclusive Forum Provision, we met with shareholders representing over approximately 30% of our outstanding shares to, among other things, solicit their views on adopting a Delaware Exclusive Forum Provision as well as the process for effecting the provision. Based on these discussions, we believe that our shareholders are generally supportive of the company having a Delaware Exclusive Forum Provision. Although the Delaware Exclusive Forum Provision took effect immediately upon adoption by the Board, the Board determined, including based on input from our shareholders during the engagement process, that it would be beneficial in this instance, to submit this Bylaw amendment to shareholders for voluntary ratification at the 2022 annual meeting of shareholders with the understanding that, if shareholders fail to ratify the Delaware Exclusive Forum Provision, the Board will amend the Bylaws to remove the Delaware Exclusive Forum Provision.

Accordingly, our Board recommends a vote “FOR” this proposal (Proposal 4).

((1)	As of January 14, 2022

BANK OF AMERICA	86

Proposals 5-9: Shareholder proposals

Proposals 5-9: Shareholder proposals

Our Board recommends a vote “AGAINST” these shareholder proposals (Proposals 5-9).

As noted elsewhere in this proxy statement, we actively seek engagement with shareholders to solicit their views on different matters of importance to them. We encourage this dialogue and believe this engagement is beneficial to our company and Board. Of the five shareholder proposals set forth below, none of the proponents attempted to engage with our company prior to submitting their proposal. We sought to engage with the proponents after we received their proposals; we met with representatives of The National Center for Public Policy Research, Trillium Asset Management, and National Legal and Policy Center. We acknowledge the rights of shareholders to submit proposals for inclusion in our proxy statement in accordance with SEC rules. We also encourage shareholders that have questions or would like additional information about our practices or policies, or that are contemplating submitting a proposal for inclusion in our proxy statement, to contact us beforehand to allow for a constructive discussion of their concerns. See “Shareholder proposals for our 2023 annual meeting” on page 104.

Proposal 5: Management pay clawback authorization

John Chevedden, 2215 Nelson Ave., No 205, Redondo Beach, CA 90278, has advised us that he intends to present the following resolution:

RESOLVED, shareholders urge the Board of Directors to provide for a General Clawback policy that a substantial portion of annual total compensation of Executive Officers, identified by the board, shall be deferred and be forfeited in part or in whole, at the discretion of Board, to help satisfy any monetary penalty associated with any violation of law regardless of any determined responsibility by any individual officer; and that this annual deferred compensation be paid to the officers no sooner than 3 years after the absence of any monetary penalty; and that any forfeiture and relevant circumstances be reported to shareholders in the annual meeting proxy.

This proposal shall apply to the Executive Officers, whether or not they were responsible for any associated monetary penalty. These provisions should operate prospectively and be implemented in a way that does not violate any contract, compensation plan, law or regulation.

For example on July 14, 2014, the Department of Justice “announced a $7 billion settlement with Citigroup Inc. to resolve . . . claims related to Citigroup’s conduct in the . . . issuance of residential mortgage-backed securities (RMBS) prior to Jan. 1, 2009. The resolution includes a $4 billion civil penalty—the largest penalty to date under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) . . . .

Citigroup acknowledged it made serious misrepresentations to the public.” This monetary penalty was borne by Citi shareholders who were not responsible for this unlawful conduct. Citi employees committed these unlawful acts. They did not contribute to this penalty payment, but instead undoubtedly received bonuses.

President William Dudley of the New York Federal Reserve outlined the utility of what he called a performance bond. “In the case of a large fine, the senior management . . . would forfeit their performance bond . . . . Each individual’s ability to realize their deferred debt compensation would depend not only on their own behavior, but also on the behavior of their colleagues. This would create a strong incentive for individuals to monitor the actions of their colleagues, and to call attention to any issues . . . . Importantly, individuals would not be able to “opt out” of the firm as a way of escaping the problem. If a person knew that something is amiss and decided to leave the firm, their deferred debt compensation would still be at risk.”

Please vote yes:

Management Pay Clawback Authorization – Proposal 5

Our Board recommends a vote “AGAINST” Proposal 5 because:

•	Our existing executive compensation program encourages long-term, sustainable performance, and appropriate conduct consistent with the highest standards of risk management and legal compliance;

•	Our executive officers are already subject to strong compensation recovery and stock ownership and retention policies;

•	Compliance is a significant area of focus for our company, and we continue to enhance our company-wide policies and programs to promote and monitor compliance with laws and regulations; and

•	Adopting the proposal would significantly inhibit our ability to attract and retain talented executive officers.

The proposal requests a “General Clawback policy” to provide for the deferment of our executive officers’ compensation for at least three years and the forfeiture of such compensation to pay monetary penalties associated with “any violation of law regardless of any determined responsibility by any individual officer.” Our Board believes that this approach is unnecessary in light of our company’s existing executive compensation program, which includes multiple “clawback” and cancellation features, as well as stock ownership and “hold through retirement” stock retention requirements. Our Board also believes that the proposal is unnecessary in light of our company’s ongoing focus on risk management and compliance and the substantial efforts our company has undertaken to further enhance our compliance and risk management programs. In addition, if implemented, the proposal would significantly inhibit our company’s ability to attract and retain talented executive officers.

Our existing executive compensation program encourages long-term, sustainable performance, and appropriate conduct consistent with the highest standards of risk management and legal compliance. Our compensation philosophy is to pay for performance over the long

87	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures–including the manner in which results are achieved. These considerations reinforce and promote Responsible Growth and are aligned with our Risk Framework. As discussed more fully in “Compensation discussion and analysis” beginning on page 54 of this proxy statement, our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. The program is designed so that incentive compensation realized over time appropriately reflects the time horizon of the risks taken, encouraging proper conduct and sustainable, long-term performance. A majority of total variable compensation granted to named executive officers is in deferred equity-based awards, including time-vested restricted stock units that vest over four years and performance restricted stock units that vest over three years, further encouraging long-term focus on generating sustainable growth.

The design of our executive compensation program also includes strong risk management and clawback features that are consistent with regulatory requirements and support our risk management goals. Our equity-based awards are subject to three separate and distinct features that can result in the awards being cancelled or prior payments being clawed back in the event of certain detrimental conduct or financial losses. These features were designed to encourage appropriate behavior and manage risk in our compensation program. These features already provide for the cancellation or recoupment of an employee’s equity awards if the employee engages in certain “detrimental conduct,” which includes, among other things, illegal activity, breach of a fiduciary duty, and intentional violation or grossly negligent disregard of our company’s policies, rules, and procedures. As such, our existing clawback feature applies to a broader range of behavior than is covered by the proposal, which focuses on monetary penalties associated with violations of law. Certain employees, including our executive officers, are also subject to a performance-based clawback and a policy under which an officer’s incentive compensation would be recouped if the officer’s fraud or intentional misconduct causes our company to restate its financial statements. In addition, our executive compensation arrangements will be subject to risk management and recoupment provisions mandated under the Dodd-Frank Act, once the SEC, NYSE and the Federal banking regulators have finalized regulations setting forth the requirements for such provisions, which, when finalized, are likely to further expand our existing compensation recovery policies.

Our shareholders have shown support for our compensation programs through annual Say on Pay votes. Since 2013, at least 93% of votes cast by our shareholders have supported our annual Say-on-Pay proposals, and most recently almost 95% of votes cast at the 2021 annual meeting of shareholders supported our executive compensation program.

Our executive officers are already subject to strong compensation recovery policies, including three separate cancellation and clawback features, and stock ownership and retention policies. As described above and in “Compensation discussion and analysis” on page 54 of this proxy statement, under our existing compensation programs, our named executive officers are already subject to three distinct cancellation and clawback features. To enhance transparency of our programs, and in response to input received in our shareholder engagement, in 2015 we adopted an Incentive Compensation Forfeiture & Recoupment Disclosure Policy. Pursuant to this policy, we will disclose publicly the aggregate incentive forfeitures or clawbacks recovered from certain senior executives pursuant to these policies, subject to certain privacy, privilege, and regulatory limitations.

Furthermore, our stock ownership and retention requirements already address the underlying objective of this proposal by requiring our CEO to own at least 500,000 shares of company stock and to retain 50% of net after-tax shares received from equity-based awards until one year after retirement. Our other executive officers are required to own at least 300,000 shares of company stock and to retain 50% of net after-tax shares received from equity-based awards until retirement.

Our Board believes that these significant deferral, ownership, and retention requirements, as well as the cancellation and clawback features, more effectively address the proposal’s stated objective and create a strong incentive for executive officers to monitor, promote and protect the long-term value and performance of the company by placing a significant portion of their compensation at risk.

Compliance is a significant area of focus for our company, and we continue to enhance our company-wide policies and programs to promote and monitor compliance with laws and regulations. Our company already places significant focus on compliance, and we have implemented and continue to enhance our comprehensive company-wide policies and programs to promote and monitor compliance with applicable laws and regulations. Some of these policies and programs can be found on our website at http://investor.bankofamerica.com, including our Anti-Money Laundering Compliance Program, the Bank of America Economic Sanctions Compliance Program, and our Corporate Political Contributions Policy Statement. In addition, our Code of Conduct, which was most recently updated in November 2021 and can also be found on our website, states that each of our employees is expected to follow the spirit and letter of all laws and regulations, with violations of laws and regulations grounds for disciplinary actions, including termination of employment and possible legal action. Moreover, the day-to-day activities of our employees are governed by job-specific manuals, policies, processes, and procedures designed to promote compliance at all levels of our company, and we have adopted rigorous employee training programs and internal reporting mechanisms designed to promote compliance with all applicable laws. Our company encourages oversight of its compliance efforts by conducting regular internal cross-functional reviews, and our company is subject to detailed regulatory examinations that review, among other things, our compliance with applicable laws and our adherence to applicable rules, regulations, and standards. In light of our existing compensation recovery policies, including the clawback and cancellation features described above, our robust stock ownership and retention requirements, and strong compliance program, we believe that adopting the requested policy would not contribute in any meaningful manner to our company’s compliance goals.

Adopting the proposal would significantly inhibit our ability to attract and retain talented executive officers. Our Board believes that the proposal, if adopted, could be harmful to our company because adding a program to defer an undefined “substantial portion” of an executive officer’s compensation through some indefinite future date (“no sooner than 3 years after the absence of any monetary penalty”), and authorizing

BANK OF AMERICA	88

Proposals 5-9: Shareholder proposals

the forfeiture of compensation regardless of the nature or extent of personal responsibility for any penalty that may be assessed would impair our ability to attract and retain talented executive officers. The uncertainty of the deferral term would not allow a potential executive to assess how long her compensation would be unavailable, as it is nearly impossible to ascertain when “the absence of any monetary penalty” would commence or end. Also, adoption of the proposal would place our company well outside of the mainstream and at odds with the compensation programs and policies of peers, with whom we compete for executive talent. Moreover, as discussed above, our executive officers are already subject to broad, meaningful compensation clawback and cancellation policies and robust stock ownership and retention requirements.

In light of the above, our Board believes that adopting this unnecessary and vague policy that would significantly inhibit our ability to attract and retain talented executive officers would be detrimental to our company’s long-term business objectives and to our shareholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 5).

Proposal 6: Shareholder proposal requesting a civil rights and nondiscrimination audit

The National Center for Public Policy Research, 20 F Street NW, Suite 700, Washington, DC 20001, has advised us that it intends to present the following resolution:

Civil Rights and Non-Discrimination Audit Proposal

Resolved: Shareholders of the Bank of America Corporation (“the Company”) request that the Board of Directors commission a racial equity audit analyzing the Company’s impacts on civil rights and non-discrimination, and the impacts of those issues on the Company’s business. The audit may, in the Board’s discretion, be conducted by an independent and unbiased third party with input from civil rights organizations, employees, communities in which the Company operates and other stakeholders, of all viewpoints and perspectives. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company’s website.

Supporting Statement: Tremendous public attention has focused recently on workplace practices and employee training. All agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what non-discrimination means.

Concern stretches across the ideological spectrum. Some have pressured companies to adopt “anti-racism” programs that seek to establish “racial equity,” which appears to mean the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.(1) Where adopted, however, such programs raise significant objection, including concern that the “anti-racist” programs are themselves deeply racist and otherwise discriminatory.(2)

Many companies have been found to be sponsoring and promoting overtly and implicitly discriminatory employee-training programs, including Bank of America, American Express, Verizon, Pfizer and CVS.(3)

This concern, disagreement and controversy creates massive reputational, legal and financial risk. If the Company is, in the name of racial equity, diversity and inclusion, committing illegal discrimination against employees deemed “non-diverse,” then the Company will suffer in myriad ways – all of them both unforgivable and avoidable.

In developing the audit and report, the Company should consult civil-rights groups – but it must not compound error with bias by relying only on left-leaning civil-rights groups. Rather, it must consult groups all across the spectrum of viewpoints. This includes right-leaning civil rights groups representing people of color, such as the Woodson Institute(4) and Project 21.(5) It must also include groups that defend the civil rights and liberties of all Americans, not merely the ones that many companies label “diverse.” All Americans have civil rights; to behave otherwise is to invite disaster.

Similarly, when including employees in its audit, the Company must allow employees to speak freely without fear of reprisal or disfavor, and in confidential ways. Too often employers like those mentioned above have initiated discriminatory programming that itself chills contributions from employees who disagree with the premises of the programming, and then have pretended that the employees who have been empowered to express themselves by the programming represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.

(1)

https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361-def14a.htm#StockholderProposals88; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/asyousownike051421-14a8-incoming.pdf; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/nyscrfamazon012521-14a8-incoming.pdf; https://www.sec.gov/Archives/edgar/data/1666700/000119312521079533/d108785ddef14a.htm#rom1 08785_58

(2)

https://www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy-1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-about-workplace-inclusion-1570875; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.city-journal.org/verizon-critical-race-theory-training

(3)

https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizon-critical-race-theory-training; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory; https://www.msn.com/en-us/money/other/pfizer-sets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equity-challenges/ar-AAOiSwJ

(4)	https://woodson.as.virginia.edu/
(5)	https://nationalcenter.org/project-21/

89	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 6 because:

We believe our actions and focus on making progress on the issues of racial equality, civil rights, and nondiscrimination, which involves engagement with a range of diverse perspectives from independent experts and stakeholders to obtain their input, and the ongoing reporting we already provide, render the proposal’s requested audit unnecessary:

•	Through our commitment and actions, our company has a demonstrated long-standing record of promoting civil rights, racial equality and nondiscrimination, and advancing economic opportunity, within our company and in our communities, all in pursuit of Responsible Growth that is sustainable;

•	We have numerous ongoing relationships with independent third parties who bring a range of perspectives to provide counsel and input on our racial equality commitments and actions, and to hold us accountable through review of our work;

•	Our work is subject to Board oversight and governance, and we provide transparency to shareholders and stakeholders about our products, services, and business practices;

•	We have engaged with investors to understand the types of information useful to them in assessing risks related to our impacts on civil rights and nondiscrimination, and we responded with additional disclosures; and

•	Our shareholders, employees, customers, and communities are well-served by our continuous, transparent, and holistic pursuit of Responsible Growth that includes continued engagement and progress on racial equality, civil rights, and nondiscrimination. The Board believes the moment-in-time audit requested by the proposal will not provide helpful information to investors.

The proposal requests that the Board commission a moment-in-time racial equity audit and report to analyze our company’s impacts on civil rights and nondiscrimination and the impacts of those issues on the company’s business, and suggests that the company consider input from civil rights organizations, employees, communities in which the company operates, and other stakeholders of all viewpoints and perspectives.

Responsible Growth

We have long operated our company to drive and deliver Responsible Growth, which has four tenets:

We must grow ...

•  In the market, no excuses.

•  With a customer focus.

•  Within our risk framework.

•  In a sustainable manner.

As a company with national and global operations, our Board and management understand the need for real and ongoing progress on assessing and addressing human rights issues generally, and specifically racial and economic inequality in the United States. As discussed throughout this proxy statement, we operate our company to achieve Responsible Growth. Responsible Growth must be sustainable and we address this across three areas: sharing our success, including through our focus on ESG leadership; being a great place to work for our teammates; and driving operational excellence so that we can continue to invest in our employees and our capabilities. As described below, we have a demonstrated record of promoting racial equality and economic opportunity within our company and in the communities in which we operate. To facilitate this, we enlist many independent third parties for advice, counsel, perspective, ideas, and assistance. These third parties and other stakeholders represent a range of diverse perspectives and also provide continuous feedback on our actions and progress, holding us accountable.

Our Board and its Corporate Governance, ESG, and Sustainability Committee and Compensation and Human Capital Committee provide governance and oversight to these efforts. We regularly report on our activities, seek input from our shareholders about the types of information that would be useful to them in assessing our activities, review that input with our Board and its committees, and provide additional disclosures in response so that we are accountable for our progress. We will continue this cycle of work—focus on ESG leadership, input and counsel from independent and diverse perspectives, Board oversight, additional transparency, and accountability—to power and amplify momentum on the flywheel that drives concrete actions that further progress. This is Responsible Growth, and our Board believes it is more valuable to our shareholders, employees, communities, stakeholders, and society, than the necessarily limited moment-in-time audit requested by the proposal.

Through our commitment and actions, our company has a demonstrated longstanding record of promoting civil rights, racial equality and nondiscrimination, and advancing economic opportunity, within our company and in our communities, all in pursuit of Responsible Growth that is sustainable. To be sustainable, Responsible Growth requires that we must be a great place to work for our employees, and we must share our success with stakeholders through our ESG leadership. We are very intentional in taking actions to make Responsible Growth sustainable, and these strategies require action inside our company and outside our company. We have a demonstrable sustained record of promoting civil rights, racial equality and nondiscrimination, and advancing economic opportunity both inside our company and with external stakeholders.

BANK OF AMERICA	90

Proposals 5-9: Shareholder proposals

Commitment to being a Great Place to Work. We value and promote nondiscrimination and diversity and inclusion in every aspect of our business and at every level of our organization. Our commitment to creating a diverse and inclusive environment, free of discrimination, starts at the top with our Board and executive leadership, who play a key role in the oversight of our culture and in the growth of a diverse and representative global workforce. As described in our 2021 Annual Report that accompanies these proxy materials (and supplements our 2020 Human Capital Management Report(1)), we have implemented a wide range of programs and benefits to support our teammates and their families, in keeping with our commitment to invest in the people who serve our clients, and people who live and work in the communities we serve across the U.S. and around the world. We reinforce our commitment to diversity and expand our impact by drawing input and best practices from other organizations focused on advancing and driving inclusion in the workplace, and through our 11 employee networks, which comprise more than 355 chapters and 230,000 memberships worldwide and through which our teammates develop leadership skills, build ties with local communities, and advance diversity recruitment.

For over 20 years, our Global Diversity & Inclusion Council, chaired by our CEO and staffed by senior executives from every area of the company, has promoted diversity goal setting, which is embedded in our performance management system and occurs at all levels of the enterprise. Our company seeks to build a diverse pipeline of candidates for positions at all levels of the company, including leadership positions. We routinely disclose our company’s workforce diversity metrics, including publishing our EEO-1 data, in order to publicly hold ourselves accountable and to confirm whether we are delivering on our commitment to increase diverse representation across the company wherever possible. Our commitment has resulted in improvements in key workforce diversity metrics.

Our workforce diversity metrics. As disclosed in the 2021 Annual Report, since 2015 the company has achieved a marked 57% increase in the representation of people of color in management levels 1-3 in the U.S. Our practices and policies have also resulted in strong representation across our employee population, with the composition of our workforce mirroring the clients and communities we serve: 50% women globally; and 49% people of color in the U.S., including, 14% Black/African American, 19% Hispanic/Latino, and 13% Asian.

Importantly, our efforts do not stop with recruiting and achieving increased diverse representation. To help drive a culture of inclusion and respect, our company has developed and provided all employees access to a range of programs and resources focused on building understanding, promoting dialogue and nondiscrimination, and driving progress in the workplace. Contrary to the proposal’s suggestion, our workplace training and programs focus on promoting principles of respect and nondiscrimination. Our employee inclusion learning and development programs help us cultivate a culture of mutual respect and promote teamwork and positive engagement. These programs include: “Let’s Get Real…” courageous conversations, a series of organized courageous conversations and resources focused on issues impacting our communities and how open dialogue representing a full spectrum of viewpoints from every perspective can help us all gain greater understanding and appreciation for one another; and Diversity & Inclusion Pathways, modules that focus on driving inclusion in the workplace and improving individual cultural competency, including topical resources on disability, veteran, race, gender, multigenerational, LGBTQ+, religion, cognitive diversity, experience, and culture. We encourage employees to share their perspectives whatever their point of view. Our inclusive learning efforts help drive a culture of mutual respect, promote teamwork, and positive engagement. They are designed to add, not subtract, and they recognize that our differences make us stronger.

In addition to ongoing learning and development, we focus on cultivating, developing, and empowering our employees’ talents through a variety of internal networks and programs.

Examples of employee networks and programs

•  Our Learning & Leadership Development team actively supports all employees with guidance through career and life changes, one-on-one executive support, and tailored development plans and pathing to help them advance their careers. All employees, whether from underrepresented constituencies or not, have robust opportunities to participate in these programs;

•  Our Diverse Leadership Sponsorship Program pairs diverse rising talent with senior leader sponsors to increase the visibility and representation of diverse talent and includes development sessions, executive sponsorship, and engagement opportunities;

•  Our Women’s Next Level Leadership Program provides assessments, strategies, and tactics to help multicultural women in progressing their careers through an eight-month virtual development experience, and our Women’s Executive Development Program leverages the faculty of Columbia Business School to engage, develop, retain, and support the career advancement of high potential talent through assessments, virtual development sessions, leadership coaching, and local market engagement opportunities; and

•  Through our Pathways career program, we partner with external organizations to help connect us to diverse candidates with strong potential, and Pathways participants are trained through The Academy, an award-winning, high-tech curriculum supporting the career development of more than 66,000 of our teammates.

(1)	Available at https://about.bankofamerica.com/annualmeeting/static/media/BAC_Human_Capital_Management_Report.0f8f7dd6.pdf.

91	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

Commitment to sharing our success. Our company believes that we have an important role to play in helping communities move forward. This understanding is core to our company’s commitment to sustainable Responsible Growth and to sharing our success with the people and communities we serve. As part of that commitment, our company knows that it must take action to combat issues of racial inequality and economic opportunity. For example, in June 2020 and March 2021 our company announced a new commitment to invest $1.25 billion over five years to advance racial equality and economic opportunity, expanding and building on work we’ve had underway for many years. Our actions will help address critical issues and fill long-term gaps, including skills and job readiness, medical capacity and access, small business support, and affordable housing. This initiative is being implemented across our lines of business, and in the markets in which we operate, and it builds on actions the company had previously taken, including through our focus on sustainable finance and our Supplier Diversity & Responsible Sourcing Program.

Our $1.25 billion commitment.

•  Jobs and Reskilling: $25 million in support of jobs initiatives in Black and Hispanic/Latino communities, including $1 million donations each to 21 community colleges, historically Black colleges and universities, and Hispanic-serving institutions;

•  Health and Healthcare: $25 million in support of community outreach and initiatives, including philanthropic support to underserved and minority communities adversely impacted by the COVID-19 pandemic, and personal protection equipment to communities in need;

•  Affordable Housing: $50 million in direct equity investments to Minority Depository Institutions (MDIs) plus over $100 million in deposits in MDIs to facilitate benefits across multiple states in the communities they serve through lending, housing, neighborhood revitalization, and other banking services; and

•  Small Business Support: $350 million of proprietary equity investments in minority entrepreneurs, businesses, and funds. These strategic investments help create economic opportunity in several layered ways: entrepreneurial wealth for the fund operators; growth capital for small business entrepreneurs; and jobs in underrepresented communities.

See page 40 of this proxy statement for information on the more than $450 million we have already committed as part of our $1.25 billion commitment.

Actions previously taken include an additional $100 million to support nonprofit partners across our communities, toward medical supplies, food security and other vital support during the pandemic, and a $250 million commitment to community development financial institution banks (CDFIs) to assist with lending to the smallest and minority-owned businesses (as part of our $2 billion CDFI portfolio with 255 partner CDFIs across all 50 states, providing access to capital to thousands of individuals and small businesses who do not qualify through traditional lenders).

Sustainable finance. We also recently issued a $2 billion Equality Progress Sustainability Bond, the first of its kind in the financial services industry. Proceeds from the social portion of the issuance are dedicated to financial empowerment of Black and Hispanic/Latino communities, including:

•  Mortgage lending, construction loans, and other financing and investments relating to single or multi-family housing or affordable housing projects;

•  Financing for medical professionals to create or expand medical, veterinary, and dental practices;

•  Supply chain finance loans to be offered directly to minority-owned business enterprises;

•  Deposits and equity investments in Black and Hispanic/Latino MDIs that are also CDFIs; and

•  Equity investments in Black and Hispanic/Latino owned or operated businesses and funds that invest in Black and Hispanic/Latino owned businesses.

Supplier diversity. Through our Supplier Diversity & Responsible Sourcing Program, we support the growth of minority, women, veteran, disabled, service-disabled veteran, LGBT+ and other diverse-owned suppliers. We spend nearly $2 billion with diverse businesses every year, which in turn helps communities thrive through business development and job growth.

We have numerous ongoing relationships with independent third parties with a range of diverse perspectives to provide counsel and input on our racial equality commitments and actions, and to hold us accountable through review of our work. We consult with many independent experts to guide, inform, and counsel our commitment and actions to make our company a great place to work and to share success with our stakeholders. There are complex and multifaceted considerations in promoting civil rights, nondiscrimination and economic opportunity, and we readily acknowledge we do not have all the answers. We seek the advice of, and listen to, experts having many different perspectives. We use our voice and our partnerships to convene and engage in important assessments that identify and promote meaningful progress on impactful aspects of our operations.

BANK OF AMERICA	92

Proposals 5-9: Shareholder proposals

Because we are an active participant in each local community we operate in, we understand its economy, culture, strengths, and challenges. This engagement enables us to deliver effective solutions and service by matching the right resources to each community’s individual needs. And these efforts are informed by input received from community leaders, consumer advocates, and other local stakeholders.

For example, our Global Advisory Council is an advisory board consisting of internationally recognized business, academic, and public policy leaders who assist us on global strategy. Members offer advice on our company’s global engagement and provide a wide range of perspectives on local market trends around the world. Our National Community Advisory Council (NCAC) is a diverse group of senior leaders from social justice, consumer advocacy, community development, and environmental organizations and policy institutes that meets several times each year to provide a range of external perspectives on our business policies, practices, and products.

We also rely on input and expertise from external stakeholders as an integral part of our robust policies and practices to help guide nondiscriminatory pay decisions. For example, each year we engage in a thorough and rigorous inspection process, which, together with our detailed governance framework and independent analyses by an external consulting firm, allow us to identify areas for adjustment and take appropriate action prior to pay decisions being made. If pay misalignment is identified, we take action where appropriate to bring an individual employee in line with their comparable peers, making real-time compensation adjustments as part of our annual year-end pay decision process. This process, which has been in place for over a decade and conducted with outside experts, reinforces our culture and commitment to equal pay for equal work. As a result of our focus on pay for performance, for 2021 in the U.S., compensation received by people of color is on average greater than 99% of that received by non-people of color teammates in comparable positions.

In addition to our internal leadership councils and employee networks, we partner with external experts on civil rights that reflect a full range of viewpoints on advancing and driving inclusion in the workplace. Through these partnerships, company leaders and employees are exposed to new voices and fresh perspectives that help inform and guide our understanding of the impacts of our operations. Among these organizations are: Executive Leadership Council, to open channels of opportunity for the development of Black executives to positively impact business and our communities; Black Enterprise, a premiere business, investing, and wealth building resource for African-Americans committed to programs and initiatives to develop Black women; CEO Action for Diversity & Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace, representing more than 85 industries, all 50 U.S. states and millions of teammates globally; Hispanic Association on Corporate Responsibility, an advocacy and leadership development organization designed to advance the inclusion of Hispanics in corporate America; Institute for Veterans and Military Families, higher education’s first interdisciplinary academic institute focused on advancing the lives of the nation’s military veterans and their families; Out & Equal, a national organization focused on creating a culture of belonging for all through LGBTQ workplace equality; and the U.S. 30% Club, which is composed of CEOs and Chairs committed to developing and promoting female talent within their organizations, with a goal of achieving 30% female directors serving on S&P 100 boards by 2020.

Our National Community Advisory Council. The NCAC, established in 2005, reflects our long-standing advocacy of and engagement on issues related to civil rights, social justice and economic mobility. In addition to providing feedback on impacts of and considerations regarding our financial products and services, the NCAC provides us with important perspectives about societal challenges experienced by our customers. Since 2005, the NCAC has met at least twice annually with senior leaders, including with our CEO and management team, and in 2021, our CEO and Lead Independent Director met with the NCAC to discuss our business policies, practices and products. The impact of our long-standing and continuous engagement with the NCAC can be seen throughout our operations, for example:

•  Consumer products. The NCAC were critical partners in providing guidance and feedback in the design of the sweeping changes to our overdraft services that we announced in January 2022. The NCAC’s perspective on the needs of lower income customers also helped inform the product development of SafeBalance Banking®, Affordable Loan Solution™, Better Money Habits®, and Balance Assist™.

•   Workforce and jobs. NCAC partners provided input on our Pathways initiative designed to hire thousands of teammates from low-to-moderate income communities, discussed above. Additionally, our engagement with NCAC members led to the pilot and subsequent expansion, in partnership with UnidosUS, of Latinos in Finance, a workforce development program focused on training bilingual talent for financial center positions.

•  Racial equality and economic opportunity. The NCAC informed the development of our $1.25 billion, five-year commitment to advance racial equality and economic opportunity, and the NCAC continues to provide feedback on areas where we need to increase transparency or prioritize or evolve our focus.

•  Capital deployment. The NCAC has helped to inform our work over the years on the innovation and development in sustainable finance, including our leading $2 billion portfolio of loans, deposits, and investments in CDFIs.

For more information about our NCAC, see page 41 of this proxy statement.

93	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

Our work is subject to Board oversight and governance, and we provide transparency to shareholders and stakeholders about our products, services, and business practices. We have robust governance framework and oversight processes that further the independent examination of our strategies to implement Responsible Growth. Our Board actively oversees management in our pursuit of Responsible Growth, and considers racial equity and economic mobility as part of their oversight of strategic, operational, reputational, and compliance risks among others. Our company management has established governance framework and oversight processes to improve transparency in our products and business practices, help clients access the capital they need to achieve their goals, work to develop our communities, and foster economic mobility. Oversight begins with global leaders representing every line of business and support function, including the ESG, HR, Market President, and Public Policy groups. Through their service and participation on our Global ESG Committee, they provide overall leadership for the company in helping to identify, escalate, and oversee our response to emerging ESG risks and opportunities. The committee discusses and addresses social and environmental issues that are significant to our company’s business, including, but not limited to diversity and inclusion, racial equity and economic inclusion, assessment of the societal and environmental implications of our product and service offerings, and investments with the goal of contributing to creating an environmentally sustainable economy. The ESG Committee is also charged with providing overall leadership of our progress against the $1.25 billion commitment to advance racial equity and economic mobility.

The ESG Committee’s leadership regularly reports to the Board’s Corporate Governance, ESG, and Sustainability Committee (CGESC) on the company’s ESG activities and emerging ESG opportunities, reviews human capital management considerations with the Board’s Compensation and Human Capital Committee (CHCC), and provides ESG risk updates to the Board’s Enterprise Risk Committee through the Management Risk Committee. Given the importance of this topic, the committee’s leadership also regularly reports to the Board on the company’s ESG activities and progress, including on racial equity and economic opportunity. For example, since announcing our $1.25 billion commitment to advance racial equity and support economic opportunity initiatives in June 2020 and March 2021, the CGESC discussed related topics during nine meetings, the CHCC during 10 meetings, and the Board during 10 meetings.

Regular reports to the board and its committees. For example, in 2021, the Board or its committees received information about the following programs addressing our focus on racial equality, diversity and inclusion and economic opportunity:

•  our $1.25 billion commitment to advance racial equality and economic opportunity, including the status of activity;

•  our $17 million in funding, including capital investments and philanthropic grants to nonprofits, to support Native American communities;

•  our banking strategies for low- and moderate-income (LMI) communities, including communities of color, with information about products, employment, professional development, and investment, and philanthropic capital in LMI communities;

•  our progress in exceeding the five-year goal to hire 10,000 individuals from LMI communities and our commitment to 10,000 additional LMI hires by 2025;

•  our progress to raising our U.S. minimum hourly wage to $25 by 2025;

•  our provision of a record $6.6 billion in loans, tax credit equity investments, and other real estate development solutions through our Community Development Banking (CDB);

•  our strategies for enhancing representation of, and professional development for, our diverse teammates for each of our eight lines of business and each of our staff areas, including information about representation at management levels, our Employee Engagement Satisfaction Survey results, and results of pay equity analyses for people of color teammates; and

•  our campus recruiting and talent acquisition efforts that produced our most diverse summer internship class on record during 2020 through increased efforts with Hispanic-serving institutions and expanded recruiting efforts at more than 60 Historically Black Colleges/Universities, and the continued progress with diverse representation in the summer 2021 internship class.

We have engaged with investors to understand the types of information useful to them in assessing risks related to our impacts on civil rights and nondiscrimination, and we responded with additional disclosures. At our 2021 annual shareholders meeting, our shareholders voted on a shareholder proposal requesting the company perform a racial equity audit and report on the results, similar to this proposal, although by a different shareholder proponent. Over 73% of votes were cast against that proposal at the 2021 annual shareholders meeting. Subsequent to the 2021 annual shareholders meeting, management continued to learn and receive input about racial equity audits, including: research about the components and scope of a racial equity audit; engaging with peers and other companies that have conducted or agreed to conduct racial equity audits; meeting with key stakeholders that have submitted such shareholder proposals, including the Interfaith Center on Corporate Responsibility, the New York State Comptroller, and SOC Investment Group; and meeting with key stakeholders that have published research about racial equity audits such as the Ford Foundation. We also discussed racial equity audits with our NCAC.

During our shareholder engagements in late 2021, our Lead Independent Director and management met with investors owning over 30%, or more than 2.6 billion shares of our outstanding common stock. At these meetings, we asked investors their perspectives about racial equity audits and specifically discussed the advisability of such audits at our company. While these investors did not all share an identical perspective, they were in harmony in their: recognition of our company’s leadership in activities and commitment to further diversity, equity and inclusion, and our focus on

BANK OF AMERICA	94

Proposals 5-9: Shareholder proposals

racial equity and economic opportunity; recognition of our company’s transparency and disclosure of actions to further racial equity and economic opportunity; and interest in our ongoing process to solicit input and feedback from independent stakeholders such as the NCAC on our company’s products, services, and business practices. They shared an overall belief that our company does not currently face issues of specific concern that a racial equity audit would help rectify. During our discussions, some investors expressed a desire for increased consolidation of our disclosures and additional transparency on the company’s activities regarding racial equity, civil rights and nondiscrimination, and our activities to improve economic opportunity, which we have addressed through the disclosures in our 2021 Annual Report that accompanies this proxy statement. Consistent with our shareholder engagement process, we have provided our Board with the input received from these investors. Our Board supports the additional disclosures included in the Annual Report and believes that a racial equity audit as requested in this proposal would not be in the best interest of shareholders.

Our shareholders, employees, customers, and communities are well served by our continuous and holistic pursuit of Responsible Growth that includes continued engagement and progress on racial equality, civil rights and nondiscrimination. The Board believes the moment-in-time audit as requested by the proposal will not provide helpful information to investors. As we have described above, protecting and promoting civil rights, racial equality, diversity and inclusion, nondiscrimination, and economic opportunity, both inside our company with employees and outside our company in our communities, are critical components of Responsible Growth. We recognize that we have more work to do on these issues. By continuing to pursue sustainable Responsible Growth that requires a focus on sharing our success, being a great place to work for our teammates, and driving operational excellence to invest in our employees and our communities, we believe we already are on the right path in our journey for continued improvement. Our ongoing efforts in the matters described above, including our continuous engagement with shareholders, employees, and external experts and stakeholders representing a wide range of perspectives, and our Board’s oversight and leadership of our efforts, demonstrate our commitment to understanding and improving our company’s impacts on all stakeholders. Our Board believes that Responsible Growth is the right path to making meaningful progress for our customers, communities, and teammates and is best achieved through ongoing engagement and collaboration with experts on civil rights, racial equity, diversity and inclusion, and nondiscrimination. These ongoing engagements help drive progress and hold us accountable for our actions. The proposal’s one-time audit would distract time, attention and resources from the continuous engagement we already undertake. As a result, our Board believes that the racial equity audit and related report are unnecessary as demonstrated by: our numerous evolving initiatives to advance economic opportunity for our customers, communities, and teammates; our ongoing engagement with outside experts and stakeholders to review, assess, and enhance our business; and the specific actions and demonstrable progress we have made with respect to those commitments.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 6).

Proposal 7: Independent board chairman

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, has advised us that he intends to present the following resolution:

The shareholders request that the Board of Directors adopt a policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

If a temporary non-Independent Director is serving as Chairman of the Board at the time of any Company annual meeting of stockholders, the Company shall request that its stockholders vote on a proposal to ratify that a non-Independent Director continue to serve as Chairman of the Board while the Board is seeking an independent Chairman of the Board.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to the CEO office and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

The lack of an independent Board Chairman is an unfortunate way to discourage new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.

95	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

One sign that Bank of America management does not believe in genuine engagement with its shareholders is that BAC management gives its shareholders extra “help” to make sure shareholders vote the management approved way. BAC management routinely spends company money to publish a voting guide for dummies shortly before the annual meeting. How can there be genuine shareholder engagement if management is routinely stacking the deck in favor of the management approved way to vote?

This proposal topic won 30% Bank of America shareholder support in 2018 in spite of the 2018 BAC management edition of the voting guide for dummies.

Please vote yes:

Independent Board Chairman – Proposal 7

Our Board recommends a vote “AGAINST” Proposal 7 because:

•	Our shareholders have repeatedly affirmed that the Board should retain the flexibility to determine the most effective Board leadership structure based on applicable circumstances and needs;

•	Our current Board leadership structure and governance practices provide robust and effective independent Board oversight;

•	The Board regularly evaluates and reviews the Board’s leadership structure;

•	The Board regularly seeks and considers feedback from shareholders; and

•

There is no conclusive evidence demonstrating that an independent Chair ensures superior governance or performance, and Board flexibility to determine the optimal leadership structure is the norm at other large companies.

Our shareholders have repeatedly affirmed that the Board should retain the flexibility to determine the most effective Board leadership structure based on applicable circumstances and needs. Our shareholders have voted on our Board’s leadership structure multiple times since 2015. At a special meeting in September 2015, convened solely for shareholders to voice their opinion on this topic, over 62% of votes cast by our shareholders voted to ratify bylaws that grant our Board the flexibility to determine its leadership structure, including appointing an independent Chair or appointing a Lead Independent Director when the Chair is not an independent director. At our 2017 and 2018 annual meetings, we again heard from shareholders on this topic when they voted on proposals nearly identical to Proposal 7 that were also submitted by a representative of the same proponent. At each meeting, over 67% the votes cast by our shareholders voted against the proponent’s proposal and in favor of the Board retaining flexibility to determine the most effective leadership structure based on applicable circumstances and needs. This flexibility allows the Board to determine the most suitable Board leadership structure for the company in accordance with the Board’s changing needs and circumstances in order to continue to protect and enhance long-term shareholder value.

The Board does not believe one singular, fixed leadership model is universally or permanently appropriate in all circumstances. In deciding whether an independent Chair or a Lead Independent Director is right for the company at any particular time, the choice should be contextual rather than mechanical, tailored to the then-present needs and opportunities of the company. The Board, in fulfilling its fiduciary duties, should not be prevented from selecting the individual it believes is most qualified and best-positioned to act as Chair. It is the Board’s independence, experience, and judgment in exercising their fiduciary duties upon which our shareholders rely to protect their interests. This proposal would inhibit the Board’s ability to utilize its experience and judgment, and the ongoing feedback it receives from shareholders, to make well-informed decisions regarding the Board’s leadership structure.

Our current Board leadership structure and governance practices provide robust and effective independent Board oversight. Our Board is committed to strong, independent Board leadership and views the provision of independent and objective oversight as central to effective Board governance and to acting in the best interests of the company and our shareholders. The Board believes that independent board oversight involves not only having a properly designated independent board leader, such as an empowered Lead Independent Director, when the Chair is the CEO, but also having robust governance structures that promote active oversight. Our Board embraces multiple interlinked practices to provide that the Board as a whole functions effectively and provides robust independent oversight. These include:

•	Regular reviews of our Board leadership structure and governance practices, taking into account contemporaneous shareholder and stakeholder perspectives;

•

A robust, well-defined, and transparent Lead Independent Director role that is utilized when our Chair is not an independent director, and that empowers the Lead Independent Director with extensive authority and responsibilities. The Lead Independent Director position, along with its duties and responsibilities, is formalized in our Corporate Governance Guidelines, which are regularly reviewed. These comprehensive duties and responsibilities give our Lead Independent Director significant authority with respect to the operation and functioning of the Board, and are described in more detail on pages 24 to 25 of this proxy statement;

•

Active leadership, involvement, and influence by the Lead Independent Director, including by: holding regular executive sessions of our independent directors outside the presence of management during Board meetings, with the Lead Independent Director presiding and developing topics of discussion; maintaining regular discussions with and serving as liaison between our CEO and the other independent directors in between Board meetings; meeting with members of management at least quarterly; having regular calls with our primary bank regulators; reviewing and approving Board meeting agendas; and by playing a central role in overseeing and participating in shareholder engagement efforts (see also page 35 of this

BANK OF AMERICA	96

Proposals 5-9: Shareholder proposals

proxy statement for a description of the over 70 meetings, representing approximately 36% of our outstanding shares, our Lead Independent Director had with institutional investors since being named successor to the role at the end of 2020);

•

Diverse, experienced, and skilled directors, all of whom are independent aside from the CEO. An independent director chairs each standing committee of the Board, with membership on each such committee consisting entirely of independent directors. This approach empowers and entrusts our independent directors with oversight of critical issues within the purview of these committees; and

•

Robust, multi-faceted Board and committee self-evaluations, which include quarterly one-on-one discussions with our Lead Independent Director and an annual formal self-evaluation, and thoughtful director succession practices. Five new independent directors have joined our Board since the 2016 annual meeting, and the average tenure of our director nominees as of the date of our 2022 annual meeting of shareholders is 6.9 years, below the 7.7-year S&P 500 average.(1)

We believe these practices, coupled with our Board’s other governance processes, provide for strong, independent Board leadership and effective engagement with, and oversight of, management.

The Board regularly evaluates and reviews the Board’s leadership structure. The Board evaluates and reviews the Board’s leadership structure at least annually to determine what, if any, changes are appropriate based on the Board’s and company’s then-existing needs and circumstances, and in light of feedback from shareholders and other stakeholders. In the past five years, our shareholders have twice reaffirmed the Board’s authority to make these critical Board leadership decisions through formal shareholder votes on shareholder proposals similar to the Proposal. The Board also receives feedback through our regular engagement with shareholders, which is described in more detail below.

Providing the Board with flexibility to make these leadership decisions empowers the Board to do what is in the best interests of the company and our shareholders. If at any time the Board’s review of its leadership structure resulted in the conclusion that an independent Chair is in the best interests of our shareholders based on the company’s needs and circumstances at that time, the Board would appoint an independent Chair to address those needs and circumstances. The Board’s evaluation process is described in more detail on page 26 of this proxy statement.

The Board regularly seeks and considers feedback from shareholders. Our Board and management have a demonstrated record of engaging with our shareholders and soliciting their input on important matters, including their views on Board leadership and other topics of interest. Our Board engages in year-round communication with shareholders, and since being named the Lead Independent Director successor at the end of 2020, our Lead Independent Director has met with shareholders representing approximately 36% of our outstanding shares. At five meetings of the Board, three meetings of the Corporate Governance, ESG and Sustainability Committee, and three meetings of the Compensation and Human Capital Committee in 2021, management and independent directors presented information about the company’s shareholder engagement activities, including input from shareholders. The Board, Corporate Governance, ESG and Sustainability Committee, and Compensation and Human Capital Committee have used this input to inform reviews of, among other things, corporate governance policies and processes, ESG activities, and proxy statement disclosures. The Board recognizes that certain shareholders prefer an independent Chair at all companies at all times and are therefore likely to support the proposal. However, during our recent engagement meetings, far more shareholders have expressed their support for the Board’s continued flexibility to determine the Board’s leadership structure based on the company’s needs and circumstances at any given time.

There is no conclusive evidence demonstrating that an independent Chair ensures superior governance or performance, and Board flexibility to determine the optimal leadership structure is the norm at other large companies. While the Board recognizes and respects different points of view and philosophies about which leadership structure supports the best operational or governance results, existing empirical data concerning the impact of board leadership on shareholder value do not conclusively establish any correlation between the presence of an independent chair and superior corporate governance or performance. Even as the general empirical evidence remains inconclusive, under the current Board leadership structure,

•	The Board has sharpened its focus on corporate governance and established leading governance and disclosure practices (see “Corporate Governance” beginning on page 23 of this proxy statement).

•

Our company continues to execute on our long-term strategy and focus on Responsible Growth—a strategy conceived under the vision of our current Chair and CEO, and developed with the evaluation and unanimous support of the Board’s independent directors—to propel our company’s operating and financial performance and deliver for our clients, employees, and the communities we serve—and for our shareholders. Under Responsible Growth, our current Chair and CEO’s leadership, and with independent oversight from our Lead Independent Directors and other independent Board members, the company has made continuous investments in people, technology, and facilities, and is consistently disciplined in its approach to risk management.

From 2015 to 2021, our annual earnings have doubled to $32 billion; our customer deposit levels have grown approximately $900 billion to $2.06 trillion and loans grew to $979 billion; and Tier 1 capital has increased to $196 billion, even after the company returned $134 billion in capital to shareholders over this time in common stock dividends and repurchases. The market value of the company has nearly doubled to more than $359 billion at the end of 2021. Both near-term and long-term common stock performance have outpaced peer averages and benchmark indices.

(1)

Our director nominees’ average tenure is calculated by full years of completed service based on date of initial election as of our annual meeting date; source for S&P 500 average: 2021 Spencer Stuart Board Index.

97	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

	Total Shareholder Return (for the Period Ended December 31, 2021)
	1-year	3-year	5-year	10-year

Bank of America Corporation	49.6%	93.2%	122.9%	824.3%

S&P 500	28.7%	100.3%	133.3%	362.1%

Primary Competitor Group (J.P. Morgan Chase, Citigroup, Wells Fargo, Goldman Sachs, and Morgan Stanley)	36.8%	86.4%	72.9%	381.8%

According to the most recent surveys reported by the Spencer Stuart Board Index, only 37% of the chairs of S&P 500 companies are independent and 41% of the chairs of S&P 500 companies are also the current CEOs. Thus, the company’s existing Board leadership structure is consistent with the widespread practice among S&P 500 companies.

The Board believes that a one-size-fits-all policy mandating an independent Chair is not in the best interest of our shareholders or our company. Our shareholders supported this view at the special meeting in 2015 and reaffirmed their support at both our 2017 and 2018 annual meetings of shareholders by voting to maintain the Board’s flexibility to determine the most effective and appropriate leadership structure. They continue to express support during our ongoing engagements. Although our shareholders continue to endorse the Board having the necessary flexibility, the Board is committed to regularly reviewing its leadership structure and Board practices and to responsibly determining its most appropriate structure based on then-current circumstances and needs.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 7).

Proposal 8: Shareholder proposal requesting adoption of policy to cease financing new fossil fuel supplies

Sada Geuss, c/o Trillium Asset Management, Two Financial Center, 60 South Street, Suite 1100, Boston, MA, 02111, and other co-filers have advised us that they intend to present the following resolution:

Bank of America – 2022

Climate change is a global challenge that continues to gain widespread attention for its numerous, significant environmental and social impacts. Fossil fuels are hot button political and significant policy issues, because of their impacts on the global climate, local environments, and human rights.

Exceeding 1.5 degrees Celsius presents risks to the economy, investors, and banks’ profitability: limiting global warming to 1.5 degrees versus 2 degrees has been projected to save $20 trillion globally by 2100, and exceeding 2 degrees could lead to climate damages in the hundreds of trillions. Estimates find 10% of total global economic value stands to be lost by 2050 under current emissions trajectories.(1)

In 2021, the International Energy Agency (IEA) found that in order to ensure global warming of no higher than 1.5 degrees Celsius by 2100 and net zero emissions by 2050, ”there is no need for investment in new fossil fuel supply.”(2) Bank of America (BAC) has publicly committed to reach net-zero greenhouse gas emissions by 2050 and to aim to limit warming to 1.5 degrees. Although BAC has restricted financing for Arctic drilling and coal operations, it has not committed to halt financing for all new fossil fuel development that a net-zero commitment requires. According to the 2021 Banking on Climate Chaos report, BAC is the third-highest financier of companies expanding fossil fuels, and has dramatically increased financing for such companies since 2016. BAC acknowledges ”a range of risks associated with our current levels of fossil fuel financing” in its most recent Task Force on Climate-Related Financial Disclosures report, and references efforts to reduce emissions by ”engaging with clients and accelerating their progress toward low-carbon business models.”(3) The IEA’s 1.5 degree scenario, however, does not allow for any new fossil fuel development, which BAC continues to finance, irrespective of its engagement efforts.

Physical and transition risks from fossil fuel present increased credit, market, reputation, and operational risks to banks. Even short-term financing for carbon intensive activities today contribute to long-term financial and physical risks from climate change in the future: the IPCC’s 2021 report confirmed that historic and current emissions have locked in warming for the next two decades.

Public calls for an end to fossil fuel finance have grown, and could threaten BAC’s reputation, particularly if BAC is seen as not living up to its publicly stated commitments. For example, in September 2021, BAC and other large banks were called out in an op-ed by youth climate activists engaging in direct action to pressure banks to stop financing the expansion of fossil fuels.(4)

RESOLVED: Shareholders request the Company build upon its net zero commitment by adopting a policy by the end of 2022 in which the company takes available actions to help ensure that its financing does not contribute to new fossil fuel supplies that would be inconsistent with the IEA’s Net Zero Emissions by 2050 Scenario.

(1)	https://www.swissre.com/institute/research/topics-and-risk-dialogues/climate-and-natural-catastrophe-risk/expertise-publication-economics-of-climate-change.html.
(2)	https://www.iea.org/reports/net-zero-by-2050.
(3)	https://about.bankofamerica.com/content/dam/about/pdfs/task-force-climate-financial-disclosures-report.pdf.
(4)	http://www.teenvogue.com/story/banks-fund-fossil-fuels.

BANK OF AMERICA	98

Proposals 5-9: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 8 because:

•

We engage and partner with clients across energy, power, and other fossil fuel intensive sectors to share our expertise and perspectives, create positive and constructive dialogues with key stakeholders, and encourage and influence clients to consider their role in the transition to a low-carbon economy;

•	We are committed to achieving net zero emissions from our operations, supply chain and financing activities before 2050, in alignment with the Paris Agreement and climate science;

•	We are dedicated to supporting low-carbon energy sources through our lending, investments, products and services, and operations;

•	We have implemented a comprehensive environmental and social risk framework and robust mechanisms for managing environmental, social and financial risks across our enterprise; and

•

Our Board believes the policy requested by the proposal is unnecessary in light of our commitment to financing a low-carbon environment, our robust risk management programs and policies, and our net zero commitment.

The proposal requests that our company adopt a policy to ensure that our financing activity does not contribute to the development of new fossil fuel supplies. We understand and recognize our responsibility to help address and build resilience to climate change by using our expertise and resources, as well as our scale, to assist in accelerating the transition from a high-carbon to a low-carbon society. Our company supports the Paris Agreement on climate change, the importance of taking action to help keep global temperature rise this century to below 2°C above pre-industrial levels, and efforts to limit the temperature increase to no more than 1.5°C. Doing so will require the transformation of critical areas including energy, power, transportation, and real estate. In light of our ongoing efforts to finance the transition to a low-carbon environment, our robust environmental and social risk management programs, and our net zero commitment, our Board believes the policy change requested by the proposal is unnecessary and that its implementation would unduly restrain our ability to pursue our carefully considered and tailored climate strategy.

We engage and partner with clients across energy, power, and other fossil fuel intensive sectors to share our expertise and perspectives, create positive and constructive dialogues with key stakeholders, and encourage and influence clients to consider their role in the transition to a low-carbon economy. Our company is committed to improving the environment, and this commitment is integral to our global business model, the work we do with partners, and our focus on making our operations more sustainable, managing risks and governing our activities. Our ESG leadership is also part of how we drive sustainable Responsible Growth. We have a comprehensive, well-considered and pragmatic strategy for supporting the transition of energy and power systems toward a low-carbon future. As discussed below, our company is dedicated to supporting low-carbon energy sources through our lending, investments, products and services, and operations. In addition, we have implemented a comprehensive environmental and social risk framework and robust mechanisms for managing environmental, social and financial risks across our enterprise, which are discussed in more detail below.

A critical part of our strategy is strong engagement and partnership with clients across energy, power, and other sectors, including those that are fossil fuel intensive. Through this engagement, we are able to share our expertise and perspectives, engage in constructive dialogues with key stakeholders, and assist clients in their transition to a low-carbon economy.

A key element of this engagement is helping clients access the capital they need to affect this transition within their companies. Transitioning entire sectors of the economy before 2050 must be approached with urgency and yet thoughtfully. We acknowledge that some stakeholders desire this transition to occur much faster than others. We recognize this challenge but strive for a just transition in every dimension, including balancing the need to support traditional, affordable energy sources in the near-term with the recognition that emissions exacerbate risk in the longer term.

We are committed to achieving net zero emissions from our operations, supply chain and financing activities before 2050, in alignment with the Paris Agreement and climate science. Building on our longstanding support for the Paris Agreement, we have a goal to achieve net zero greenhouse gas (GHG) emissions in our financing activities, operations, and supply chain before 2050. We helped to launch the Net-Zero Banking Alliance (NZBA) in April 2021, and more than 100 financial institution members representing more than 40% of the world’s banking assets have since joined. The NZBA has set rigorous guidelines for members to follow in pursuit of their net zero commitments. The guidelines state that:

•	Banks shall set and publicly disclose long-term and intermediate targets to support meeting the temperature goals of the Paris Agreement;

•	Banks shall establish an emissions baseline and annually measure and report the emissions profile of their lending portfolios and investment activities;

•	Banks shall use widely accepted science-based decarbonization scenarios to set both long-term and intermediate targets that are aligned with the temperature goals of the Paris Agreement;

•	Banks shall regularly review targets to ensure consistency with current climate science;

•	Decarbonization scenarios shall:

•	Be from credible and well recognized sources,

•	Have no/low overshoot from the Paris Agreement’s 1.5°C pathway,

99	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

•	Make reasonable assumptions on carbon sequestration achieved through nature-based solutions and land use change,

•	Rely conservatively on negative emissions technologies, and

•	Where possible, minimize misalignment with other United Nations’ Sustainable Development Goals; and

•	Banks shall disclose the climate scenarios used to develop the targets and provide the rationale for why those scenarios were chosen.

Our company also joined the Partnership for Carbon Accounting Financials (PCAF) as a member of the Global Core Team. In collaboration with 15 other financial institutions, we participated in the development of the Global GHG Accounting and Reporting Standard for the Financial Industry, providing a consistent methodology to assess and disclose emissions associated with financing activities.

In line with our PCAF and NZBA commitments, we expect to begin to disclose our financed emissions no later than 2023 and we expect to set 2030 emission reduction targets that align with a 1.5°C pathway for a significant majority of emissions in our portfolio in 2024. We plan to announce our first set of emission reduction targets in 2022. As set forth in the NZBA guidelines, we will regularly review our targets so they remain consistent with current climate science.

In our work to execute on these commitments, we evaluate climate risks and opportunities, including those related to a transition to a low-carbon economy, through our environmental and social risk framework, and by conducting a range of scenario analyses to assess climate-related risks to our financial condition. More information on how we approach climate change-related risk and opportunities is available in our Task Force for Climate-related Financial Disclosures (TCFD) Report available on our website.(1) We will issue a new TCFD Report in 2022 with updates on progress towards our net zero commitment.

We are dedicated to supporting low-carbon energy sources through our lending, investments, products and services, and operations. As we work to achieve our net zero commitment, we are focused on financing the transition to a low-carbon environment. Our goal is to rebalance our portfolios over time and support the low-carbon economy. We expect to achieve this shift through engaging with our clients and accelerating their progress toward low-carbon business models, and through partnering with our clients to finance the adoption of low-carbon solutions. We are exploring innovative products that promote this transition, such as credit facilities that are structured to link pricing to a client’s carbon reduction efforts.

Our Environmental Business Initiative(2) will deploy and mobilize $1 trillion by 2030 to accelerate the transition to a low-carbon, sustainable economy, as part of a broader $1.5 trillion sustainable finance goal aligned to addressing the United Nations’ Sustainable Development Goals. Our multi-year financing commitment provides financial capital, along with significant intellectual capital, to develop solutions to climate change and other environmental challenges. It focuses on low-carbon energy, energy efficiency, and sustainable transportation, in addition to addressing other important areas like water conservation, land use and waste. We believe that our financing policies and practices strongly align with our net zero commitment and the Paris Agreement goal. Further, we also believe that our policy positions prohibiting Arctic drilling, prohibiting the construction or expansion of coal-fired plants, and prohibiting the financing of new thermal coal and expansion of existing mines support our climate goals and demonstrate our ongoing efforts to transition to a low-carbon economy by phasing out activities most appropriate to achieving our net zero commitment.

We have implemented a comprehensive environmental and social risk framework and robust mechanisms for managing environmental, social and financial risks across our enterprise. To provide oversight and rigor to these climate-related activities, we have established strong governance and control mechanisms. Our Board oversees climate-related risk and environmental, social and governance (ESG) matters, and receives reporting from management, including our Global Climate Risk Executive, on climate risk and our climate-related initiatives. Our Board’s Enterprise Risk Committee oversees all of our company’s risks, including climate and ESG risk. Further, our Board’s Corporate Governance, ESG and Sustainability Committee oversees our climate-related and ESG activities.

To further strengthen our oversight of ESG issues, we established our Global Environmental, Social and Governance Committee (ESG Committee), which is a management-level committee composed of senior leaders across every line of business and support function. The ESG Committee reports to our Board’s CGESC, and also reports to our Management Risk Committee and our Board’s Enterprise Risk Committee on matters related to environmental and social risk.

As part of our focus on ESG principles, we established our Environmental and Social Risk Policy Framework (ESRP Framework)(3) to provide additional clarity and transparency on how our company approaches environmental and social risks. The ESRP Framework governs our approach to climate-related risk management and already limits, and in some cases prohibits, financing of fossil fuel suppliers. The ESRP Framework is aligned with our Board-approved Risk Framework, which outlines the company’s approach to risk management and each employee’s responsibilities for risk management across the enterprise. As part of their duties, the ESG Committee and Management Risk Committee review and approve the ESRP Framework at least every two years. Our Risk Framework outlines the seven key risk types that we face—strategic, credit, market, liquidity, operational, compliance and reputational—and also addresses climate risk. Increasingly, environmental and social issues impact many of the seven key risk areas.

(1)

See Responsible Growth and a Low-Carbon Economy Bank of America’s Task force on Climate-related Financial Disclosures Report, available at https://about.bankofamerica.com/content/dam/about/pdfs/task-force-climate-financial-disclosures-report.pdf.

(2)	For more information on our Environmental Business Initiative, please visit https://about.bankofamerica.com/en/making-an-impact/environmental-sustainability.
(3)	Our Environmental and Social Risk Policy Framework is available at https://about.bankofamerica.com/assets/pdf/Environmental-and-Social-Risk-Policy-Framework.pdf.

BANK OF AMERICA	100

Proposals 5-9: Shareholder proposals

Managing environmental and social risks requires coordinated governance, clearly defined roles and responsibilities, and well-developed processes so these risks are identified, measured, monitored and controlled in a timely manner. As set out in our ESRP Framework, there are certain business activities that have increased investor, client, employee, and regulatory scrutiny. These transactions are evaluated through our Risk Framework, as are all transaction and client decisions, in the ordinary course of business. This process is client-specific, deal-specific, and subject to governance review. This process considers portfolio-level credit, operational, reputational, and other risks, including climate and concentration risk.

As part of our commitment to Responsible Growth and our focus on ESG principles, we have not participated in project finance for oil and gas exploration in the Arctic. The ESRP Framework prohibits direct financing of new thermal coal mines or the expansion of existing coal mines. By 2025, we will phase out all financing, including facilitating capital markets transactions and advising on mergers and acquisitions, of companies deriving 25% or more of their revenue from thermal coal mining, unless the company has a public commitment to align its business (across Scope 1, 2, and 3 emissions) with the goals of the Paris Agreement, and the transaction facilitates the diversification of that client’s business away from thermal coal. Our ESRP Framework also prohibits providing lending or capital markets or advisory services to coal extraction companies involved in mountain top removal mining. In addition, any transactions involving coal extraction are subject to enhanced due diligence, which includes review of evolving market dynamics, specific risks and regulations related to coal extraction and the client’s commitment, capacity and track record on ESG performance. Over the past several years, we have reduced exposure to companies focused on coal extraction, with pure play coal extraction now representing only $109 million, or 0.3% of our energy sector exposure, down nearly 85% from $762 million at fiscal year-end 2015.

Our Board believes the policy requested by the proposal is unnecessary in light of our commitment to financing a low-carbon environment, our robust risk management programs and policies and our net zero commitment.

Our Board believes our company, our shareholders, and our community are best served by our continued focus on executing our climate strategy. We are transparent about our comprehensive, well-considered and pragmatic strategy for supporting the transition of our energy and power systems toward a low-carbon future, and we publicly discuss our strategy in many public disclosures including our TCFD Report and ESRP Framework. We continue to make significant investments in financing the low-carbon transition through our Environmental Business Initiative and related programs and initiatives. In addition, as described above, our Board oversees our climate-related risks and opportunities, and we take a proactive approach to identifying and managing risks, which includes an ongoing and rigorous process for identifying the issues that are most significant to our company. We also have implemented robust risk oversight and management frameworks and policies with respect to environmental and social risks.

Our management, bankers and risk managers are well-positioned to analyze our overall exposures as well as individual transactions and react to the nuances and circumstances presented in each transaction, with overriding goals of achieving the GHG and net zero goals we have described above. Our Board is in the best position to provide oversight of our ESG commitments and progress toward achieving them.

Our Board believes that the policy change requested by the proposal is unnecessary and would restrict our company’s ability to implement our climate strategy, which we believe provides the most effective path for our company to address climate change.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 8).

Proposal 9: Shareholder proposal requesting a report on charitable donations

National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia 22046, has advised us that it intends to present the following resolution:

Request for Charitable Donation Disclosure

RESOLVED:

The shareholders request that Bank of America Corporation provide a report, published on the company’s website and updated semi-annually—and omitting proprietary information and at reasonable cost—that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.

This report shall include:

1.

Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;

2.	Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;

3.	Rationale for each of the charitable contributions.

To the extent reasonable and permissible, the report may include the type of information requested above for charities and foundations controlled or managed by the Company, including the Bank of America Charitable Foundation, Inc.

101	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

SUPPORTING STATEMENT:

Bank of America’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.

Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets. There is currently no single source providing shareholders the information sought by this resolution.

Our Board recommends a vote “AGAINST” Proposal 9 because:

•	We align our policies, practices, products, and programs, including our philanthropic initiatives, to deliver Responsible Growth;

•	Our philanthropic initiatives are focused on sharing our success with our communities;

•	We already provide extensive disclosure about our philanthropic activities on our company’s website, including information “by the numbers”; and

•	Given our existing disclosures on Responsible Growth and our philanthropic activities, the requested report is unnecessary.

The proposal requests that our company provide a report which discloses all charitable donations made by the company that exceed $999 annually. Our Board believes we already provide our shareholders with fulsome information about our charitable activities and the disclosure requested by the proposal would not provide meaningful new information to our shareholders. We have long operated our company to drive and deliver Responsible Growth. One of the ways we make Responsible Growth sustainable is by sharing our success with the communities we serve. This includes partnerships with nonprofit organizations to help drive economic opportunity and prosperity, and to support important local and societal priorities. We provide extensive disclosure regarding our philanthropic initiatives, our philanthropic commitments and other charitable activities and how they align to Responsible Growth on our website at https://about.bankofamerica.com/en/making-an-impact (including a link to reporting that discloses all charitable giving by our foundation), and through press releases and public filings so that we and our stakeholders can hold us accountable.

We align our policies, practices, products, and programs, including our philanthropic initiatives, to deliver Responsible Growth. Our company is guided by a common purpose to help make financial lives better, and we are dedicated to creating tangible value for our clients and the communities we serve. We have long operated our company to drive and deliver Responsible Growth, the fourth tenet of which is “we must grow in a sustainable manner.”

Our commitment to our stakeholders and communities is embedded in how we make Responsible Growth sustainable. By driving Responsible Growth, we help create jobs, develop communities, foster economic opportunity and mobility, and address some of the key challenges facing the world today. By sharing our success with our communities, we seek to elevate economic opportunity, which is a beneficial business strategy for us and our shareholders. This provides our customers more opportunity to use the services and products we can offer, helps us attract new customers, and contributes to job growth and prosperity. Our philanthropic initiatives are a component of our overall business strategies and deeply rooted in making Responsible Growth sustainable.

Our philanthropic initiatives are focused on sharing our success with our communities. In supporting and sharing our success with our communities, we have developed strong partnerships with nonprofit organizations addressing issues fundamental to economic mobility and social progress in low- and moderate-income communities. We focus on improving the lives of individuals and families by investing in basic needs, workforce development and education, while also strengthening broader community vitality by addressing needs related to affordable housing, small businesses, and neighborhood revitalization. Through our partnerships, we support vulnerable populations, including working families, youth and young adults out of school and work, seniors, individuals living with disabilities, veterans, and those impacted by the criminal justice system–enabling them to move forward toward their goals. We drive Responsible Growth by supporting our communities through initiatives to:

•

Advance economic mobility. We are committed to promoting economic mobility in the communities we serve through partnerships with nonprofits, our own charitable programs and the power of our employee volunteers.(1) To help communities thrive, we partner with Community Development Financial Institutions (CDFIs) and other nonprofits that know their local populations well. Our Neighborhood Builders program is one widespread way we work with these organizations to create sustainable change. We also support efforts that provide important services like affordable housing, workforce development and hunger relief. In addition, we support various art and cultural institutions that are vital to vibrant, successful communities. Our employees are also active in charitable efforts worldwide, helping offer stable housing through Habitat for Humanity and educating families on finances through Better Money Habits.

(1)	For more information on our efforts to advance economic mobility, please see our website at https://about.bankofamerica.com/en/making-an-impact/advancing-economic-mobility.

BANK OF AMERICA	102

Proposals 5-9: Shareholder proposals

•

Advance racial equality and economic opportunity. In response to ongoing challenges that people and communities of color face, Responsible Growth is working to advance racial equality and economic opportunity throughout many of our partnerships. In 2020 and 2021, we committed to fund $1.25 billion over a five-year timeframe to advance racial equality and economic opportunity. This work will span across the company, and include philanthropy, education, healthcare, sustainable finance through lending and investing, CDFIs and Minority Depository Institutions (MDIs) partnerships, our hiring practices, development of financing solutions for small businesses and more. We have committed over $450 million of our $1.25 billion commitment to four key areas across 93 U.S. markets and globally in support of: jobs initiatives in Black and Hispanic/Latino communities; community outreach and initiatives, including philanthropic support to underserved and minority communities adversely impacted by the global health and humanitarian crisis, and personal protection equipment to communities in need; direct equity investments to MDIs, plus over $100 million in deposits in MDIs to facilitate benefits across multiple states in the communities they serve through lending, housing, neighborhood revitalization, and other banking services; and proprietary equity investments in minority entrepreneurs, businesses and funds.

To advance economic mobility, The Bank of America Charitable Foundation (Foundation) issued two requests for proposals (RFPs) in 2022: economic mobility focused on the needs of individuals and families; and economic mobility focused on the needs of the broader community.

•

Economic Mobility focused on the needs of individuals and families. The COVID-19 pandemic has had a disproportionate impact on vulnerable populations who have experienced increased unemployment and higher levels of infection, and require attention on health and economic recovery as the world emerges from this crisis. We are partnering with organizations addressing the economic and social conditions that affect an individual’s health, access to community-based health services, crisis prevention tied to family stabilization programs, and other poverty related issues. We are also building pathways to employment by supporting a range of workforce development opportunities, including education, upskilling and reskilling programs.

•

Economic Mobility focused on the needs of the broader community. Vibrant communities are places where individuals can thrive and succeed and have the opportunity to live and work with safe, decent housing, transportation to jobs, strong business corridors, and thriving arts and culture districts. The importance of safe, decent housing is plainly understood, yet for many, access to affordable housing has become further out of reach while others struggle with the possibility of eviction, foreclosure and homelessness. That is why we support the efforts of organizations working to preserve and increase access to a mix of affordable housing options as well as other essential assistance. In response to the challenges small business owners face in today’s environment, we’re also supporting nonprofits assisting entrepreneurs, especially minority- and indigenous-owned, as they address their short-term needs and strengthen their overall recovery. In addition, we actively support local and regional revitalization efforts to create economic opportunity and livable neighborhoods.

Grant amounts vary by market and organization size. Organizations can apply online at www.bankofamerica.com/foundation by selecting Apply for a Grant.(2) Furthermore, significant charitable donations are made only after a process of internal reviews and payment controls.

We already provide extensive disclosure about our philanthropic activities on our company’s website, including information “by the numbers.” In addition to the disclosure we already provide about our philanthropic initiatives and commitments, the Foundation files a tax return annually on Form 990-PF with the IRS. The Foundation’s Form 990-PFs as filed with the IRS are accessible to the public and provide a listing of all charitable payments made from the Foundation to nonprofit organizations in all amounts, including matching gifts made in connection with employee giving. Our website has a link to the Foundation’s Form 990-PF and is available at [                    ].

We also provide extensive numerical disclosures about our philanthropic initiatives, commitments and activities on our company’s website at https://about.bankofamerica.com/en/making-an-impact, in our press releases, and in public filings. These quantitative disclosures demonstrate how our giving aligns with and drives Responsible Growth. We believe the level of disclosure we already provide through these channels is more relevant to shareholders than the above $999 level requested by the proposal. Given the overall dollar size and global scope of our philanthropic activities, we believe providing itemized disclosure at the level requested by the proponent—in amounts in excess of $999—would not provide information relevant or beneficial to shareholders, and instead would present such a vast amount of information as to be confusing for shareholders to parse through. Our current reporting provides relevant information to shareholders about how our philanthropic strategies align with Responsible Growth. Recent examples of our extensive “by the numbers” disclosure include information on pages 38 through 40 of this proxy statement, in our 2021 Annual Report, and in our press releases.

•	Example of press release disclosures from the fourth quarter of 2021 (additional press release disclosures are available on our company’s website at https://newsroom.bankofamerica.com/press-releases):

O	Bank of America Donates $1 Million to CHKD’s New Mental Health Hospital (Dec. 14, 2021)

O	Bank of America Donates $1 Million towards Kirk Kerkorian School of Medicine at UNLV (Dec. 1, 2021)

O	Bank of America Awards $1 Million Grant to Tampa’s Straz Center (Dec. 8, 2021)

O	Bank of America’s Native American Support Tops $17 Million Since 2020 (Nov. 30, 2021)

O	Bank of America Strengthens Commitment to the International African American Museum (to more than $1 million) (Nov. 16, 2021)

O	Bank of America Invests $10 Million in Johnson C. Smith University (Nov. 1, 2021)

O	Bank of America Announces Support of Local Organizations Through $22.1 Million Investment in 2021 Neighborhood Builders® and Neighborhood Champions (Oct. 18, 2021)

(2)	For more information on RFP grants, please see our website at https://about.bankofamerica.com/en/making-an-impact/charitable-foundation-grant-faq.

103	2022 PROXY STATEMENT

Proposals 5-9: Shareholder proposals

O	Bank of America Awards $1 Million Grant to Juxtaposition Arts (Sept. 10, 2021)

O	SRJC Construction Center receives $250K grant from Bank of America (Sept. 16, 2021)

Given our existing disclosures on our Responsible Growth and philanthropic activities, the requested report is unnecessary. As we have stated above, our philanthropic activities are one component of Responsible Growth: to have sustainable Responsible Growth we must share our success with our communities. The information we already make available on the company website regarding this commitment to our stakeholders and communities, including our philanthropic strategy and related activities, provides a fulsome, transparent description for our shareholders and other stakeholders to better understand the nature of our charitable activities and how they align with Responsible Growth.(3) This disclosure is supplemented by the granular details the Foundation already makes available to the IRS in the Form 990-PF, and which is available on our website. We have demonstrated the strategic considerations that are used in framing our overall philanthropic objectives and how these activities are synchronized in Responsible Growth. Our Board believes that adoption of the reporting requirements contemplated by the proposal would increase administrative costs, incur unnecessary expense, and impose inefficient procedures. Moreover, our Board believes that the additional disclosure requested by the proposal would either be duplicative of our existing disclosures or would not otherwise provide useful or meaningful additional information to or benefit our shareholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 9).

Shareholder proposals for our 2023 annual meeting

Shareholder proposals submitted for inclusion in the proxy statement for our 2023 annual meeting must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary no later than the close of business on November 7, 2022.

Pursuant to our proxy access Bylaw provision, one, or a group of up to 20 shareholders who, in aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no earlier than October 8, 2022 and no later than the close of business on November 7, 2022, assuming we do not change the date of our 2023 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2022 annual meeting.

If you would like to submit a matter for consideration at our 2023 annual meeting (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for that annual meeting, it must be received by our Corporate Secretary no earlier than the close of business on December 27, 2022 and no later than the close of business on February 10, 2023, assuming we do not change the date of our 2023 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2022 annual meeting. Any matter must comply with our Bylaws.

Finally, the deadline for providing notice to the company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the company’s advance notice bylaws for our 2023 annual meeting is February 25, 2023.

All shareholder proposals must be received by our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255 by the applicable dates specified above.

We encourage shareholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.

(3)	For more information, please see our website at https://about.bankofamerica.com/en/making-an-impact.

BANK OF AMERICA	104

Voting and other information

Voting and other information

Who may vote at the annual meeting?

You are entitled to vote at our annual meeting if, as of the close of business on March 1, 2022, you were a shareholder of record of the company’s common stock, Series B Preferred Stock, and Series 1, 2, 4, and 5 Preferred Stock (Series 1–5 Preferred Stock). As of March 1, 2022, the following shares were outstanding and entitled to vote:

Shares	Number of shares outstanding and entitled to vote
Common Stock	[●]
Series B Preferred Stock	[●]
Series 1 Preferred Stock	[●]
Series 2 Preferred Stock	[●]
Series 4 Preferred Stock	[●]
Series 5 Preferred Stock	[●]

Each share of our common stock and Series B Preferred Stock is entitled to one vote. Although each share of the Series 1–5 Preferred Stock is entitled to 150 votes, we do not have “dual-class” voting as all shareholders vote together without regard to class, except as otherwise required by law. Holders of the Series 1–5 Preferred Stock hold their shares through depositary receipts that each represent 1/1200th of a share of Series 1–5 Preferred Stock (or a vote representing 0.125 shares of our common stock). Therefore the aggregate vote represented by the Series 1–5 Preferred Stock is de minimis. As of the record date, the Series 1–5 Preferred Stock represent [●] votes, or approximately [●]% of the total eligible votes at the 2022 annual meeting of shareholders. We issued the Series 1–5 Preferred Stock as part of our merger with Merrill Lynch & Co., Inc., that became effective January 1, 2009, as required under Delaware law to holders of respective outstanding shares of Merrill Lynch series 1–5 preferred stock. Since the issuance of the Series 1–5 Preferred Stock in 2009, our company has not issued any additional shares of Series 1–5 Preferred Stock, does not have any current plans to issue any additional shares of Series 1–5 Preferred Stock, and redeemed the Series 3 Preferred Stock in 2018.

In accordance with Delaware law, for the 10 days prior to our annual meeting, a list of registered holders entitled to vote at our annual meeting will be available for inspection in the Office of the Corporate Secretary, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255. The list will also be available during our annual meeting for a purpose germane to the meeting.

When and how do I vote my shares?

You may vote prior to our annual meeting by submitting your proxy by internet, phone, or mail:

Go to www.proxyvote.com and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy

Call the phone number located on the top of your proxy card or voting instruction form (VIF) and following the voice prompts. You will need information from your proxy card to submit your proxy

Mark your vote on your proxy card or VIF, signing your name exactly as it appears on your proxy card, dating your proxy card or VIF, and returning it in the envelope provided

You may also vote during our annual meeting by logging into the virtual annual meeting website and vote by following the instructions provided on the website. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions.

•

Registered shareholders. If you are a registered shareholder and hold our stock directly (not through a bank, broker, or another nominee), your proxy must be received before the polls close at our annual meeting to be counted. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations. If other matters properly come before our annual meeting, the proxies will vote on these matters as they determine appropriate. You may revoke your proxy and change your vote at any time before the voting polls close at our annual meeting by submitting a properly executed proxy of a later date, a written notice of revocation (of your previously executed proxy) sent to our Corporate Secretary, or by voting at our virtual annual meeting (however, attending the meeting virtually, without voting, will not revoke a proxy). In addition, if you are a registered shareholder, you may vote by internet or phone no later than 11:59 p.m. Eastern time on April 25, 2022.

•

Beneficial shareholders. If you are a beneficial shareholder and hold our stock in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), voting by telephone and internet ends at 11:59 p.m. Eastern time on April 25, 2022. In addition, if you are a beneficial shareholder, and receive a VIF from your bank, broker or other nominee, you may vote by following the instructions provided by your bank, broker or other nominee. As a beneficial shareholder, if you do not provide voting instructions to your bank, broker, or other nominee, your shares will

105	2022 PROXY STATEMENT

Voting and other information

be treated as a “broker non-vote” with respect to Proposals 1, 2, 4 and 5 to 9, and may be voted in the discretion of your bank, broker, or other nominee solely on Proposal 3 as described under “What are the votes required to elect each director nominee and approve the other proposals?” below. You may revoke any voting instructions you provided by following the specific directions from your bank, broker, or other nominee to change or revoke any voting instructions you have already provided. Alternatively, you may also attend the virtual annual meeting and vote online during the meeting, which will replace any previous votes (however, attending the meeting virtually, without voting, will not revoke a proxy). If you have questions about voting your shares, please contact your bank, broker, or other nominee directly.

•

Employee shareholders. If you participate in The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan (collectively, the Plan), and your Plan account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the Trustee) by internet, telephone, or proxy card for the shares to be voted according to your instructions. The shares cannot be voted unless you provide voting instructions to the Trustee. Your voting instructions to the Trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the Plan is April 25, 2022, at 8:00 a.m., Eastern time. If you are an employee and you hold shares in multiple accounts, you may receive one proxy card covering all the shares in your accounts. If you receive one proxy card covering all the shares in your accounts, you must provide voting instructions by April 25, 2022, at 8:00 a.m., Eastern time to vote all the shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Is it important for me to vote my shares?

Your vote is important—we want to hear from you and all of our other shareholders. To express our appreciation for your participation, Bank of America will make a $1 charitable donation on behalf of every shareholder account that votes. “Householded” accounts for beneficial owners will be administered as a single account. For more information on “householding,” see “Eliminating duplicative proxy materials through ‘householding’” on the next page.

What are the requirements for Bank of America to hold the annual meeting?

In order to hold our annual meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B Preferred Stock, and the Series 1–5 Preferred Stock must be present or represented by proxy at the meeting. We intend to include as present: shares present but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker, or other nominee holding the shares.

What are the votes required to elect each director nominee and approve the other proposals?

Proposals for your vote	Votes required	Effect of abstentions	Effect of broker non-votes

Proposal 1: Electing directors	Majority of votes cast	No effect	No effect

Proposal 2: Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)	Majority of votes cast	No effect	No effect

Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2022	Majority of votes cast	No effect	Brokers have discretion to vote

Proposal 4: Ratifying the Delaware Exclusive Forum Provision in our Bylaws	Majority of votes cast	No effect	No effect

Proposals 5-9: Shareholder proposals	Majority of votes cast	No effect	No effect

•

Proposal 1: Electing directors. Our Bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors. If a nominee does not receive the required votes for election at our annual meeting, our Board, with the assistance of our Corporate Governance, ESG, and Sustainability Committee, will consider whether to accept the director’s offer of resignation, which is required to be tendered under our Corporate Governance Guidelines. Our Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after election results are certified.

•

Other proposals. Approval of Proposals 2, 3, 4 and 5 to 9 requires the votes cast in favor of each such proposal to exceed the votes cast against the proposal. Abstentions from voting and broker non-votes (excluding Proposal 3, for which brokers have discretion to vote) are not treated as votes cast and are not counted in determining the outcome of any of these proposals.

What other information do I need to know?

Cost of proxy solicitation. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use our directors or employees to solicit proxies either personally or by telephone, facsimile, mail, email, or other means. None of these directors or

BANK OF AMERICA	106

Voting and other information

employees will receive any additional or special compensation for soliciting proxies. In addition, we have engaged Georgeson LLC and Morrow Sodali LLC to assist us in soliciting proxies from banks, brokers, and other nominees at an estimated cost of $19,500 and $19,200, respectively, plus expenses. We also will reimburse banks, brokers, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

Eliminating duplicative proxy materials through “householding.” We deliver a single proxy statement and annual report with separate proxy cards, or separate Notices of Internet Availability, to multiple registered holders who share an address, unless we receive other instructions. If (i) you and another registered holder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy or (ii) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by contacting our transfer agent, Computershare Trust Company, N.A. , P.O. Box 505005, Louisville, KY 40233; toll free: 800-642-9855; or at www.computershare.com/bac.

If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

Attending our annual meeting

Why is this year’s annual meeting being held in a virtual-only format?

In support of the health and safety of our shareholders and employees, our Board has determined to hold our annual meeting solely by means of remote communication via audio webcast. This is often referred to as a “virtual annual meeting.” The webcast will allow all shareholders to join the meeting, regardless of location. We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings. As with an in-person meeting, you will be able to vote and ask questions during the meeting.

How can I participate in the annual meeting?

This year’s annual meeting will be conducted via audio live webcast. All holders of our common stock, Series B Preferred Stock, and Series 1–5 Preferred Stock as of the record date (March 1, 2022) are invited to attend our annual meeting.

Join the annual meeting by accessing the meeting website at www.virtualshareholdermeeting.com/BAC2022. You must enter the 16-digit control number found in the email or on the Notice of Internet Availability of Proxy Materials previously provided to notify you of the availability of our proxy materials, or on your proxy card or voting instruction form provided with our proxy materials. If the Notice of Internet Availability of Proxy Materials or voting instruction form that you received does not indicate that you may vote your shares through the http://www.proxyvote.com website, you should contact your bank, broker or other nominee (preferably at least 5 days before the meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in or vote at the meeting).

The annual meeting is scheduled to begin at 10:00 a.m., Eastern time, on Tuesday, April 26, 2022. Online access will begin at 9:45 a.m., Eastern time; we encourage you to access the meeting webcast prior to the start time. If you encounter difficulties joining the annual meeting webcast during check-in at the meeting time, please contact our voting intermediary, Broadridge, at 844-986-0822 or 303-562-9302. Rules of conduct for the annual meeting will be available once you access the meeting webcast and will also be available on our annual meeting website at https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting. A replay of the meeting will be posted on our Investor Relations website at http://investor.bankofamerica.com/ following the meeting.

How can I ask questions?

You can submit questions in writing to the virtual meeting website during the annual meeting. You must first join the meeting with your control number as described above in “How can I participate in the annual meeting?”, click on the “Q&A” tab, type the question into the

“Submit a question” field, and click “Submit.”

We intend to answer questions pertinent to company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal or customer related matters, that are not pertinent to annual meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the annual meeting will not be addressed during the meeting. Questions related to customer service will be referred to a customer service representative for a response. We encourage our clients to call 800-432-1000 for direct, personalized assistance or go to

https://www.bankofamerica.com/customer-service/contact-us/ for additional ways to contact us.

Will I be able to vote my shares during the annual meeting?

You will be able to vote your shares electronically during the annual meeting, except that if you hold shares through The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan, voting instructions for those shares must be submitted by April 25, 2022, at 8:00 a.m., Eastern time. Please see “What are the votes required to elect each director nominee and approve the other proposals?” for additional information on voting. As always, we encourage you to vote your shares prior to the annual meeting.

107	2022 PROXY STATEMENT

Appendix A: Reconciliation of GAAP and non-GAAP financial measures

Appendix A: Reconciliation of GAAP and non-GAAP financial measures

Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we believe that certain non-GAAP financial measures provide additional clarity in understanding our results of operations and trends as follows:

•	Total revenue of the corporation on a fully-taxable equivalent basis allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices
•

Certain results excluding debit valuation adjustment (DVA) losses provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

•

Certain ratios that utilize tangible equity present measures of those assets that can generate income. Return on average tangible common shareholders’ equity measures our net income applicable to common shareholders as a percentage of average tangible common shareholders’ equity. Tangible book value per common share represents ending tangible common shareholders’ equity divided by ending common shares outstanding.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company’s reported results prepared in accordance with GAAP.

For additional information about non-GAAP financial measures, see Supplemental Financial Data in Management’s Discussion and Analysis of the Financial Condition and Results of Operations on page 70 of our 2021 Annual Report on Form 10-K filed with the SEC on February 22, 2022.

Below is a reconciliation of GAAP and non-GAAP financial measures found on pages 57, 58, and 61.

	December 31
	2021 ($ in millions)	2020 ($ in millions)

Net income applicable to common shareholders	$30,557	$16,473

Reconciliation of average shareholders’ equity to average tangible common shareholders’ equity

Shareholders’ equity	$273,757	$267,309

Goodwill	(69,005)	(68,951)

Intangible assets (excluding mortgage servicing rights)	(2,177)	(1,862)

Related deferred tax liabilities	916	821

Tangible shareholders’ equity	203,491	197,317

Preferred stock	(23,970)	(23,624)

Tangible common shareholders’ equity	$179,521	$173,693

Reconciliation of year-end shareholders’ equity to year-end tangible common shareholders’ equity

Shareholders’ equity	$270,066	$272,924

Goodwill	(69,022)	(68,951)

Intangible assets (excluding mortgage servicing rights)	(2,153)	(2,151)

Related deferred tax liabilities	929	920

Tangible shareholders’ equity	199,820	202,742

Preferred stock	(24,708)	(24,510)

Tangible common shareholders’ equity	$175,112	$178,232

	December 31
	2021	2020

Ending common shares (in thousands)	8,077,831	8,650,814

Book value per share	$30.37	$28.72

Tangible book value per share	21.68	20.60

	December 31
	2021 ($ in millions)	2020 ($ in millions)

Sales and trading revenue	$15,189	$15,017

Net DVA losses	54	133

Sales and trading revenue, excluding net DVA	$15,243	$15,150

2022 PROXY STATEMENT	A-1

Appendix B: Bylaws Amendment

Appendix B: Bylaws Amendment

Article IX of Bank of America Corporation’s Bylaws was Amended by Adding the Following Section 6:

Section 6. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director, officer or other employee or agent of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these Bylaws (as any of the foregoing may be amended or restated from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be solely and exclusively brought in the Court of Chancery of the State of Delaware (or, if the Delaware Court of Chancery in the State of Delaware determines that it lacks jurisdiction over any such action or proceeding, another state or federal court located within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX, Section 6.

B-1	2022 PROXY STATEMENT